Exhibit 99.2

SECURITIES PURCHASE AGREEMENT

DATED AS OF MAY 22, 2012

BY AND AMONG

DIAMOND FOODS, INC.

AND

THE PURCHASERS NAMED HEREIN

i

5.	Representations and Warranties of Each Purchaser		21

	5.1	Organization	21
	5.2	Authorization	21
	5.3	No Conflict	21
	5.4	Consents	22
	5.5	Absence of Litigation	22
	5.6	Purchasers’ Financing	22
	5.7	Brokers	22
	5.8	Purchase Entirely for Own Account	22
	5.9	Investor Status	22
	5.10	Securities Not Registered	22

6.	Covenants		23

	6.1	CUSIPs	23
	6.2	Further Assurances	23
	6.3	Board Designees	23
	6.4	Standstill	26
	6.5	Financial Statements	27
	6.6	Certificates; Other Information	28
	6.7	Notices	30
	6.8	Payment of Obligations	30
	6.9	Preservation of Existence, Etc.	31
	6.10	Maintenance of Properties	31
	6.11	Maintenance of Insurance	31
	6.12	Compliance with Laws	31
	6.13	Books and Records	31
	6.14	Inspection Rights	31
	6.15	Compliance with Environmental Laws	32
	6.16	Material Contracts	32
	6.17	Compliance with Terms of Leaseholds	32
	6.18	Use of Proceeds	32
	6.19	Regulatory Matters	32
	6.20	Company Rights Plan	33
	6.21	Section 16 Matters	33
	6.22	Transfer Taxes	33
	6.23	Shares Issuable Upon Conversion or Exercise	33
	6.24	Allocation of Purchase Price	33
	6.25	Notices with Respect to Credit Facility	33
	6.26	Guaranties	34
	6.27	Preemptive Rights	34
	6.28	Certain Negative Covenants	37
	6.29	Offer to Repurchase Upon Change of Control	46
	6.30	Asset Sales	48

7.	Conditions Precedent		49

	7.1	Conditions to the Obligation of the Purchasers to Consummate the Closing	49
	7.2	Conditions to the Obligation of the Company to Consummate the Closing	50

8.	Events of Default and Remedies		50

	8.1	Events of Default	50
	8.2	Remedies Upon Event of Default	53
	8.3	Right to Cure Financial Covenant Defaults.	54

9.	Transfer of the Securities		54

	9.1	Transfer Restrictions	54
	9.2	Legends	56

10.	Termination		57

	10.1	Conditions of Termination	57
	10.2	Effect of Termination	57

11.	Miscellaneous Provisions		57

	11.1	Public Statements or Releases	57
	11.2	Interpretation	57
	11.3	Notices	57
	11.4	Severability	58
	11.5	Governing Law	58
	11.6	Waiver	59
	11.7	Expenses	59
	11.8	Assignment	59
	11.9	Confidential Information	60
	11.10	Third Parties	60
	11.11	Counterparts	60
	11.12	Entire Agreement; Amendments	60
	11.13	Indemnification	61
	11.14	Survival	61

Annexes

Annex A	Additional Defined Terms

Schedules

Schedule 4.2	Authorization; No Contravention
Schedule 4.3	Governmental Authorization; Other Consents
Schedule 4.5	Financial Statements; Material Adverse Effect
Schedule 4.6	Litigation
Schedule 4.7	No Default
Schedule 4.12	Subsidiaries; Equity Interests
Schedule 4.15	Compliance with Laws

Schedule 4.16	Intellectual Property; Licenses, Etc.
Schedule 4.18	Ownership of Property; Liens
Schedule 4.23	Common Stock

Exhibits

Exhibit A	Purchasers
Exhibit B	Form of Note
Exhibit C	Form of Warrant
Exhibit D	Form of Guaranty
Exhibit E	Form of Certificate of Designation
Exhibit F	Sample Gross Profits and Gross Margin Calculation
Exhibit G	Purchase Price Allocation
Exhibit H	Form of Registration Rights Agreement
Exhibit I	Form of Legal Opinion
Exhibit J	Waiver and Third Amendment to Credit Agreement

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of May 22, 2012, by and among Diamond Foods, Inc., a Delaware corporation (the “Company”), and the purchasers named in Exhibit A attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company has authorized the issuance of up to $150.0 million aggregate principal amount of its 12.0% Senior Notes due 2020 (the “Senior Notes”) and up to $75.0 million aggregate principal amount of its 12.0% Redeemable Senior Notes due 2020 (the “Redeemable Notes”, and with the Senior Notes, the “Notes”), pursuant to two or more Notes in the form attached hereto as Exhibit B and warrants to purchase up to 4,420,859 shares of Common Stock (the “Warrants”) in the form attached hereto as Exhibit C;

WHEREAS, the Company desires to issue and sell to the Purchasers pursuant to this Agreement, and each Purchaser, severally, desires to purchase from the Company the aggregate principal amount of Notes and Warrants exercisable for the number of shares as is set forth opposite its name in Exhibit A hereto;

WHEREAS, as a material inducement to the willingness of the Purchasers to enter into this Agreement, the Guarantors shall execute a Guaranty in the form attached hereto as Exhibit D (collectively, the “Guaranties”); and

WHEREAS, as a material inducement to the willingness of the Company to enter into this Agreement, upon the satisfaction of certain conditions, the Warrants shall be cancelled in accordance with their terms, and upon such cancellation, the Purchasers shall have the right to have the Company redeem $75.0 million in aggregate principal amount of the Redeemable Notes, upon which redemption all remaining Redeemable Notes in excess of the $75.0 million redeemed shall be exchanged for Senior Notes with the same principal amount, and the Company shall issue to the Purchasers a number of shares of Series A Preferred Stock (as defined herein) having an initial aggregate liquidation preference equal to $75.0 million;

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings (certain other terms have the meanings ascribed in Annex A hereto):

“Accounting Firm” shall mean a “big four” or other reputable independent accounting firm of nationally recognized standing reasonably satisfactory to the Company and the Purchasers (who shall not have any material relationship with the Company or the Purchasers).

“Adequate Assurance of Delivery” means Qualifying Walnuts either (a) physically received by the Company or (b) secured by contract, purchase order or other similar manner and held by other parties and designated for future delivery to the Company within fifteen days as evidenced in writing to the reasonable satisfaction of the Purchasers.

“Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person.

“Agreement” has the meaning set forth in the recitals hereof.

“Asset Sale” shall refer to any Disposition made pursuant to Section 6.28(e)(viii).

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

“Benefit Plan” or “Benefit Plans” shall mean employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, disability benefits, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, in any case, sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute for the benefit of their respective employees or former employees (or the spouses and/or beneficiaries thereof).

“Board of Directors” means the Board of Directors of the Company.

“Certificate of Designation” means the Certificate of Designation for the Series A Preferred Stock in the form attached hereto as Exhibit E.

“Change of Control” means an event or series of events by which: (a) any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 12 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of the Board of Directors or equivalent governing body on the first day of such period, (ii) whose election or nomination to the Board of Directors or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors or equivalent governing body or (iii) whose election or nomination to the Board of Directors or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of the Board of Directors or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors).

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” has the meaning set forth in Section 2.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

“Company” has the meaning set forth in the recitals hereof.

“Company Rights Plan” means that certain Rights Agreement, dated as of April 29, 2005, by and between the Corporation and Computershare Trust Company, N.A., a federally chartered trust company (f/k/a EquiServe Trust Company, N.A.), as Rights Agent, as amended.

“Confidential Information” has the meaning set forth in Section 11.9 hereof.

“Control” (including the terms “controlling”, “controlled by” and “under common control with”) with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means any shares of Common Stock that may be issued upon the exercise of the Warrants or upon the conversion of Series A Preferred Stock as provided for in the Certificate of Designation.

“Credit Agreement” means the Credit Agreement entered into as of February 25, 2010, among the Company, the lenders party thereto and Bank of America N.A as the administrative agent, swing line lender and L/C issuer as amended through the Third Amendment thereto, and as further amended-restated, or modified from time-to-time to the extent permitted by Section 10.01 thereof.

“Crop Year” means, with respect to any year, the twelve month period from August 1 of such year to July 31 of the following year.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Designee Termination Date” has the meaning set forth in Section 6.3(c) hereof.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan or Multiemployer Plan or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan under Section 4042 of ERISA; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan is considered, or is expected to be, “at-risk” or that any Multiemployer Plan is, or is expected to be, in “endangered or critical status” within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Event of Default” shall, with respect to the Notes, have the meaning ascribed to such term in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Excluded Securities” means shares of Common Stock issued or deemed issued (a) pursuant to employee benefit plans and compensation related arrangements approved by the Board of Directors (including any duly authorized committee or delegee thereof), (b) in connection with any acquisition of assets, merger, consolidation or other combination of the Company or a Subsidiary of the Company with another Person, or (c) in connection with the settlement of any litigation, investigation or legal proceeding (or threatened litigation, investigation or legal proceeding).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the National Association of Insurance Commissioners and any supranational bodies such as the European Union or the European Central Bank).

“Gross Margin” means the percentage calculated by dividing (x) Gross Profits from Qualifying Sales by (y) Qualifying Sales, determined consistent with the allocation and costing methodologies described in, or utilized in preparation of, the 2012-2014 financial projections provided by the Company to the Purchasers.

“Gross Profits from Qualifying Sales” means the gross profits attributable to Qualifying Sales, determined in and consistent with the allocation and costing methodologies described in, or utilized in preparation of, the 2012-2014 financial projections provided by the Company to the Purchasers.

“Guarantors” shall mean Kettle Foods Holdings, Inc., Kettle Foods, Inc., DFKA, LTD., Lion/Stove Luxembourg Investment 2 Sarl and DFKA Holdings Limited.

“HSR Act” has the meaning set forth in Section 3.2(c) hereof.

“Intellectual Property” means all intellectual property rights and related priority rights, arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including: (a) all patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (b) all trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof; (c) all copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof; and (d) all confidential and proprietary information or non-public discoveries, concepts, ideas, research and development, technology, software, know-how, formulae, inventions, trade secrets, compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Majority of the Notes” shall mean holders of Notes that Beneficially Own over 50% of the aggregate principal amount of the then outstanding Notes.

“Material Adverse Effect” means such facts, circumstances, events or changes that are, individually or in the aggregate, materially adverse to (a) the business, condition (financial or otherwise), assets or continuing operations of the Company and its Subsidiaries taken as a whole or (b) the Company’s ability to perform its obligations under this Agreement, but shall not include facts, circumstances, events or changes consisting of, or resulting from, the matters disclosed to the Purchasers prior to the date hereof.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $5,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate makes or is obligated to make contributions or has any liability (whether actual or contingent).

“Notes” have the meanings set forth in the recitals hereof.

“Obligations” shall, with respect to the Notes, mean all advances to, and debts, liabilities, obligations, covenants and duties of, the Company arising under the Notes, including the payment of principal, premium, if any, and interest on the Notes and all other obligations of the Company to the holders of the Notes, in accordance with the terms hereof and thereof.

“Own” in the context of the Securities shall mean bearing all or substantially all economic risk of loss or appreciation (less a fixed or floating interest rate return with respect to the Notes) in the value of, and any profit (less a fixed or floating interest rate return with respect to the Notes) derived from a transaction in, such Securities.

“Ownership Ratio” shall mean, as to a Purchaser at the time of determination, the percentage obtained by dividing the number of shares of Common Stock Beneficially Owned by such Purchaser on a fully diluted as if converted and exercised basis, at such time by the aggregate number of shares of Common Stock outstanding on a fully diluted as if converted and exercised basis at such time.

“PBGC” means the Pension Benefit Guaranty Cooperation

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in (a) with respect to plan years ending prior to the effective date of the Pension Protection Act of 2006, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act of 2006, and (b) thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (other than a Multiemployer Plan) that is sponsored, maintained or contributed to by the Company or any ERISA Affiliate, or to which the Company or any ERISA Affiliate has an obligation to contribute, and is covered by Title IV of ERISA and/or is subject to the minimum funding standards under Section 302 of ERISA or Section 412 of the Code.

“Permitted Transfer” has the meaning set forth in Section 9.1(a) hereof.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Purchaser” and “Purchasers” have the meanings set forth in the recitals hereof.

“Purchaser Adverse Effect” has the meaning set forth in Section 5.3 hereof.

“Purchasers with Board Rights” shall mean either (a) Purchasers holding over 50% of the aggregate principal amount of the outstanding Notes or (b) in the event that there are no Notes outstanding and no shares of Series A Preferred Stock outstanding, Purchasers holding Warrants that represent the right to purchase a number of shares of Common Stock that is over 50% of the total number of shares of Common Stock issuable upon the exercise of all Warrants.

“Qualifying Sales” means net sales in the “Culinary and Retail In-Shell” and “Total Non-Retail” categories as defined for purposes of the information set forth in Note 12 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the period ended July 31, 2011, which was filed on or around September 15, 2011.

“Qualifying Walnuts” means walnuts of substantially the same overall variety, quality, grade, suitability for sale as in-shell, shelling quality and insect classification as walnuts purchased by the Company in the ordinary course of its business consistent with industry standards and the Company’s past practice.

“Registration Rights Agreement” has the meaning set forth in Section 7.1(d) hereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Representatives” has the meaning set forth in Section 11.9 hereof.

“Restricted Period” has the meaning set forth in Section 9.1(a) hereof.

“Rights” shall have the meaning given thereto in the Company Rights Plan (or the comparable right under any successor or substitute shareholder rights plan).

“SEC” shall mean the Securities and Exchange Commission.

“SEC Reports” means the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2011, as amended, the Company’s Proxy Statement on Schedule 14A, filed on November 26, 2011, for its 2011 Annual Meeting of Stockholders, and any Current Reports on Form 8-K filed by the Company on or after July 31, 2011, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities” shall mean the Notes and Warrants, and, if issued, the Series A Preferred Stock and Conversion Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Series A Preferred Stock, par value $0.001 per share, of the Company having the rights, preferences and privileges set forth in the Certificate of Designation.

“Special Redemption and Exchange” has the meaning set forth in Section 3.1 hereof.

“Special Redemption and Exchange Cutoff Date” means the first date on which less than $75.0 million of the Notes remain outstanding.

“Standstill Termination Date” means the later of (a) three years after the date of this Agreement, (b) six months after the Designee Termination Date or (c) if the Special Redemption and Exchange has occurred, such time as funds affiliated with Oaktree Capital Management, L.P. or their Affiliates, collectively, do not own (i) at least 187,500 shares of Series A Preferred Stock (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series A Preferred Stock or dividends declared in shares of such stock) and (ii) a majority of the Series A Preferred Stock outstanding.

“Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax Returns” shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Taxes” shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Threshold Amount” means $11,000,000.

“Transaction Agreements” shall mean this Agreement, the Registration Rights Agreement, the Notes, the Warrants, the Guaranties and the Certificate of Designation.

“Transfer” has the meaning set forth in Section 9.1(a) hereof.

“Voting Stock” means securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto and, for the sake of clarity, shall include the Series A Preferred Stock.

2. Authorization, Purchase and Sale of Securities.

2.1 Authorization, Purchase and Sale. The Company has authorized the sale and issuance to the Purchasers of the Securities. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser, severally, shall purchase from the Company: (i) the aggregate principal amount of the Notes and (ii) warrants exercisable for a number of shares of Common Stock, each as set forth opposite the name of such Purchaser under the headings “Principal Amount of Senior Notes to be Purchased”, “Principal Amount of Redeemable Notes to be Purchased” and “Shares of Common Stock Subject to Warrant to be Issued”, respectively, on Exhibit A hereto, at a purchase price equal to 97% the principal amount of Notes purchased.

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 7 of this Agreement, the closing of the purchase and sale of the Notes and the Warrants (the “Closing”) shall take place at the offices of Fenwick & West LLP, 555 California Street,

12th Floor, San Francisco, California on or prior to May 31, 2012 (the “Closing Date”). At the Closing, the Company shall deliver to each Purchaser (i) two or more Notes (including at least one representing the Senior Notes and one representing the Redeemable Notes purchased pursuant to this Agreement) and (ii) one or more Warrants, in the aggregate principal amount and number of shares of Common Stock, respectively, as set forth opposite such Purchaser’s name on Exhibit A, in each case against payment to the Company of the purchase price therefor by wire transfer to the Company of immediately available funds to an account to be designated by the Company at least one business day prior to the Closing.

3. Special Redemption and Exchange.

3.1 Purchaser’s Option. Upon the terms and subject to the satisfaction or waiver of all of the conditions set forth in this Section 3, the Purchasers shall have the right, in their sole and absolute discretion, to cause the Company to (i) redeem $75.0 million in aggregate principal amount of the Redeemable Notes, upon which redemption all remaining Redeemable Notes in excess of the $75.0 million redeemed shall be exchanged for Senior Notes with the same principal amount, and (ii) issue to the Purchasers a number of shares of Series A Preferred Stock having an initial aggregate liquidation preference equal to $75.0 million (the “Special Redemption and Exchange”).

3.2 Conditions. The Purchasers’ right to effect the Special Redemption and Exchange is subject to the satisfaction or waiver of each of the following conditions:

a.	the Company shall have received Adequate Assurance of Delivery of an aggregate of 125 million pounds or more of Qualifying Walnuts for the 2012 Crop Year by December 31, 2012;

b.	the Company shall have generated (i) Gross Profits from Qualifying Sales of $54.4 million or more during the six months ended January 31, 2013 and (ii) Gross Margin on such sales of 14.9% or more during the six months ended January 31, 2013;

c.	with respect to the Series A Preferred Stock issuable in connection with the Special Redemption and Exchange, the waiting period specified in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), including any extensions thereof, shall have expired or otherwise terminated, and neither the Purchasers nor the Company shall be subject to any injunction or temporary restraining order against consummation of the Special Redemption and Exchange;

d.	the Special Redemption and Exchange Cutoff Date shall not have occurred; and

e.	the Company shall have prepared and delivered to the Purchasers on or before March 1, 2013, (i) a statement (the “Statement”), including reasonably detailed supporting documentation and a calculation in the form of the Sample Gross Profits and Margin Calculation attached hereto as Exhibit F, showing the Company’s calculation of Gross Profit from Qualifying Sales and Gross Margin evidencing the satisfaction of the conditions set forth in Section 3.2(b), and (ii) a certificate (the “Certificate”) of the Chief Financial Officer of the Company certifying (a) that the conditions set forth in Section 3.2(a) and Section 3.2(b) have been satisfied, including supporting documentation of Adequate Assurance of Delivery, and (b) that the Statement is accurate and complete in all material respects.

3.3 Notice; Acceptance or Dispute.

a.	Within 10 business days of receipt by the Purchasers of the Statement and the Certificate, the Purchasers shall deliver a written notice to the Company of either (i) an acceptance of the Statement and the Certificate (the “Purchasers’ Acceptance”), or (ii) any dispute the Purchasers have with respect to the Statement or the Certificate (the “Purchasers’ Objection”). Delivery of the Purchasers’ Acceptance or failure to deliver either a Purchasers’ Acceptance or Purchasers’ Objection within 10 business days of receipt by the Purchasers of the Statement and the Certificate (the “Review End Date”) shall be conclusive evidence of the satisfaction of the conditions contained in Section 3.2(a) and Section 3.2(b).

b.	In the event of a timely delivered Purchasers’ Objection, Purchasers and the Company shall negotiate in good faith to resolve a dispute regarding the Statement. If the Purchasers and the Company, notwithstanding such good faith effort, fail to resolve such dispute within three business days after delivery of the Purchasers’ Objection, then the Purchasers and the Company shall promptly engage the Accounting Firm to resolve such dispute. The Accounting Firm shall promptly review this Agreement and the Statement for the purpose of determining whether the conditions set forth in Section 3.2(b) have been satisfied. In making such determination, the Accounting Firm will only consider those items or amounts disputed in the Purchasers’ Objection which remain in dispute and shall not resolve any amounts in dispute such that the resolution is greater than the greatest amount proposed by either of the parties or less than the least amount proposed by either of the parties. As soon as practicable thereafter, and in any event by April 15, 2013, the Purchasers and Company shall cause the Accounting Firm, acting as an expert and not an arbitrator, to render a decision as to whether the conditions set forth in Section 3.2(b) have been satisfied. The Accounting Firm’s decisions shall be final and binding upon the Purchasers and the Company. All fees and expenses related to the engagement of the Accounting Firm shall be paid by the losing party, as determined by the Accounting Firm.

c.	The Company shall cooperate with the Purchasers and their respective officers, employees, attorneys, accountants (including any outside accountants engaged specifically to assist the Purchasers in connection herewith) and other agents, make available working papers, accounting records and personnel and, generally, do such other reasonable acts and things in good faith as may be necessary to assist the Purchasers in connection with this Section 3.3.

d.	The earliest of (i) the date of delivery of the Purchasers’ Acceptance , (ii) the Review End Date, if no Purchasers’ Acceptance of Purchasers’ Objection has been delivered by that date or (iii) May 1, 2013 or such later date when any dispute over Section 3.2(a) has been resolved and the Accounting Firm renders a decision pursuant to Section 3.3(b) that the conditions set forth in Section 3.2(b) have been satisfied is the “Satisfaction Date”. On the Satisfaction Date, the Warrants shall be cancelled in accordance with their terms. The date on which the Special Redemption and Exchange is effected is sometimes referred to herein as the “Redemption and Exchange Date”.

3.4 Redemption of Notes, Cancellation of Warrants and Issuance of Series A Preferred Stock. Subject to and upon the terms and conditions set forth in this Agreement, the Notes, the Warrants and the Certificate of Designation, as applicable, on the Redemption and Exchange Date, (i) the Company shall redeem from each Purchaser the principal amount of Redeemable Notes set forth opposite the name of such Purchaser under the heading “Principal Amount of Redeemable Notes to be Purchased” on Exhibit A hereto, (ii) with respect to each such Purchaser, the Company shall exchange all Redeemable Notes not redeemed under clause (i) above and all accrued and unpaid interest thereon for Senior Notes with a principal amount equal to such principal and interest amounts and (iii) the Company shall issue to each Purchaser certificates evidencing the number of shares of Series A Preferred Stock set forth opposite the name of such Purchaser under the heading “Shares of Series A Preferred Stock to be Issued” on Exhibit A hereto.

3.5 Penalty. If the Purchasers have not elected to effect the Special Redemption and Exchange within five business days of the Satisfaction Date, then from that date until the Purchasers make such election (or if such election has not been made within 30 days of the Satisfaction Date, then until the maturity of the Notes) (such period, the “Penalty Period”), (i) the interest per annum on the Notes shall be reduced to 10% per annum, (ii) the Company may prepay all (but not part) of the principal amount outstanding under the Notes at a price equal to 100% of such outstanding principal amount plus all accrued and unpaid interest to the date of prepayment and (iii) the Purchasers shall not be entitled to the Board Designees under Section 6.3.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

4.1 Existence, Qualification and Power. The Company and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Agreement and the other Transaction Agreements to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization; No Contravention. The execution, delivery and performance by the Company and each Guarantor of this Agreement and the other Transaction Agreements to which the Company and the Guarantors are party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of the Company’s certificate of incorporation or bylaws or the organizational documents of any of the Company’s Subsidiaries; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) the Credit Agreement, as amended on the Closing Date, (ii) any Material Contracts to which the Company or any of its Subsidiaries is a party or affecting the Company or any Subsidiary or the property of the Company or any Subsidiary or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (c) violate any law.

4.3 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any Guarantor of this Agreement or any other Transaction Agreements or for the consummation of the transactions contemplated hereby and thereby (the “Transactions”), other than the expiration or termination of any applicable waiting periods under the HSR Act or any applicable requirements under foreign law in connection with the issuance of Conversion Shares upon the exercise of the Warrants or the issuance of the Series A Preferred Stock, if applicable.

4.4 Binding Effect. This Agreement has been, and each other Transaction Agreement, when delivered hereunder, will have been, duly executed and delivered by the Company and each Guarantor, as applicable. This Agreement constitutes, and each other Transaction Agreement when so delivered will constitute, a legal, valid and binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.

4.5 Financial Statements; No Material Adverse Effect

a.	Except as set forth in Schedule 4.5(a) or as otherwise provided to you prior to the date hereof, the financial statements included in the SEC Reports (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and, for the quarterly financial statements, to the absence of footnotes and normal year-end audit adjustments; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness to the extent required by GAAP.

b.	Except as set forth in Schedule 4.5(b), since July 31, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

4.6 Litigation. Except as set forth in Schedule 4.6 hereto, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Transaction Agreement, or the consummation of the Transactions, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. Except as set forth in Schedule 4.7 hereto, neither the Company, nor any Subsidiary of the Company is in default under or with respect to any contractual obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and no default has occurred and is continuing or would result from the consummation of the Transactions.

4.8 Environmental Compliance.

a.	The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems (“Environmental Laws”) and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

b.	Except as could not reasonably be expected to have a Material Adverse Effect, there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law (“Hazardous Materials”) are being or have been treated, stored or disposed on any property currently owned or operated by the Company or any of its Subsidiaries or, to the best of the knowledge of the Company, on any property formerly owned or operated by the Company or any of its Subsidiaries.

c.	The Company and its Subsidiaries are in compliance with OSHA requirements respecting friable asbestos and asbestos containing materials, if any, located on any property currently owned or operated by the Company or any of its Subsidiaries or any portion thereof, except where non-compliance could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

d.	All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by the Company or any of its Subsidiaries has been generated, used, treated, handled, stored, transformed and disposed of in compliance with Environmental Laws, except where non-compliance, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.9 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates.

4.10 Taxes. The Company and its Subsidiaries have filed all federal, state and other material Tax Returns and reports required to be filed, and have paid all Federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither the Company nor any Subsidiary thereof is a party to any Tax sharing agreement with any Person that is not a direct or indirect wholly-owned Subsidiary of the Company.

4.11 ERISA Compliance.

a.	Each Benefit Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Benefit Plan (including any Pension Plan) that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the Benefit Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

b.	There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Benefit Plan (including any Pension Plan), that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Benefit Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

c.

(i) No ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the

Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Cooperation other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Multiemployer Plan or Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Multiemployer Plan or Pension Plan.

d.	With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by the Company or any Subsidiary of the Company that is not subject to United States law (a “Foreign Plan”):

i.	any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

ii.	the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

iii.	each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

e.	Neither the sale and issuance of the Securities nor the consummation of the Transactions will constitute or result in a “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4795 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) or violation under any applicable similar laws.

4.12 Subsidiaries; Equity Interest. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 4.12, and all of the outstanding equity interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned (directly or indirectly) by the Company in the amounts specified on Part (a) of Schedule 4.12 free and clear of all Liens. As of the Closing Date, the Company has no equity investments in any other corporation or entity other than (i) those specifically disclosed in Part (b) of Schedule 4.12 and (ii) investments in Subsidiaries. All of the outstanding equity interests in the Company have been validly issued and are fully paid and non-assessable.

4.13 Margin Regulations; Investment Company Act.

a.	The Company and its Subsidiaries are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

b.	None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

4.14 Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Company or its Subsidiaries to the Purchasers in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or under any other Transaction Agreements (in each case, as modified or supplemented by other information so furnished prior to the date hereof) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.15 Compliance with Laws. Except as set forth in Schedule 4.15 hereto, the Company and each of its Subsidiaries is in compliance in all material respects with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.16 Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other Intellectual Property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to own or possess the right to use any such IP Rights would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, except where such infringement would not reasonably be expected to have a Material Adverse Effect.

4.17 Solvency. The Company and each Guarantor is, and after giving effect to the Transactions will be, solvent.

4.18 Ownership of Property; Liens.

a.	The Company and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

b.	Schedule 4.18(b) sets forth a complete and accurate list of all Liens on the property or assets of the Company and each of its Subsidiaries as of the date hereof, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Company or its Subsidiary subject thereto. The property of the Company or its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 4.18(b), and as otherwise permitted by Section 6.28(a).

c.	Schedule 4.18(c) sets forth a complete and accurate list of all real property owned by the Company and its Subsidiaries as of the date hereof, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. The Company and its Subsidiaries have good, marketable and insurable fee simple title to the real property owned by the Company and its Subsidiaries, free and clear of all Liens, other than Liens created or permitted by the Loan Documents, as such term is defined in the Credit Agreement.

d.	Schedule 4.18(d) sets forth a complete and accurate list as of the date hereof of all leases of real property under which any of the Company or its Subsidiaries is a lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

e.	Schedule 4.18(e) sets forth a complete and accurate list of all leases of real property under which the Company or a Subsidiary of the Company is the lessor, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

f.	Schedule 4.18(f) sets forth a complete and accurate list of all investments held the Company or any of its Subsidiary on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

4.19 Brokers. Other than Dean Bradley Osborne, neither the Company nor any of its Subsidiaries has retained, utilized or been represented by any broker or finder in connection with the Transactions.

4.20 Securities Not Registered. The Company understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by the Purchasers unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Company understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.21 Capitalization.

a.	As of May 19, 2012, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 22,115,352 shares are issued and outstanding and 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding. As of the close of business on May 19, 2012 (the “Capitalization Date”), (i) 22,115,352 shares of Common Stock were issued and outstanding, (ii) there were 2,036,052 shares of Common Stock reserved for issuance upon exercise of outstanding options to acquire shares of Common Stock and (iii) 1,028,588 additional shares of Common Stock were reserved for issuance for future grants pursuant to the Company’s Benefit Plans. All shares of Common Stock outstanding as of the date of this Agreement, and all shares of Common Stock reserved for issuance set forth in clauses (ii) and (iii) of the foregoing sentence, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive or similar rights. Since the Capitalization Date through the date hereof, the Company has only issued options or other rights to acquire Common Stock in the normal course of business consistent with past practice, and the Company has not issued any shares of capital stock. No Subsidiary of the Company owns any Common Stock.

b.	Except as set forth in the Transaction Agreements, the Company has not granted to any Person the right to require the Company to register Common Stock on or after the date of this Agreement.

4.22 Valid Issuance.

a.	The Notes and Warrants will, upon issuance pursuant to the terms hereof and upon payment therefore, be valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Assuming the accuracy of the Purchasers’ representations contained herein, the Notes and Warrants will be issued in compliance with all applicable state and federal securities laws.

b.	The Conversion Shares to be issued upon exercise of the Warrants or upon the conversion of the Series A Preferred Stock, as applicable, have been duly authorized, and when issued will be validly issued, fully paid and non-assessable, will be free of restrictions on transfer other than restrictions under this Agreement, the Registration Rights Agreement and under applicable state and federal securities laws and will be free of pre-emptive or similar rights. Assuming the accuracy of the Purchasers’ representations contained herein, the Conversion Shares will be issued in compliance with all applicable state and federal securities laws.

4.23 Common Stock. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Global Select Market. Except as set forth on Schedule 4.23, there is no action pending to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from the Nasdaq Global Select Market, nor has the Company received any written notification that the SEC or the Nasdaq Global Select Market is currently contemplating terminating such registration or listing.

4.24 General Solicitation; No Integration. Neither the Company nor any other Person authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes and Warrants to be issued, or the Series A Preferred Stock and Conversion Shares issuable, pursuant to this Agreement.

4.25 Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under the Company Rights Plan or any other rights agreement) or other similar anti-takeover provision under the certificate of incorporation or bylaws of the Company or the laws of the State of Delaware, including Section 203 of the Delaware General Corporation Law, that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Agreements, including as a result of the issuance or ownership of the Notes, Warrants and the Conversion Shares, as the case may be, contemplated by this Agreement.

5. Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with the other Purchasers, represents and warrants to the Company as follows:

5.1 Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

5.2 Authorization. Such Purchaser has all requisite corporate or similar power to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the Transactions has been taken. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their respective execution by such Purchaser and the other parties thereto and assuming that they constitute legal and binding agreements of the Company, each of the other Transaction Agreements to which such Purchaser will be a party will constitute a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3 No Conflict. The execution, delivery and performance of the Transaction Agreements by such Purchaser and the consummation of the Transactions will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, credit facility, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (a “Purchaser Adverse Effect”).

5.4 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the Notes and the consummation of the Transactions have been obtained or made, other than (i) the expiration or termination of any applicable waiting periods under the HSR Act or any applicable requirements under foreign law in connection with the issuance of Conversion Shares upon the exercise of the Warrants or the issuance of the Series A Preferred Stock, if applicable, and (ii) such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

5.5 Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to such Purchaser’s knowledge, threatened by or before any governmental body against such Purchaser which, individually or in the aggregate, would reasonably be expected to have a Purchaser Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon such Purchaser that would reasonably be expected to have a Purchaser Adverse Effect.

5.6 Purchasers’ Financing. At the Closing, such Purchaser will have all funds necessary to pay to the Company the purchase price for the Securities being purchased by such Purchaser hereby in immediately available funds.

5.7 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the Transactions whose fees the Company would be required to pay (other than pursuant to the reimbursement of expenses provisions of Section 11.7 hereof).

5.8 Purchase Entirely for Own Account. Such Purchaser is acquiring the Securities for its own account and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act.

5.9 Investor Status. Such Purchaser certifies and represents to the Company that such Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser’s financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

5.10 Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

6. Covenants.

6.1 CUSIPs. The Company will use its reasonable best efforts to obtain all necessary Committee on Uniform Securities Identification Procedures numbers (CUSIP numbers) for the Notes required for creating a market in Notes traded pursuant to Rule 144A under the Securities Act or which are not “restricted securities” for purposes of Rule 144 under the Securities Act. Each Purchaser will provide all reasonable assistance and cooperation as may be requested by the Company to effectuate the intent and purposes of this Section 6.1.

6.2 Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement and the other Transaction Agreements, subject to the terms and conditions hereof and thereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. The parties hereto agree to promptly, upon request by the Company or the Purchasers, as applicable, correct any material defect or error that may be discovered in any Transaction Agreement.

6.3 Board Designees.

a.

The Purchasers with Board Rights shall have the right to nominate, pursuant to the terms and subject to the conditions of this Section 6.3, two nominees to the Company’s Board of Directors (the “Board Designees”); provided, however, that no such appointment shall be required unless such nominee shall (i) be qualified and suitable to serve as a member of the Board of Directors under all applicable corporate governance policies or guidelines of the Company and the Board of Directors, each as interpreted and applied in good faith, and applicable legal, regulatory and stock market requirements, (ii) meet the independence requirements of Section 5605 of the Marketplace Rules of the NASDAQ Stock Market or any successor thereto with respect to the Company; provided that the board seats, covenants and agreements contemplated by this Agreement (and payments made pursuant hereto) and ownership of any Notes, Warrants, Series A Preferred Stock or Conversion Shares by the Purchasers or any Affiliates of the Purchasers shall not be considered for the purpose of the application of such independence requirements, (iii) for Board Designees that are not full-time advisors, consultants, general partners, managing directors, principals or employees of any Purchaser or an Affiliate of any Purchaser, or Chief Executive Officers or directors of any portfolio company of any Purchaser or an Affiliate of any Purchaser, be acceptable to the Board of Directors (including the Nominating and Governance Committee of the Board of Directors) in its good faith discretion. The Purchasers with Board Rights will take all necessary action to cause any nominee for Board Designees to make himself or herself reasonably available for interviews, to consent to such reference and background checks or other investigations and to provide such information (including information necessary to determine the nominee’s independence status under various requirements and institutional investor guidelines as well as information necessary to determine any disclosure obligations of the Company) as the Board of Directors or its Nominating and Governance Committee may reasonably request. As of the date hereof, the Purchasers with Board Rights have designated Matthew Wilson and Dean Hollis as nominees for Board Designee and the parties hereto agree that such nominees meet the requirements set forth in the proviso to the first sentence of this Section 6.3(a). On the Closing Date, Matthew Wilson and Dean Hollis shall be appointed as Board Designees to the Board of Directors with Mr. Hollis serving in Class I and Mr. Wilson serving in Class II. Provided that the Board Designees then meet the requirements set forth in the first sentence of this Section 6.3(a), the Company shall nominate each Board Designee for re-election as a director at the end of each term of such Board Designee as part of the slate proposed by the Company that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of the Board of Directors. In the event that any Board Designee ceases to be a member of the Board of Directors, the Purchasers with Board Rights may select another person as a nominee for Board Designee to fill the vacancy created thereby and, if the Board of Directors determines that such nominee meets the criteria set forth in the first sentence of this Section 6.3(a), such nominee shall become a Board Designee and shall be appointed to fill such vacancy.

b.	The Board Designees shall be subject to the policies and requirements of the Company and its Board of Directors, including the Company’s Code of Conduct and Ethics for Employees, Officers and Directors, in a manner consistent with the application of such policies and requirements to other members of the Board of Directors. The Company shall indemnify the Board Designees and provide the Board Designees with director and officer insurance to the same extent it indemnifies and provides insurance for the members of the Board of Directors pursuant to its organizational documents, applicable law or otherwise. All Board Designees shall be compensated for their service and reimbursed for expenses related to such service consistent with the Company’s policies for director compensation and reimbursement; provided, that Board Designees that are full-time employees of the Purchasers or an Affiliate of the Purchasers (other than a portfolio company) are not entitled to such compensation but are entitled to such expense reimbursement.

c.	All obligations of the Company pursuant to this Section 6.3 shall terminate upon the first to occur of: (i) such time as the Purchasers or their Affiliates, collectively, do not own at least 25% of each of the Notes and the Warrants, (ii) the Company sells all or substantially all of its assets, (iii) the Company participates in any merger, consolidation or similar transaction following the consummation of which, the stockholders of the Company immediately prior to the consummation of such transaction hold less than 25% of all of the outstanding common stock or other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction, (iv) the Purchasers with Board Rights irrevocably waive and terminate all of their rights under this Section 6.3 or (v) the date the Warrants are cancelled. The date of termination pursuant to this clause (c) of the obligations of the Company pursuant to this Section 6.3 is sometimes referred to herein as the “Designee Termination Date”. In the event that the Company participates in any merger, consolidation or similar transaction following the consummation of which, the stockholders of the Company immediately prior to the consummation of such transaction hold less than 50% but more than 25% of all of the outstanding common stock or other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction, all of the provisions of this Section 6.3 will remain in full force and effect until the Designee Termination Date, except that the Purchasers with Board Rights shall only have the right to elect one nominee to the Board of Directors pursuant to this Section 6.3.

d.	Any Board Designee shall, at all times during which such Person serves as a director, not be a director or executive officer of a direct competitor of the Company as determined in good faith by the Board of Directors; provided that in no event shall a Purchaser or its Affiliates be deemed to be a competitor.

e.	Notwithstanding anything else contained in this Agreement to the contrary, if at any time prior to the Designee Termination Date, the Board Designees are not members of the Board of Directors for any reason, the Board Designees shall instead be observers at meetings of the Company’s Board of Directors (“Board Observers”). The Board Observers shall be provided reasonable prior written notice of, and entitled to attend, all meetings of the Board of Directors and shall be furnished with all the information that members of the Board of Directors are furnished with respect to each meeting of the Board of Directors, and Section 6.3(b) shall apply to each Board Observer as if he or she were a Board Designee.

f.	At no time prior to the Designee Termination Date shall the Board of Directors (i) consist of more than twelve members, including the Board Designees or (ii) nominate more individuals for election to the Board of Directors than the size of the Board of Directors. If any stockholders nominate individuals for election to the Board of Directors, those individuals shall not affect the nomination or election of the Board Designees (and shall instead affect the nomination or election of other individuals nominated by the Board of Directors).

6.4 Standstill.

a.	Each Purchaser who Beneficially Owns Warrants, Series A Preferred Stock or Conversion Shares (each an “Equity Holder”), agrees that, until the Standstill Termination Date, without the prior consent of the Board of Directors (excluding any Board Designees), such Equity Holder shall not and such Equity Holder shall cause each of its Affiliates not to, directly or indirectly:

i.	acquire or Beneficially Own Voting Stock or authorize or make any offer to acquire Voting Stock, if the effect of such acquisition or offer (if consummated) would be to increase the percentage of the Voting Stock represented by all shares of Voting Stock Beneficially Owned by Purchaser and its Affiliates to more than 30% of the sum of (a) the Voting Stock outstanding, plus (b) the number of shares of Common Stock issuable upon a net exercise of the Warrants or conversion of Series A Preferred Stock;

ii.	authorize, commence, encourage, support or endorse any tender offer or exchange offer for shares of Voting Stock;

iii.	make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any Person with respect to the voting of any Voting Stock;

iv.	publicly announce or submit to the Company a proposal or offer concerning (with or without conditions) any extraordinary transaction involving the Company or any successor thereto, any Subsidiary or division thereof, or any of their securities or assets;

v.	form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

vi.	take any action that could reasonably be expected to require the Company or any successor thereto to make a public announcement regarding the possibility of any of the events described in clauses (i) through (iii) above;

vii.	enter into any arrangements with any third party concerning any of the foregoing; or

viii.	request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 6.4.

The foregoing limitations do not apply to transactions or agreements solely among an Equity Holder and its Affiliates.

b.	Nothing in clause (ii) or (v) of Section 6.4(a) shall be construed to (a) prohibit any Equity Holder or Affiliate of such Equity Holder from confidentially, and in good faith, proposing any transaction to the Board of Directors or officers of the Company or discussing or suggesting such proposal or (b) prohibit the Board Designees from confidentially, in good faith and in the performance of his or her duties as a member of the Board of Directors, discussing a proposal made by the Company or a Third Party concerning any extraordinary transaction involving the Company or any successor thereto, any Subsidiary or division thereof, or any of their securities or assets, with the Board of Directors and representatives of the Company and its advisors who are involved in the evaluation or execution of any such proposal on behalf of the Company.

c.	Each Equity Holder agrees that, until the Standstill Termination Date, it shall promptly notify the Company of any new acquisition or disposition, or entry into any agreement or arrangement which could reasonably result in any new acquisition or disposition, of Beneficial Ownership of Voting Stock or any other securities of the Company by such Purchaser or any of its Affiliates, including the material details thereof.

d.

If any Transfer pursuant to Section 9.1(a) and 9.1(b) would result in a transferee and such transferee’s Affiliates and any “group” (as defined in Section 13(d)(3) of the Exchange Act) in which such transferee or Affiliate of such transferee is a member (collectively, the “Transferee Group”) holding Voting Stock represented by all shares of Voting Stock Beneficially Owned by the Transferee Group being more than 20% of the Voting Stock outstanding plus that number of shares of Common Stock issuable upon a net exercise of Warrants, then, as a condition to such Transfer, such transferee shall deliver a written instrument to the Company in form and substance reasonably satisfactory to the Company confirming that the transferee is subject to the obligations of this Agreement (including the obligations contained in this Section 6.4 and Section 9).

6.5 Financial Statements. Subject to Section 6.5(b) and Section 11.9, during the period beginning with Closing and ending with the Designee Termination Date, the Company will deliver to the holders of Notes the following information:

a.	as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (or, in the case of the fiscal year ending July 31, 2012, no later than the earlier of (i) 10 business days after the completion of the Company’s financial restatement or (ii) December 31, 2012), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in stockholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Majority of the Notes, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

b.	as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, the related consolidated and consolidating statements of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated and consolidating statements of changes in stockholders’ equity, and cash flows for the portion of the Company’s fiscal year then ended, in each case setting forth in comparative form following completion of the Company’s financial restatement, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, and following completion of the Company’s financial restatement, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting the financial condition, results of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

c.	as soon as available, but in any event at least 60 days after the end of each fiscal year of the Company, a monthly budget of the Company and its Subsidiaries on a consolidated basis and such division or major brand level revenue and margin information as may be reasonably requested by the Majority of the Notes and available to the Company, including quarterly forecasts for the following two fiscal years prepared by management of the Company, in form reasonably satisfactory to the Majority of the Notes, of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Notes mature); provided, however, that commencing with the budget for the fiscal year ending July 31, 2014, the Company shall delivery such information as soon as available but in any event within 30 days after the end of the prior fiscal year.

6.6 Certificates; Other Information. The Company shall deliver to the holders of the Notes, in form and detail reasonably satisfactory to the Majority of the Notes:

a.	concurrently with the delivery of the financial statements referred to in Sections 6.5(a) and (b), a duly completed certificate evidencing compliance with the covenants contained in Section 6.28 (the “Compliance Certificate”) and a copy of the compliance certificate required to be delivered under the Credit Agreement, each of which shall be signed by the chief executive officer, chief financial officer, treasurer or controller of the Company (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes); provided, however, that such certification shall not be required for any fiscal quarter prior to the fiscal quarter ending on October 31, 2012;

b.	promptly after any request by the Majority of the Notes, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

c.	promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the holders of the Notes pursuant hereto;

d.	promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt of the Company or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the holders of the Notes pursuant to Section 6.5 or any other clause of this Section 6.6;

e.	promptly, and in any event within five business days after receipt thereof by the Company or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Company or any of its Subsidiaries;

f.	promptly, such additional information regarding the business, financial or corporate affairs of the Company or any of its Subsidiaries, or compliance with the terms of the Transaction Agreements, as the Majority of the Notes from time to time reasonably request;

g.	as soon as available, but in any event within 30 days after the end of each fiscal year of the Company, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Company and its Subsidiaries and containing such additional information as the Majority of the Notes may reasonably specify;

h.	promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by the Company or its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

i.	on the 45th day following a given month, deliver copies of the monthly income statement, balance sheet and key performance indicators for such month prepared in the ordinary course of business in form and substance reasonably acceptable to the Majority of the Notes.

6.7 Notices. The Company shall promptly notify the holders of the Notes:

a.	of the occurrence of any default or Event of Default under the terms of the Notes;

b.	of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a contractual obligation of the Company or any of its Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any of its Subsidiaries and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any of its Subsidiaries, including pursuant to any applicable Environmental Laws (in each case to the extent that such event has resulted or could reasonably be expected to result in a Material Adverse Effect);

c.	of the occurrence of any ERISA Event;

d.	of any material change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries (which requirement shall be deemed satisfied by the description thereof in a Form 10-K, Form 10-Q or Form 8-K filed with the SEC); and

e.	of the occurrence of any event that gives rise to, or could reasonably give rise to, an obligation on the part of the Company to make mandatory prepayments on the Notes.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a responsible officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.7(a) shall describe with particularity any and all provisions of this Agreement and any other Transaction Agreement that have been breached.

6.8 Payment of Obligations. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company; (b) all lawful material claims which, if unpaid, would by law become a Lien upon its property (other than a Lien that is permitted by Section 6.28(a)); and (c) all material indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness.

6.9 Preservation of Existence, Etc. The Company shall, and shall cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Sections 6.28(d) and (e); (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.10 Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.11 Maintenance of Insurance. The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies not Affiliates of the Company, directors and officers insurance and insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, in each case, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and the Company shall provide for not less than 30 days’ prior notice to the holders of the Notes of termination, lapse or cancellation of such insurance.

6.12 Compliance with Laws. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.13 Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries.

6.14 Inspection Rights. The Company shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of each Person who Beneficially Owns Warrants or Series A Preferred Stock to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired (but in no event more than two times per fiscal year of the Company), upon reasonable advance notice to the Company; provided that if a default or an event of the default under the Notes exists or any dividends payable on the Series A Preferred Stock are in arrears, the Beneficial Owners of the Notes and Series A Preferred Stock, as applicable, may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice and without limitation as to frequency.

6.15 Compliance with Environmental Laws. The Company shall, and shall cause each of its Subsidiaries to, comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that the Company shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.16 Material Contracts. The Company shall, and shall cause each of its Subsidiaries to, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Majority of the Notes and, upon request of the Majority of the Notes, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Company or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, in each case except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

6.17 Compliance with Terms of Leaseholds. The Company shall, and shall cause each of its Subsidiaries to, make all payments and otherwise perform all obligations in respect of all leases of real property to which the Company or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled prior to the expiration of their contractual term, notify the holders of the Notes of any default by any party with respect to such leases and cooperate with the holders of the Notes in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.18 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for the repayment of the outstanding loans under the Credit Agreement, for payments to growers for nuts purchased during the 2011 Crop Year, for the payment of costs associated with the Transactions and for general corporate purposes.

6.19 Regulatory Matters. The Company and the Purchasers acknowledge that one or more filings under the HSR Act will be necessary in connection with the issuance of shares of Conversion Shares upon the exercise of Warrants or the issuance of the Series A Preferred Stock, if applicable. The Company shall, at its own cost, make any and all filings that it is required to make under the HSR Act, and the Company agrees to furnish the Purchasers with such necessary information and reasonable assistance as the Purchasers may reasonably request, in connection with the Purchasers’ preparation of any necessary filings or submissions to the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice, including, without limitation, any filings or notices necessary under the HSR Act.

6.20 Company Rights Plan. As long as the Purchasers and their Affiliates Beneficially Own less than 30.0% of the Voting Stock, the Company shall ensure that the consummation of the Transactions will not trigger Rights under the Company Rights Plan.

6.21 Section 16 Matters. Prior to the Closing Date, the Company and the Board of Directors shall take all such steps as may be required to cause any dispositions or deemed dispositions and any acquisitions or deemed acquisitions of Securities resulting from the Transactions by each Purchaser to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.22 Transfer Taxes. The Company shall pay any transfer, documentary and stamp Taxes due as a result of the Transactions.

6.23 Shares Issuable Upon Conversion or Exercise. The Company will reserve that number of shares of Common Stock sufficient for issuance upon the conversion of the Series A Preferred Stock as provided for in the Certificate of Designation or upon the exercise of the Warrants, as applicable, including as may be adjusted for share splits, combinations or other similar transactions as of the date of determination. To the extent not already listed, subject to official notice of issuance, the Company will use reasonable commercial efforts to cause any

Common Stock issued upon the conversion of the Series A Preferred Stock as provided for in the Certificate of Designation or upon the exercise of the Warrants, as applicable, to be listed on the Nasdaq Global Select Market or with the stock exchange or quotation system on which the Common Stock may then be listed by the Company.

6.24 Allocation of Purchase Price. The price to be paid for the Securities shall be allocated between the Notes and the Warrants as set forth in Exhibit G (the “Purchase Price Allocation”). For federal income tax purposes, the Company and the Purchasers shall not take any position inconsistent with such Allocation.

6.25 Notices with Respect to Credit Facility.

a.	As soon as possible after, and in any event within 7 days of, entering into a change, modification, amendment, revision, waiver or consent to the Credit Agreement, the Company shall deliver to the holders of the Notes written notice (together with copies of all executed instruments relating thereto) of any such change, modification, amendment, revision, waiver or consent to the Credit Agreement, and, to the extent requested by any holder of Notes, such other information as may be necessary or appropriate to explain in reasonable detail the reason for such change, modification, amendment, revision, waiver or consent.

b.	Upon entering into any amendment or other modification of the Credit Agreement or any extension, renewal, replacement, refinancing or any other form of refunding of the Credit Agreement (a “Replacement Credit Agreement”) or any amendment or other modification of any Replacement Credit Agreement, in any such case (each being a “Modifying Agreement”) pursuant to which covenants or events of default are changed or added (or having the same effect as such a change or addition), the Company shall (1) promptly, and in any event within 10 days provide written notice thereof to each holder of Notes describing such Modifying Agreement in reasonable detail and (2) offer to enter into an amendment of this Agreement within 10 days of consummating such Modifying Agreement to make corresponding changes or additions herein in respect of covenants and events of default; provided, however, that, as to covenants which set forth any requisite ratio or compliance amount, such ratio and compliance amount may be less onerous upon the Company in the same proportion as comparable provisions are less onerous hereunder on the Closing Date.

6.26 Guaranties. The Company will cause the Guaranties to be duly executed and delivered to the Purchasers by the Guarantors on the Closing Date. For so long as any Notes remain outstanding, in the event that any Subsidiary of the Company is obligated to become a guarantor under Credit Agreement after the Closing Date, the Company shall cause such guarantor to guarantee the Notes by executing a Guaranty.

6.27 Preemptive Rights.

a.	Subject to Section 6.27(b) hereof, if the Company proposes to issue, in each case after the date hereof (i) shares of preferred stock or any securities containing options or rights to acquire any shares of preferred stock or any securities convertible or exchangeable for preferred stock, it shall comply with Section 6.27(a)(i) or (ii) shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable for Common Stock, the Company shall either:

i.	offer to sell (on the terms set forth in the applicable Issuance Notice (as defined below)) to each Person who Beneficially Owns Warrants, shares of Series A Preferred Stock or Conversion Shares (a “Preemptive Rights Holder”) a number of such securities (“Offered Shares”) so that the Ownership Ratio for such Preemptive Rights Holder immediately after the issuance of such securities (and assuming the purchase of such Offered Shares) would be equal to the Ownership Ratio for such Preemptive Rights Holder immediately prior to such issuance of securities. The Company shall give each such Preemptive Rights Holder at least 10 days prior written notice (the “Issuance Notice”) of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance. Each such Preemptive Rights Holder shall be entitled to apportion the preemptive right hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate. Each such Preemptive Rights Holder will be entitled to purchase such securities at the same price, on the same terms (including, if more than one type of security is issued, the same proportionate mix of such securities), and at the same time as the securities are to be issued by delivery of irrevocable written notice (an “Election Notice”) to the Company of such election within 10 days after delivery of the Issuance Notice (the “Preemptive Period”); provided, that if the consideration paid for the securities is other than cash, each such Preemptive Rights Holder shall be required to pay cash to purchase the Offered Shares in an amount equal to the market value (as determined in good faith by a majority of the Board of Directors) of the consideration being paid for the securities being issued. If any Preemptive Rights Holder has elected to purchase any Offered Shares, the sale of such shares shall be consummated as soon as practical (but in any event within 10 days) after the delivery of the Election Notice. To the extent the Preemptive Rights Holders do not elect to, or are not entitled to, purchase all of the Offered Shares, then the Company may issue the remaining Offered Shares at a price and on terms no more favorable to the transferee(s) thereof specified in the Issuance Notice during the 120-day period following the Preemptive Period; provided, that if the Company does not enter into an agreement for the sale of the Offered Shares within such 120-day period, the right provided hereunder shall be deemed to be revived and such Offered Shares shall not be offered unless first reoffered to the Preemptive Rights Holders in accordance with this Section 6.27(a); or

ii.	no later than five days after the issuance of such securities, offer to sell (on the terms set forth in an applicable Issuance Notice) to each Preemptive Rights Holder a number of Offered Shares so that the Ownership Ratio for such Preemptive Rights Holder immediately after the issuance of such securities (and assuming the purchase of such Offered Shares) would be equal to the Ownership Ratio for such Preemptive Rights Holder immediately prior to such issuance of securities. Each such Preemptive Rights Holder shall be entitled to apportion the preemptive right hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate. Each such Preemptive Rights Holder will be entitled to purchase such securities at the same price, on the same terms (including, if more than one type of security is issued, the same proportionate mix of such securities) by delivery of an Election Notice to the Company of such election within 10 days after delivery of the applicable Issuance Notice; provided, that if the consideration paid for the securities is other than cash, each such Preemptive Rights Holder shall be required to pay cash to purchase the Offered Shares in an amount equal to the market value (as determined in good faith by a majority of the Board of Directors) of the consideration being paid for the securities being issued. If any Preemptive Rights Holder has elected to purchase any Offered Shares, the sale of such shares shall be consummated as soon as practical (but in any event within 15 days) after the delivery of such Election Notice;

provided, that, subject to the ownership limit set forth in Section 6.4(a)(i), if the Company proposes to issue, in each case other than Excluded Securities, (A) shares of Common Stock for a consideration per share less than the Exercise Price (as defined in the Warrants) (if any Warrants are outstanding) or the Conversion Price (as defined in the Certificate of Designation) (if any Series A Preferred Stock is outstanding), (B) shares of preferred stock or any securities containing options or rights to acquire any shares of preferred stock or any securities convertible or exchangeable for preferred stock, in each case, that is convertible into Common Stock and the lowest price per share for which one share of Common Stock issuable upon the conversion, exercise or exchange thereof is less than the Exercise Price (as defined in the Warrants) (if any Warrants are outstanding) or the Conversion Price (as defined in the Certificate of Designation) (if any Series A Preferred Stock is outstanding) or (C) any securities containing options or rights to acquire any shares of Common Stock or any securities convertible or exchangeable for Common Stock and the lowest price per share for which one share of Common Stock issuable upon the conversion, exercise or exchange thereof is less than the Exercise Price (as defined in the Warrants) (if any Warrants are outstanding) or the Conversion Price (as defined in the Certificate of Designation) (if any Series A Preferred Stock is outstanding), then the Company shall make an offer to sell all such securities to the Preemptive Rights Holders on a pro rata basis in proportion to each such Preemptive Rights Holder’s ownership of the then outstanding Warrants and Conversion Shares (in the event that any Warrants are outstanding) or the outstanding Series A Preferred Stock and Conversion Shares (in the event that any shares of Series A Preferred Stock are outstanding), as applicable, without limitation in respect of such Preemptive Rights Holder’s Ownership Ratio but otherwise in accordance with Section 6.27(a)(i).

b.	The rights contained in Section 6.27(a) shall not apply to: (i) shares of Common Stock issuable or issued to employees, consultants, directors of the Company directly or pursuant to a stock option, restricted stock, or other equity incentive plan, in each case, approved by the Board of Directors (including upon the exercise of employee stock options granted pursuant to any such plans); (ii) securities issued upon the conversion, exercise or exchange of Series A Preferred Stock and the Warrants irrespective of any adjustments to the conversion or exercise price thereof; (iii) as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction, purchase of assets or shares, or other reorganization approved by the Board of Directors; (iv) in connection with a stock split or stock dividend on the outstanding Common Stock; or (v) securities that a majority in interest of the Preemptive Rights Holders agree in writing should not be subject to the terms of this Section 6.27.

6.28 Certain Negative Covenants. The Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

a.	Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

i.	Liens pursuant to any securing obligations under the Credit Agreement and related loan documents permitted under Section 6.28 below;

ii.	Liens existing on the date hereof and any renewals or extensions thereof; provided, that (A) the property covered thereby is not changed, (B) the amount secured or benefited thereby is not increased except as contemplated by Section 6.28(c)(2), (C) the direct or any contingent obligor with respect thereto is not changed, and (D) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 6.28(c)(2);

iii.	Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

iv.	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required by GAAP;

v.	pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

vi.	deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

vii.	easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

viii.	Liens securing judgments for the payment of money not constituting an Event of Default under Section 8 of this Agreement or securing appeal or other surety bonds related to such judgments;

ix.	Liens securing Indebtedness permitted under Section 6.28(c)(5); provided, that (i) in the case of Liens securing purchase money Indebtedness and capital leases, (A) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (B) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition, improvements thereto and related expenses and (ii) with respect to any Liens existing on any property or asset prior to the acquisition thereof by the Company or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary of the Company in connection with a Permitted Acquisition, such Lien (A) is not created in connection with such acquisition or such Person becoming a Subsidiary, as the case may be and (B) shall not encumber any other property or assets of the Company or any of its Subsidiaries;

x.	precautionary filings in respect of operating leases; and leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company or any of its Subsidiaries or (ii) secure any Indebtedness; and

xi.	other Liens, provided that the principal amount in the aggregate at any time outstanding secured thereby does not exceed $5,500,000.

b.	Investments. Make any Investments, except:

i.	Investments held by the Company or any of its Subsidiaries in the form of cash and Cash Equivalents;

ii.	Advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $1,100,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

iii.	Investments (i) existing on the Closing Date in Subsidiaries of the Company existing on the Closing Date, (ii) in Domestic Subsidiaries (including those formed or acquired after the Closing Date so long as the Company and its Subsidiaries comply with the applicable provisions of Section 6.26), (iii) by the Company or any Guarantor in Foreign Subsidiaries (not a Guarantor) formed or acquired after the Closing Date; provided, that (A) no Event of Default shall have occurred and be continuing, (B) the Company and its Subsidiaries comply with the applicable provisions of Section 6.26 , and (C) the aggregate amount of all such Investments shall not exceed $27,500,000 outstanding at any time while there are any Notes outstanding (determined without regard to any write-downs or write-offs of such Investments), and (iv) of the Company in any Guarantor and Investments of any wholly-owned Subsidiary in the Company or in any Guarantor;

iv.	Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

v.	Investments by the Company or any Guarantor in the form of Permitted Acquisitions;

vi.	Guarantees permitted by Section 6.28(c);

vii.	Swap Contracts to the extent permitted pursuant to Section 6.28(c)(iv); and

viii.	Other Investments not exceeding (i) $5,500,000 in the aggregate in any fiscal year of the Company prior to the fiscal quarter (if any) when the Consolidated Leverage Ratio is less than or equal to 2.00 to 1.00 as of the end of such fiscal quarter (any such date, the “Investment Step-up Date”) and (ii) $11,000,000 in the aggregate in any fiscal year of the Company after the occurrence of the Investment Step-up Date; provided, that in no event shall the aggregate amount of Investments allowed pursuant to this Section 6.28(b) exceed $33,000,000 while any Notes are outstanding.

c.	Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

i.	Indebtedness under the Credit Agreement and refinancings thereof permitted by Section 6.28(o) below in an aggregate principal amount not to exceed $522,500,000 minus the cumulative aggregate amount of (i) all permanent reductions in the maximum commitment amount in respect of any revolving credit facility thereunder (including pursuant to Section 2.06(b)(iii) of the Credit Agreement) and (ii) all scheduled amortization payments and all mandatory prepayments of term loans under the Credit Agreement (including mandatory prepayments in respect of asset sales and excess cash flow);

ii.	Indebtedness outstanding on the date hereof (other than under the Credit Agreement) and any refinancings, refundings, renewals or extensions thereof; provided, that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such financing and by an amount equal to any existing commitments unutilized thereunder;

iii.	Guarantees of the Company or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Company or any Guarantor;

iv.	Obligations (contingent or otherwise) of the Company or any Guarantor existing or arising under any Swap Contract; provided, that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (other than pursuant to customary netting or set-off provisions);

v.	Indebtedness (i) of the Company or any Guarantor in respect of capital leases and purchase money obligations for fixed or capital assets or (ii) of any Person acquired in a Permitted Acquisition (so long as such Indebtedness (A) existed prior to the acquisition of such Person by the Company or any Subsidiary of the Company, (B) is not created in connection with such acquisition and (C) is solely the obligation of such Person, and not of the Company or any other Subsidiary of the Company), in each case set forth in sub-clauses (i) and (ii) within the applicable limitations set forth in Section 6.28(a)(ix); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding pursuant to this Section 6.28(c)(v) shall not exceed $27,500,000;

vi.	Indebtedness under the Notes and to the extent constituting Indebtedness, under the Series A Preferred Stock;

vii.	Intercompany Indebtedness owed to the Company pursuant to unsubordinated demand promissory notes;

viii.	Other unsecured Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $35,000,000 at any time outstanding; provided, that such Indebtedness is subordinated to the loans under the Credit Agreement and the Notes on terms reasonably acceptable to the lenders of such loans and the Majority of the Notes; and

ix.	Other unsecured Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

d.	Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

i.	Any Subsidiary of the Company may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, (ii) any Subsidiary of the Company, provided that (A) when any wholly-owned Subsidiary of the Company is merging with another Subsidiary of the Company, the wholly-owned Subsidiary shall be the continuing or surviving Person and (B) when any Guarantor is merging with another Subsidiary of the Company, the continuing or surviving Person shall be a Guarantor;

ii.	The Company or any Guarantor may effect any Permitted Acquisition; provided, that (i) in any such transaction involving the Company, the Company shall be the continuing or surviving Person and (ii) in any such transaction involving a Guarantor, the continuing or surviving Person shall be a Guarantor; and

iii.	any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) (i) to the Company or to a Guarantor, or (ii) if the transferor is not a Guarantor, to any other Subsidiary of the Company; provided, in each case, that if the transferor in such a transaction is a wholly-owned Subsidiary of the Company, then the transferee must either be the Company or a wholly-owned Subsidiary of the Company.

e.	Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

i.	Dispositions of obsolete or worn out property, or property no longer used or usable in the business, whether now owned or hereafter acquired, in the ordinary course of business;

ii.	Dispositions of inventory in the ordinary course of business;

iii.	Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

iv.	Dispositions of property by the Company to any of its Subsidiaries, or by any Subsidiary of the Company to the Company or to a Guarantor; provided, that if the transferor of such property is the Company or a Guarantor, the transferee thereof must either be the Company or a Guarantor;

v.	Dispositions of accounts receivable for purposes of collection;

vi.	Dispositions of investment securities and cash equivalents in the ordinary course of business;

vii.	Dispositions permitted by Section 6.28(d);

viii.

Dispositions by the Company and its Subsidiaries of property acquired after the date hereof in Permitted Acquisitions; provided, that (i) the Company identifies any such assets to be divested in reasonable detail in writing to the holders of the Notes, on or before the closing date of such Permitted Acquisition and (ii) the fair market value of the assets to be divested in connection with any Permitted Acquisition (as reasonably determined by the Board of Directors) do not exceed an amount equal to twenty-five percent (25%) of the total cash and non-cash consideration (as determined in accordance with clause (f) of the definition of Permitted Acquisition for such Permitted Acquisition); and

ix.	other Dispositions of property with an aggregate fair market value in any fiscal year not exceeding $5,500,000.

f.	Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

i.	each Subsidiary may make Restricted Payments to the Company, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

ii.	the Company and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

iii.	the Company and each Subsidiary of the Company may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

iv.	commencing October 31, 2013, the Company may (i) declare and make cash dividends to its stockholders so long as both before and after giving pro forma effect to any such dividend as if such dividend had been paid on the last day of the preceding fiscal quarter, the Company is in compliance with the financial covenants set forth in Section 6.28(j) and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it in an aggregate amount with respect to this clause (ii) not to exceed $11,000,000 during the term of this Agreement; provided that the Company may not purchase, redeem or otherwise acquire for cash any Series A Preferred Stock prior to the maturity of the Notes;

v.	the Company may issue and sell its common Equity Interests and may issue the Series A Preferred Stock;

vi.	Investments permitted pursuant to Section 6.28(b)(iii);

vii.	the Excluded Issuances;

viii.	the issuance to the Purchasers or their Affiliates of (i) the Warrant, (ii) Common Stock in accordance with the terms of the Warrant; (iii) the Series A Preferred Stock; and (iv) Conversion Shares issued as a result of the conversion of Series A Preferred Stock; and

ix.	from and after May 31, 2014, cash dividends on the Series A Preferred Stock may be paid in accordance with the terms of the Series A Preferred Stock existing as of the Closing Date (including the dividend rate applicable to the Series A Preferred Stock as of the Closing Date), but only to the extent such Series A Preferred Stock was acquired by the holder thereof as a result of the conversion, exchange or redemption of all or a portion of the Notes; provided that the dividend rate applicable to the Series A Preferred Stock of the Closing Date may be increased by the Company by an aggregate amount not to exceed 2% per annum on the original issue price of the Series A Preferred Stock.

g.	Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business reasonably related thereto.

h.	Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, that the foregoing restriction shall not apply to:

i.	transactions between or among the Company and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries;

ii.	the payment of fees, expenses and compensation (including equity compensation) to officers and directors of the Company or any of its Subsidiaries and indemnification agreements entered into by the Company or any of its Subsidiaries approved, in the case of fees and compensation, by the compensation committee of the Company, in good faith; and

iii.	employment and severance arrangements with officers and employees.

i.	Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Note Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Guarantor or to otherwise transfer property to the Company or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that clauses (i) and (iii) shall not prohibit any negative pledge or similar provision, or restriction on transfer of property, incurred or provided in favor of any holder of Indebtedness permitted under Section 6.28(c)(v) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. Notwithstanding the foregoing, this Section 6.28(i) will not restrict or prohibit:

i.	restrictions imposed pursuant to an agreement that has been entered into in connection with a transaction permitted pursuant to Section 6.28(e) with respect to the property that is subject to that transaction;

ii.	restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.28(c) to the extent that such restrictions apply only to the property or assets securing such Indebtedness. Upon entering into a Replacement Credit Agreement or any Modifying Agreement

pursuant to which covenants or events of default are changed or added (or having the same effect as such a change or addition), the Company shall (1) promptly, and in any event within 10 days after execution of a Replacement Credit Agreement or a Modifying Credit Agreement provide written notice thereof to each holder of Notes describing such Modifying Agreement in reasonable detail and (2) offer to enter into an amendment of this Agreement within 10 days of consummating such Modifying Agreement to make corresponding changes or additions herein in respect of covenants and events of default; provided, however, that, as to covenants which set forth any requisite ratio or compliance amount, such ratio and compliance amount may be less onerous upon the Company in the same proportion as comparable provisions are less onerous hereunder on the Closing Date; or

iii.	are provisions restricting subletting or assignment of Contractual Obligations.

j.	Financial Covenants.

i.	Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the last day of any fiscal quarter of the Company, beginning with the fiscal quarter ending October 31, 2013, to be greater than the ratio set forth below opposite such fiscal quarter:

Period	Maximum Consolidated Senior Leverage Ratio
The fiscal quarter ending October 31, 2013	5.40 : 1.00
The fiscal quarter ending January 31, 2014	4.60 : 1.00
The fiscal quarter ending April 30, 2014	4.00 : 1.00
The fiscal quarter ending July 31, 2014 and each fiscal quarter thereafter	3.75 : 1.00

ii.	Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Company, beginning with the fiscal quarter ending October 31, 2013, to be less than the ratio set forth below opposite such fiscal quarter:

Period	Minimum Consolidated Fixed Charge Coverage Ratio
The fiscal quarter ending October 31, 2013 and each fiscal quarter thereafter	1.70 : 1.00

k.	Amendment of Organizational Documents. Amend any of its Organization Documents in a manner adverse to the holders of the Notes.

l.	Accounting Changes. Make any change in its (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

m.	Prepayment of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any unsecured or subordinated Indebtedness.

n.	Inactive Subsidiary. Permit the Inactive Subsidiary to (a) enter into any business, operations or activities or (b) notwithstanding anything to the contrary herein, acquire any assets or incur any liabilities (other than liabilities hereunder or under the Loan Documents and liabilities imposed by law, including tax liabilities and other liabilities incidental to its existence).

o.	Amendment or Waivers of Credit Agreement.

i.

The Company and its Subsidiaries shall not enter into any oral or written amendment, supplement, alteration, waiver or other modification of any of the terms or provisions of the Credit Agreement (or any instrument or agreement relating thereto) if the effect or result of any such amendment, supplement, alteration, waiver or other modification is to (1) increase any applicable fixed rate of interest or any interest rate margin by more than 350 basis points (after giving effect to clause (2) below), except in connection with the imposition of a default rate of interest in accordance with the terms of the Credit Agreement as in effect on the Closing Date, (2) change the base or comparable reference rate upon which any floating rate of interest is calculated from that set forth in the Credit Agreement as in effect on the Closing Date, unless the interest rate applicable after giving effect to such change does not increase the rate of interest more than would be permitted under clause (1) above and the reference rate after giving effect to such change is consistent with those in general use in corporate lending transactions, (3) increase the aggregate principal amount thereof above the amount permitted by Section 6.28(c)(ii), (4) decrease the weighted average life to maturity of the debt under the Credit Agreement or (5) change any provision relating to (i) the ability of the Company or any of its Subsidiaries to amend or otherwise modify this Agreement or the Notes or (ii) the permissibility of payments which can be made under this Agreement or the Notes. Without limiting the foregoing, the Company and its Subsidiaries will not enter into an extension, renewal, replacement, refinancing or any other form of refunding of the Credit Agreement which would not otherwise be within and permitted by the limitations of this Section 6.28(o) and the other provisions of this Agreement.

ii.	If the Company enters into any amendment or other modification of the Credit Agreement or any Replacement Credit Agreement, in either case that refinances or replaces the Indebtedness and commitments under the Credit Agreement in full and implements a final maturity for the Indebtedness and/or commitments under such agreement at least 3 years after the final maturity of the Credit Agreement as of the date hereof, so long as no Event of Default has occurred and is then continuing and the Company would be in compliance with the covenants set forth in Section 6.28(j) for the four fiscal quarter period most recently ended for which financial statements have been delivered calculated on a pro forma basis giving effect to such amended Credit Agreement or Replacement Credit Agreement, the holders of the Notes shall agree, upon the Company’s request, to amend the covenants set forth in Section 6.28(j) to conform the same to the financial maintenance covenants in such amended Credit Agreement or Replacement Credit Agreement, with cushions to such covenants substantially equivalent to the cushions the covenants in Section 6.28(j) provide relative to the corresponding covenants set forth in the Credit Agreement as of the date hereof, so long as the financial covenants in such amended Credit Agreement or Replacement Credit Agreement are based on a reasonable model that has been delivered to the holders of the Notes and are reasonably formulated (including as to definitions and cushions).

6.29 Offer to Repurchase Upon Change of Control.

a.

Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each holder of Notes to repurchase all or any part of that holder’s Notes at a purchase price in cash equal to the greater of (i) the full aggregate prepayment price (as provided in Section 5(b) of Exhibit B hereto), and (ii) 101% of the aggregate principal amount, of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within ten days following any Change of Control, the Company will mail a notice to each holder of Notes describing the transaction or transactions that constitute the Change of Control and stating:

i.	that the Change of Control Offer is being made pursuant to this Section 6.29 and that all Notes tendered will be accepted for payment;

ii.	the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

iii.	that any Note not tendered will continue to accrue interest;

iv.	that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

v.	that holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with such additional information as reasonably may be requested to give effect to such transfer at the address specified in the notice prior to the close of business on the third business day preceding the Change of Control Payment Date;

vi.	that holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have the Notes purchased; and

vii.	that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

The Company will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each holder of Notes properly tendered the Change of Control Payment for such Notes, and will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.

b.	Prior to complying with any of the provisions of this Section 6.29, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Indebtedness and other obligations under the Credit Agreement or obtain the requisite consents, if any, to permit the repurchase of Notes required by this Section 6.29.

c.	Notwithstanding anything to the contrary in this Section 6.29, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 6.29 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 6.29 hereof, unless and until there is a default in payment of the applicable redemption price.

d.	Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

6.30 Asset Sales.

a.	The Company will not, and will not permit any of the Guarantors to, consummate an Asset Sale unless:

i.	the Company (or the Guarantor, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

ii.	at least 75% of the consideration received in the Asset Sale by the Company or such Guarantor is in the form of cash or Cash Equivalents.

b.	Within 360 days after the receipt of any net proceeds from an Asset Sale, the Company (or the applicable Guarantor, as the case may be) may apply such net proceeds:

i.	to repay Indebtedness and other obligations under the Credit Agreement and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto to the extent such reduction if required under the Credit Agreement;

ii.	to acquire all or substantially all of the assets of, or any capital stock of, another Permitted Business, if, after giving effect to any such acquisition of capital stock, the Permitted Business is or becomes a Guarantor of the Company;

iii.	to make a capital expenditure; or

iv.	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any such net proceeds, the Company (or the applicable Guarantor) may temporarily reduce revolving credit borrowings or otherwise invest the net proceeds in any manner that is not prohibited by Section 6.28.

c.	Any net proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 6.30 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $5.0 million, within five days thereof, the Company will make an offer (an “Asset Sale Offer”) to purchase, prepay or redeem the maximum principal amount of Notes that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of the holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Agreement. If the aggregate principal amount of Notes tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes will be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

7. Conditions Precedent.

7.1 Conditions to the Obligation of the Purchasers to Consummate the Closing. The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction of the following conditions precedent:

a.	The representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 7.1(a), in the case of any representation and warranty of the Company contained herein which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

b.	The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

c.	The purchase of and payment for the Securities by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

d.	The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement substantially in the form attached hereto as Exhibit H (the “Registration Rights Agreement”).

e.	The Purchasers shall have received from counsel to the Company, an opinion substantially in the form attached hereto as Exhibit I.

f.	The Company shall have executed and delivered to the Purchasers the Notes and certificates representing the Warrants.

g.	The Company and the counterparties thereto shall have executed and delivered Amendment No. 3 to the Credit Agreement substantially in the form attached hereto as Exhibit J.

h.	After giving effect to the Closing and the entry into Amendment No. 3 to the Credit Agreement, no Default or Event of Default (as such terms are defined in the Credit Agreement) shall have occurred and be continuing.

i.	The Company shall have paid or reimbursed all fees and expenses of the Purchasers pursuant to Section 11.7.

j.	The Board Designees shall have been appointed to the Board of Directors in accordance with Section 6.3.

7.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction of the following conditions precedent:

a.	The representations and warranties contained herein of each Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date.

b.	Each Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

c.	The purchase of and payment for the Securities by each Purchaser shall not be prohibited or enjoined by any law or governmental or court order or regulation.

d.	Each Purchaser shall have executed and delivered to the Company the Registration Rights Agreement.

e.	The counterparties to Amendment No. 3 to the Credit Agreement shall have executed and delivered such Amendment No. 3 to the Credit Agreement substantially in the form attached hereto as Exhibit J.

8. Events of Default and Remedies.

8.1 Events of Default. Any of the following shall constitute an Event of Default:

a.	Non-Payment. The Company or any of the Guarantors fails to pay (i) when and as required to be paid herein, any principal of any Obligations, or (ii) within three business days after the same becomes due, any interest on any of the Obligations, or any fee or premium due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder; or

b.	Specific Covenants. (i) The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.5, 6.6, 6.7, 6.9, 6.14, 6.18, 6.26 or 6.27 or 6.28, or (ii) any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or

c.	Other Defaults. The Company or any of the Guarantors fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in this Agreement, the Notes or the Warrants, on its part to be performed or observed and such failure continues for 30 days; or

d.	Representations and Warranties. Any representation or warranty made by the Company herein shall be incorrect when made; or

e.

Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, including under the Credit Agreement, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, including under the Credit Agreement, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case after any applicable grace, cure or notice period, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such

Indebtedness to be made, prior to its stated maturity, or such Guaranty to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined, or as such comparable term may be used and defined, in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) or (B) any Termination Event (as defined, or as such comparable term may be used and defined, in such Swap Contract) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as defined, or as such comparable term may be used and defined, in such Swap Contract) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; provided, that, in each case with respect to any such default under the Credit Agreement, so long as the same is not as a result of a failure to make payment at scheduled maturity or results in the acceleration of obligations thereunder and/or the termination of commitments thereunder prior to their scheduled maturity or termination date, such default is not cured or waived within 60 days of the occurrence of such default (which 60 day period shall be deemed extended by temporary waiver or contractual forbearance by the Administrative Agent or requisite lenders under the Credit Agreement); or

f.	Insolvency Proceedings, Etc. Any Company, Guarantor, or any Material Subsidiary of the Company or a Guarantor institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

g.	Inability to Pay Debts; Attachment. (i) The Company or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

h.	Judgments. There is entered against the Company or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

i.	ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; and

j.	Invalidity of Purchase Agreement Documents. Any provision of this Agreement, the Notes, Warrants, or Guaranties, or any other document entered hereunder or delivered in connection herewith, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or in satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Company or any Guarantor or any other Person contests in any manner the validity or enforceability of any provision of this Agreement or any of the Notes, Warrants or Guaranties; or the Company or any Guarantor denies that it has any or further liability or obligation under this Agreement or any of the Notes, Warrants or Guaranties, or purports to revoke, terminate or rescind any provision of any of the Notes, Warrants or Guaranties.

8.2 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, then:

a.

Remedies. (i) If such event is an Event of Default specified in clause (a) of Section 8.1, the holder of any Note may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with the Applicable Premium with respect to such Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (ii) if such event is an Event of Default specified in clause (f) or (g) of Section 8.1, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Applicable Premium with respect to each Note, without any requirement of presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (iii) if such event is not an Event of Default specified in clause (f) or (g) of Section 8.1, the holder(s) of a Majority of the Notes may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Applicable Premium with respect to each Subordinated Note, without any requirement of presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Company acknowledges, and the parties hereto agree, that each Holder has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Applicable Premium by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

b.	Other Remedies. If any Event of Default shall occur and be continuing, any Holder may proceed to protect and enforce its rights under this Agreement and its Note(s) by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other right and remedy.

8.3 Right to Cure Financial Covenant Defaults. In the event that any Event of Default arises as a result of a breach of Section 6.28(j) (a “Financial Covenant Default”) as of the end of any fiscal quarter of the Company (a “Relevant Quarter”), the Company shall have the right to cure such Financial Covenant Default (the “Cure Right”) by issuing or selling Equity Interests or receiving cash capital contributions in each case during the period of ten (10) days following the date of delivery of the Compliance Certificate for such Relevant Quarter and treating the amount of the Net Cash Proceeds thereof as Consolidated EBITDA for such Relevant Quarter provided that:

a.	the Company shall deliver to the holders of the Notes written notice of its intent to exercise its Cure Right with respect to any Financial Covenant Default concurrent with the delivery by the Company to the holders of the Notes of the Compliance Certificate for such Relevant Quarter;

b.	such Net Cash Proceeds may be treated as Consolidated EBITDA for such Relevant Quarter only to the extent necessary to cure the relevant Financial Covenant Default;

c.	the Company shall have the right to exercise the Cure Right not more than two times so long as the Notes are outstanding; and

d.	such Net Cash Proceeds treated as Consolidated EBITDA for such Relevant Quarter shall be treated as Consolidated EBITDA for any future four (4) fiscal quarter period that includes such Relevant Quarter.

e.

Upon receipt of evidence reasonably satisfactory to the Majority of the Notes of the Company’s receipt of such Net Cash Proceeds, together with a restated Compliance Certificate evidencing compliance with the Financial Covenants for the Relevant Quarter after giving effect to the exercise of the Cure Right in accordance with the terms of this Section 8.03, in each case within such 10 day period, the Company shall be deemed to have satisfied the Financial Covenants for the Relevant Quarter with the same effect as though there had been no initial failure to comply therewith, and any Event of Default existing from a breach of such Financial Covenants that had occurred shall be deemed cured for the purposes of this Agreement with no further action required by the holders of the Notes.

9. Transfer of the Securities.

9.1 Transfer Restrictions.

a.	No Purchaser shall sell, assign, pledge, loan, hedge, transfer or otherwise dispose or encumber (collectively, “Transfer”) any of the Securities during the period commencing on the Closing Date and ending upon the first to occur of (i) the Redemption and Exchange Date or (ii) the date that is one year following the Closing Date (such period, the “Restricted Period”), except for Transfers to an Affiliated Entity, in each case that delivers a written instrument to the Company in form and substance reasonably satisfactory to the Company confirming that the transferee is subject to the obligations of this Agreement (including the obligations contained in this Section 9) and is a Purchaser hereunder (it being acknowledged and understood that no such Transfer by a Purchaser shall relieve such Purchaser from its obligations or liabilities pursuant to this Agreement) (a “Permitted Transfer”).

b.	No Purchaser may Transfer any of the Securities except (1) pursuant to and in compliance with a Holder Supported Distribution (as defined in the Registration Rights Agreement), (2) at a time when trades in the Company’s securities are permitted pursuant to Section 9.1(d) below and in any event only pursuant to (i) a Transfer to the Company, (ii) a Permitted Transfer (iii) a Transfer to a transferee that is not an Affiliate of such Purchaser, pursuant to an effective registration statement under the Securities Act or (iv) a Transfer to a transferee that is not an Affiliate of such Purchaser pursuant to Rule 144, Rule 144A, Regulation S or another exception under the Securities Act and (in the case of (iv) only), if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. The Company shall not register any Transfer of the Securities in violation of this Section 9.1. The Company may, and may instruct any transfer agent for the Company to, place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 9.1.

c.	Each Purchaser agrees that, until the Designee Termination Date and except as otherwise permitted pursuant to a Holder Supported Distribution (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement, each Purchaser and any Affiliate of such Purchaser will be subject to all trading and hedging restrictions to which any Board Designee is or would be subject, including the requirements of Section 16(c) of the Exchange Act and the Company’s insider trading policy; provided that the Purchasers and their Affiliates shall not be required to comply with any restriction on trading of securities of the Company that is added to any policy of the Company by amendment or adoption after the date hereof which would in its practical application discriminatorily affect only the Purchaser and its Affiliates and which is not reasonably supported by a rational legal or business purpose unrelated to the Purchasers’ investment in the Securities (except as may be required by legal or regulatory requirements) other than discriminatory treatment of the Purchasers and their Affiliates. Each Purchaser shall cause each of its Affiliates to comply with the restrictions set forth in this Section 9.1(c) and shall be responsible for any action or inaction by any of its Affiliates that is contrary to the terms of this Section 9.1(c). Each Purchaser agrees that it and its Affiliates shall obtain pre-approval of Transfers to the extent required under such policies. The Company will use commercially reasonable efforts to respond as promptly as reasonably practicable to any request for pre-approval of Transfers by Purchasers and their Affiliates.

d.	The restrictions set forth in this Section 9.1 shall be in addition to the other requirements set forth in the Notes, the Warrants and the Certificate of Designation and the Purchasers acknowledge and agree to be bound thereby.

e.	Each of the Purchasers agrees that it will provide the Company with all information known to it concerning Beneficial Ownership in Securities of such Purchaser for its account as the Company may reasonably request and will provide the Company with all material information known to it concerning any Transfers thereof promptly following the occurrence of any such Transfer.

f.	The Company agrees to cooperate with any Transfer in compliance with this Section 9.1.

9.2 Legends. Each instrument representing any of the Securities shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the Securities represented by any such instrument without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such instrument:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR CERTIFICATE AND, IF APPLICABLE, ANY SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE

ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS. THIS SECURITY IS ALSO SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF MAY 22, 2012, AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.”

In addition to the foregoing legend, the Notes shall be endorsed with the following legend:

“THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF DIAMOND FOODS, INC. AT 600 MONTGOMERY STREET, 13TH FLOOR, SAN FRANCISCO, CALIFORNIA 94111, FACSIMILE NUMBER: (209) 933-6861, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.”

10. Termination.

10.1 Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing (a) by mutual consent of the Company and the Purchasers, or (b) by either party hereto if the Closing shall not have occurred on or prior to the close of business, California time, on or prior to May 31, 2012.

10.2 Effect of Termination. In the event of any termination pursuant to Section 10.1 hereof, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Purchasers, or their directors, officers, agents or stockholders, with respect to this Agreement, except as otherwise provided herein and except for liability for any breach of this Agreement.

11. Miscellaneous Provisions.

11.1 Public Statements or Releases. Neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 11.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or under the rules of any national securities exchange.

11.2 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this

Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

11.3 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, if sent by facsimile or email when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and, if to the Company, addressed as follows:

600 Montgomery Street, 13th Floor

San Francisco, California 94111

Attention:   Chief Financial Officer, Treasurer and General Counsel

Facsimile:  (209) 933-6861

Email:         SKim@diamondfoods.com

with copies to:

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, CA 94104

Attention:   David Michaels, Esq.

Facsimile:  415-281-1350

Email:         DMichaels@Fenwick.com

if to any Purchaser, addressed as set forth in Exhibit A for such Purchaser with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071

Attention:   Steven B. Stokdyk, Esq.

Facsimile:  213-891-8763

Email:         Steven.Stokdyk@lw.com

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

11.4 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

11.5 Governing Law.

a.	This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

b.	The Company and each of the Purchasers hereby irrevocably and unconditionally:

i.	submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the state of New York and the Federal courts of the United States of America located within the city of New York in the State of New York, and appellate courts thereof;

ii.	consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

iii.	agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 11.3 or at such other address of which the other party shall have been notified pursuant thereto;

iv.	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

v.	agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

vi.	agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

vii.	irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

11.6 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

11.7 Expenses. The Company shall pay up to $1,500,000 of the reasonable and documented out-of-pocket fees and expenses incurred by the Purchasers in connection with the proposed investment by Purchasers in the Company (the “Investment”). One business day prior to the Closing, the Purchasers shall provide a draft written notice detailing all out-of-pocket fees and expenses incurred by the Purchasers in connection with the proposed Investment. On the Closing Date, the Company shall pay the lesser of the amount set forth on the final written notice provided pursuant to the immediately preceding sentence (together with appropriate supporting documentation evidencing the calculation of the amount of such fees and expenses) or $1,500,000. This Section 11.7 shall survive Closing and any termination of this Agreement.

11.8 Assignment. Except for the assumption of obligations of a transferee pursuant to a Permitted Transfer, none of the parties may assign its rights or obligations under this Agreement or designate another person to perform all or part of its obligations under this Agreement without the prior written consent of the (x) Company and (y) Majority of the Notes. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

11.9 Confidential Information. The Purchasers acknowledge that from time to time, Purchasers or their directors, managing members, officers, employees, agents, legal counsel, financial advisors, accounting representatives or potential funding sources (“Representatives”) may be given access to non-public, proprietary information with respect to the Company (“Confidential Information”). For purposes hereof, for any Purchaser, Confidential Information does not include, however, (i) information which is or becomes generally available to the public in accordance with law other than as a result of a disclosure by the Purchaser or its Representatives or its Affiliates, subsidiaries or franchisees in violation of this Section 11.9 or any other confidentiality agreement to which the Company is a party or beneficiary, (ii) is, or becomes, available to the Purchasers on a non-confidential basis from a source other than the Company or any of its Affiliates or any of its Representatives; provided, that such source was not known to Purchaser (after reasonable investigation) to be bound by a confidentiality agreement with, or any other contractual, fiduciary or other legal obligation of confidentiality to, the Company or any of its subsidiaries or any of the Company’s representatives, (iii) is already in the Purchasers’ possession (other than information furnished by or on behalf of the Company or directors, officers, employees, representatives and/or agents of the Company), or (iv) is independently developed by the Purchasers without violating any of the confidentiality terms herein. Each Purchaser agrees (i) except as required by law or legal process, to keep all Confidential Information confidential and not to disclose or reveal any such Confidential Information to any person other than those of its Representatives who need to know the Confidential Information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by the Purchaser in the Securities and to cause those Representatives to observe the terms of this Section 11.9 and (ii) not to use Confidential Information for any purpose other than in connection with evaluating, monitoring or taking any other action with respect to the investment by the Purchaser in the Securities.

11.10 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto or a successor, assignee of transferee thereof nor create or establish any third party beneficiary hereto.

11.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11.12 Entire Agreement; Amendments. This Agreement, the other Transaction Agreements and the Nondisclosure Agreement dated March 20, 2012, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Majority of the Notes; provided, that, notwithstanding the foregoing, this Agreement may be amended from time to time without the consent of any other party to include a transferee in a Permitted Transfer as a party and a signatory hereto pursuant to Article 8 of this Agreement.

11.13 Indemnification. The Company shall indemnify the Purchasers and their respective directors, officers and employees and agents and each Person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act of the Purchasers (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Transaction Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, (ii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or misconduct of such Indemnitee, (y) result from a claim brought by the Company or any of its Subsidiaries against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Transaction

Agreement, if the Company or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim related to any hedging activities with respect to, or trading in, the securities of the Company by such Indemnitee or losses on the Securities not related to the foregoing.

11.14 Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company and the Purchasers set forth in this Agreement shall survive the Closing and remain operative and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

DIAMOND FOODS, INC.

By:	/s/ Brian J. Driscoll
Name:	Brian J. Driscoll
Title:	President and Chief Executive Officer

PURCHASERS:

OCM PF/FF ADAMANTINE HOLDINGS, LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Matt Wilson
Name:	Matt Wilson
Title:	Managing Director

By:	/s/ Zach Serebrenik
Name:	Zach Serebrenik
Title:	Senior Vice President

Annex A

Additional Definitions

The following definitions shall give meaning to the corresponding capitalized terms in Section 6.28 (“Certain Negative Covenants”) of the Agreement only and shall have no effect on any other defined term located elsewhere in the Agreement, unless expressly provided. Notwithstanding the foregoing, capitalized terms used but not defined in this Annex shall have the meaning ascribed to such term in the Agreement.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition or maintenance of any fixed or capital asset, in each case, that are capitalized in accordance with GAAP.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided, that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and maturing no more than 365 days from the time of the acquisition thereof, and having, at the time of acquisition thereof, a rating of A-1 (or the then equivalent grade) or better from S&P or P-1 (or the then equivalent grade) or better from Moody’s; and

(d) Investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Company and its Subsidiaries on a consolidated basis, for the most recently completed Measurement Period plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges, (b) the provision for Federal, state, local and foreign income taxes payable (calculated net of Federal, state, local and foreign income tax credits), (c) depreciation and amortization expenses, (d) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period, (e) non-cash charges or expenses related to stock-based compensation, (f) cash or non-cash charges in connection with the Third Amendment and the Oaktree Loan (including, without limitation, advisor fees, commitment fees, legal fees, amendment fees, up-front fees, and other transaction expenses) in an aggregate amount not to exceed $25,000,000; (g) cash or non-cash charges in connection with Permitted Acquisitions not to exceed $1,000,000 in any Fiscal Year, (h) the amount of purchase price and related transaction costs of any acquisition required to be expensed during such period that would otherwise have been classified as goodwill prior to the implementation of FAS 141R; provided such expenses are non-cash; (i) cash or non-cash charges in connection with the audit committee investigation and financial restatement process, including, without limitation, fees and expenses of counsel, consultants and advisors to the Company and to the Audit Committee); (j) cash or non-cash charges related to any SEC investigation or shareholder litigation (including expenses, fines and settlements), (k) employee severance and termination expenses (i) prior to December 31, 2012 and (ii) arising as a result of the termination of the Acquisition Agreement (as defined below), (l) costs incurred in connection with the Transaction Agreement dated as of April 5, 2011 by and among the Company, The Procter & Gamble Company and Wimbledon Acquisition LLC (the “Acquisition Agreement”), the transactions contemplated thereby (including the proposed financing thereof by any and each of the parties to the Acquisition Agreement), and the termination thereof in an aggregate amount not to exceed $42,000,000, and (m) restructuring or business optimization charges, costs and expenses, including, without limitation, facility closure and relocation costs and fees and expenses of operational or restructuring consultants and advisors, including without limitation, Alix Partners and human resources consultants, in an aggregate amount of all such charges, costs and expenses not to exceed $17,500,000 during any trailing four fiscal quarter period commencing after the Third Amendment Effective Date.

Solely for the purpose of the computations of the Consolidated Senior Leverage Ratio, Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio, if there has occurred a Permitted Acquisition or a Disposition during the relevant period, Consolidated EBITDA shall be calculated on a Pro Forma Basis (as defined below) pursuant to this definition. For purposes of this definition, “Pro Forma Basis” means, with respect to the preparation of pro forma financial statements for the purpose of the adjustment to Consolidated EBITDA (1) for any purpose related to any Permitted Acquisition, on the basis that (A) any Indebtedness incurred or assumed in connection with such acquisition or consolidation was incurred or assumed on the first day of the applicable period, and any Indebtedness repaid or retired in connection with such acquisition or consolidation was repaid or retired on the first day of the applicable period, (B) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period either at the rate in effect on the date of such acquisition or the applicable rate experienced over the period, and (C) all income and expense associated with the assets or entity acquired in connection with such Permitted Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by the Company and its Subsidiaries on a pro forma basis for the portion of the applicable period occurring prior to the date such acquisition or consolidation has occurred without giving effect to any cost savings, except such cost savings as would be permitted in a pro forma financial statement prepared in compliance with SEC Regulation S-X or as approved by the Administrative Agent, and (2) relating to any Disposition of assets, a pro forma adjustment of Consolidated EBITDA, in a manner reasonably acceptable to the Administrative Agent, to include, as of the first day of any applicable period, such Dispositions, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of any such permitted asset dispositions consummated during such period calculated on a basis consistent with GAAP and SEC Regulation S-X of the Securities Exchange Act of 1934, as amended, or as approved by the Administrative Agent.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA less (ii) the aggregate amount of all Capital Expenditures less (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash, in each case, of or by the Company and its Subsidiaries to (b) the sum of (i) Consolidated Interest Charges, to the extent paid in cash, (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions of Indebtedness and (iii) the aggregate amount of all Restricted Payments made by the Company, in each case in clauses (a) and (b) above, for the most recently completed Measurement Period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct noncontingent obligations arising in connection with letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of the Company and its Subsidiaries in accordance with GAAP), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under capitalized leases that is treated as interest in accordance with GAAP, in each case, of or by the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided, that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary non-cash losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that the Company’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that the Company’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Company or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Company as described in clause (b) of this proviso).

“Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of the outstanding principal amount of all Obligations under this Agreement and all other Consolidated Funded Indebtedness of the Note Parties other than the Oaktree Loan as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Agreement” means the Credit Agreement entered into as of February 25, 2010, among the Company, the lenders party thereto and Bank of America N.A as the administrative agent, swing line lender and L/C issuer as amended through the Third Amendment thereto, and as further amended-restated, or modified from time-to-time to the extent permitted by Section 10.01 thereof.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an event of default in any of the Company’s loan agreements or that, with the giving of any notice, the passage of time, or both, would be an event of default.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States of America.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Excluded Issuance” means the issuance by the Company of its common Equity Interests (a) pursuant to employee equity compensation and incentive programs (including the exercise of options granted thereunder), (b) in connection with a Permitted Acquisition.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the National Association of Insurance Commissioners and any supranational bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the closing date of the Credit Agreement or entered into in connection with any acquisition or disposition of assets or Permitted Acquisitions permitted under the Credit Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Inactive Subsidiary” means Diamond of Europe, a corporation organized under the laws of the Federal Republic of Germany, and its successors and assigns; provided, that at such time (if any) as any such Person commences any activities or operations, such Person shall cease to be an Inactive Subsidiary.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account is payable (unless being contested in good faith and by appropriate proceedings) and (ii) earn-outs, hold-backs and other deferred payment of consideration in Permitted Acquisitions to the extent not required to be reflected as liabilities on the balance sheet of the Company and its Subsidiaries in accordance with GAAP);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” shall mean, from time to time, any lenders under the Credit Agreement.

“Material Subsidiary” means, any direct or indirect Subsidiary of the Company (a) with unconsolidated assets representing five percent (5%) or more of the consolidated total assets of the Company, (b) with unconsolidated revenues representing five percent (5%) or more of the consolidated revenues of the Company, in each of the foregoing clauses (a) and (b), measured as of the date of the most recent financial statements provided pursuant to Section 6.05, or (c) otherwise designated by the Company as a “Material Subsidiary.”

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company or, if fewer than four consecutive fiscal quarters of the Company.

“Minor Acquisition” means any investment by the Company or any Guarantor in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person; provided, that the total cash and non-cash consideration for such acquisition shall not exceed $10,000,000.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Cash Proceeds” shall mean with respect to the sale or issuance of any Equity Interest by the Company or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by the Company or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other out-of-pocket expenses, incurred by the Company or such Subsidiary in connection therewith.

“Note Parties” means, collectively, the Company and each Guarantor (as applicable).

“Oaktree Loan” means the unsecured loan in the initial aggregate principal amount of $225,000,000 made by Affiliates of Oaktree Capital Management, L.P. to the Note Parties and including without duplication any other Indebtedness of the Note Parties to Oaktree Capital Management, L.P. or any of its Affiliates.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Permitted Acquisition” means any investment by the Company or any Guarantor in the form of acquisitions of all or substantially all of the business or a line of business or a separate operation (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if each such acquisition meets all of the following requirements: (a) the Holders/Purchasers shall receive written notice of such acquisition not less than twenty (20) days prior to closing, together with a reasonable summary description of the relevant acquisition, pro forma projections and financial statements; (b) if the survivor/acquired entity or assets shall be (or shall be owned by) a Subsidiary following such transaction, the survivor/acquired entity becomes a Guarantor and a party to the then current Loan Documents in accordance with the terms of such Loan Documents; (c) the acquired entity, assets or operations shall be in a substantially similar line of business as the Company and its subsidiaries, or a line of business reasonably related thereto; (d) the Holders/Purchasers shall receive resolutions of the board of directors of the acquired company approving the acquisition prior to closing (except in the case of an acquisition of a Subsidiary of an entity, or of assets of an entity); (e) with respect to any acquisition (other than a Minor Acquisition) the Company shall provide to the Holders/Purchasers evidence that the acquired company had positive EBITDA for the four consecutive fiscal quarter period ending on or immediately prior to the consummation of the proposed acquisition; (f) except to the extent funded solely by the proceeds of Equity Issuances or with Equity Interests, the total cash and non-cash consideration (including all earnouts and other contingent payment obligations to the sellers thereof, and all assumptions of Indebtedness in connection therewith) for such acquisition (or series of related acquisitions) together with the total cash and non-cash consideration for all prior acquisitions consummated during the four consecutive fiscal quarter period ending on or immediately prior to the consummation of the proposed acquisition, shall not exceed 50% of Consolidated Excess Cash Flow permitted to be retained by the Company and its Subsidiaries pursuant to the terms hereof on a consolidated basis for the fiscal year ending on or immediately prior to the consummation of the proposed acquisition, so long as the Company has delivered a written calculation of Consolidated Excess Cash Flow as defined in the Credit Agreement as to the date thereof for such fiscal year in form and substance reasonably acceptable to the Holders/Purchasers; (g) there shall be at least $50,000,000 of availability under the revolving credit facility under the Credit Agreement after making such acquisition; (h) the Company shall deliver to the Administrative Agent and the

Lenders, at least five (5) business days prior to closing, a certificate of a Responsible Officer evidencing pro forma compliance with the financial covenants set forth in Section 7.11 (both before and after giving effect to the proposed acquisition); (i) no Default or Event of Default shall have occurred and be continuing as of the closing date of the proposed acquisition; and (j) no such acquisition shall be permitted prior to October 31, 2013 without the consent of the Required Holders of Majority of Notes.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Company. Any document delivered hereunder that is signed by a Responsible Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate action on the part of the Company and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Company.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent or any thereof) or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement relating to a transaction described in clause (a) (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions) creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Third Amendment” means that certain Waiver and Third Amendment to Credit Agreement by and among the Note Parties, the Administrative Agent and the Lenders party thereto dated as of the Third Amendment Effective Date.

“Third Amendment Effective Date” means the date that the Third Amendment becomes effective pursuant to the terms thereof.

EXHIBIT A

PURCHASERS

Purchaser Name	Principal Amount of Senior Notes to be Purchased	Principal Amount of Redeemable Notes to be Purchased	Shares of Common Stock Subject to Warrant to be Issued	Shares of Series A Preferred Stock to be Issued
OCM PF/FF Adamantine Holdings, Ltd.	$150,000,000	$75,000,000	4,420,859 shares	750,000 shares
TOTAL	$150,000,000	$75,000,000	4,420,859 shares	750,000 shares

The address for OCM PF/FF Adamantine Holdings, Ltd. is:

c/o Oaktree Capital Management, L.P.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Matthew Wilson

Facsimile: (213) 830-6394

E-mail: mwilson@oaktreecapital.com

EXHIBIT B

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR CERTIFICATE AND, IF APPLICABLE, ANY SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS. THIS SECURITY IS ALSO SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF MAY 22, 2012, AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF DIAMOND FOODS, INC. AT 600 MONTGOMERY STREET, 13TH FLOOR, SAN FRANCISCO, CALIFORNIA 94111, FACSIMILE NUMBER: (209) 933-6861, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

DIAMOND FOODS, INC.

FORM OF NOTE

$[—]	[DATE	]

FOR VALUE RECEIVED, the undersigned, Diamond Foods, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [—], (including any successors or assigns the “Holder”), a sum equal to the aggregate principal amount of [—] ($[—]), or, the aggregate unpaid and outstanding principal amount of this Note, plus any accrued unpaid interest on May [—]1, 2020 (the “Maturity Date”).

This Note (this “Note”) is issued pursuant to the terms of the Securities Purchase Agreement, dated May 22, 2012, by and among the Company and the purchasers named in Exhibit A attached thereto (the “Purchase Agreement”) and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Purchase Agreement.

This Note is a general unsecured obligation of the Company and is guaranteed as provided in the Purchase Agreement.

The Holder may endorse the attached schedule to reflect the date and amount of each increase and decrease of the principal amount of this Note; provided that the failure of the Holder to make any such recordation (or any error in such recordation) shall not affect the obligations of Company hereunder.

[1]	To be eight years from the date of issuance.

(1) Definitions. As used herein, the following terms have the respective meanings set forth below:

“Applicable Premium” means, with respect to the outstanding principal amount of this Note on any prepayment date, the greater of:

a. 1.0% of the outstanding principal amount of the Note; or

b. the excess of: (a) the present value at such prepayment date of (i) the prepayment price of the Note at the third anniversary of the Redemption and Exchange Date, (such redemption price being set forth in the table appearing in Section 5(b) hereof) plus (ii) all required interest payments due on the Note through such date, (excluding accrued but unpaid interest to the prepayment date), computed using a discount rate equal to the Treasury Rate as of such prepayment date plus 50 basis points; over (b) the outstanding principal amount of the Note.

“AHYDO Amount” means, as of any Interest Payment Date on or after the fifth anniversary of the issuance of this Note, the portion of the then-outstanding principal amount of this Note equal to the smallest amount, the timely payment of which hereunder on such Interest Payment Date shall cause this Note not to be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provision of similar import).

(2) Interest. The Company promises to pay or cause to be paid interest on the principal amount of this Note at 12.0% per annum from May [—], 2012 until the Maturity Date; provided, however, that if the condition set forth in Section 3.5 of the Purchase Agreement shall have occurred, then during the Penalty Period such 12.0% interest per annum shall be reduced to 10.0% interest per annum. The Company will pay interest, if any, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), commencing on September 1, 2012. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(3) Method of Payment. With respect to each Interest Payment Date occurring prior to and including June 1, 2014, the Company may elect, at its sole option, to pay interest on this Note in cash or in kind (such payment in kind, the “PIK Interest”). If the Company elects to make any such payment in kind, all accrued interest due on the relevant Interest Payment Date shall be added to the principal amount outstanding hereunder. With respect to each Interest Payment Date occurring after June 1, 2014, the Company shall pay interest on this Note in cash. Interest paid in cash shall be in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder may from time to time designate in writing to the Company.

(4) Special Redemption and Exchange.

a. [If the Special Redemption and Exchange occurs in accordance with the terms of, and subject to the conditions contained in, Section 3 of the Purchase Agreement, the principal amount outstanding under this Note shall be reduced by
$[—]2 (which shall be exchanged for Series A Preferred Stock pursuant to the Purchase Agreement) and the remaining principal amount and all accrued and unpaid interest thereon shall be exchanged for Senior Notes with a principal amount equal to such principal and interest pursuant to the Purchase Agreement.]3

b. If the Special Redemption and Exchange occurs [and the principal amount outstanding under this Note is reduced as provided in Section 4(a)]4, the Company may not prepay any [other]5 amounts under this Note at any time during the period beginning on the Redemption and Exchange Date and ending on the third anniversary of the Redemption and Exchange Date; provided, that during such period, on one or more occasions, the Company may prepay all or a part of the principal and interest under this Note, at a price equal to 100% of the principal amount of the Note prepaid, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the applicable date of prepayment, subject to the rights of the Holder on the relevant record date to receive interest due on the relevant Interest Payment Date.4

[2]	To come from Exhibit A to the Purchase Agreement.
[3]	This bracketed Section 4(a) shall only be included in the Redeemable Notes. In the case of Senior Notes, this bracketed Section 4(a) shall be replace with “[RESERVED]”.
[4]	This bracketed language shall only be included in the Redeemable Notes. In the case of Senior Notes, this bracketed language shall be deleted.
[5]	This bracketed language shall only be included in the Redeemable Notes. In the case of Senior Notes, this bracketed language shall be deleted.

2

(5) Prepayment. Except as otherwise provided herein, the principal and interest under this Note may not be prepaid prior to the Maturity Date without the consent of the Holder.

a. Subject to Section 4(b), at any time prior to May [—], 2013, the Company may prepay all (but not part) of the principal amount outstanding under this Note at a price equal to 101% of such outstanding principal amount plus accrued and unpaid interest to the date of prepayment; provided, that the Company must also concurrently prepay in full the amounts outstanding under all of the other Notes issued under the Purchase Agreement, plus all accrued and unpaid interest thereon.

b. Subject to Section 4(b), on or after May [—], 2013, the Company may on any one or more occasions prepay all or a part of the principal amount outstanding under this Note, at the prepayment prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the principal amounts prepaid, to the applicable date of prepayment, if redeemed during the twelve-month period beginning on May [—] of the years indicated below, subject to the rights of the Holder to receive interest on the relevant Interest Payment Date:

Year	Percentage
2013	112.0%
2014	112.0%
2015	112.0%
2016	106.0%
2017	103.0%
2018 and thereafter	100.0%

Unless the Company defaults in the payment of the prepayment price, interest will cease to accrue on the Note or portions thereof prepaid on the applicable prepayment date.

c. During the Penalty Period, as set forth in Section 3.5 of the Purchase Agreement, the Company may prepay all (but not part) of the principal amount outstanding under this Note at a price equal to 100% of such outstanding principal amount plus all accrued and unpaid interest to the date of prepayment; provided, that the Company must also concurrently prepare in full the principal amounts outstanding under all of the other Notes issued under the Purchase Agreement, plus all accrued and unpaid interest thereon.

(6) Offers to Purchase the Note. Upon the occurrence of a Change of Control or Asset Sale, the Company shall comply with the requirements set forth in Sections 6.29 and 6.30 of the Purchase Agreement, respectively.

(7) Defaults and Remedies. This Note will be subject to the Events of Default specified in Section 8.1 of the Purchase Agreement, which include: (i) default in the payment when due of the principal of, interest on, or other premium on, if any, the Note; (ii) default in the performance of the covenants specified in Section 8.1(b) of the Purchase Agreement; (iii) default in the performance of any additional covenants or agreements contained in the Purchase Agreement, the Notes or the Warrants, if such default continues uncured for 30 days; (iv) breach of any representation, warranty, certification, statement of fact made or deemed to be made by or on behalf of the Company or any Guarantor or in the Purchase Agreement, the Notes or the Warrant, or in any document to be delivered in connection with the foregoing documents; (v) a cross-default specified in Section 8.1(e) of the Purchase Agreement; (vi) any specified insolvency proceeding or other appointment, institution of proceedings, consent or other action resulting from the institution of such proceedings, as specified in Section 8.1(f) of the Purchase Agreement; (vii) default in the repayment of certain debts as due or the incurrence of a writ or warrant of

3

attachment or other levy against all or any material part of the property of the debtor for a period of at least 30 days; (viii) incurrence of final judgments or orders in excess of the limit provided in Section 8.1(h) of the Purchase Agreement; (ix) an ERISA Event; or (x) the invalidity of any provision of the Purchase Agreement, the Notes, the Warrant or the Guaranties, or any other document entered into in connection with the foregoing documents for any reason other than as expressly permitted therein. If an Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of the principal of, interest on, or other premium on, if any, this Note or to enforce the performance of any provision of this Note, which remedies shall include the right to declare the Note to be due and payable immediately upon demand by the Holder. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Guarantor of the Company, this Note shall become due and payable immediately without further action or notice. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law

(8) AHYDO Payment. On each Interest Payment Date occurring after the fifth anniversary of the “date of issue” (as defined for purposes of Section 163(i) of the Code) of the Note, excluding the Interest Payment Date that falls on the Maturity Date, the Company shall pay on such Interest Payment Date, without premium or penalty, the Note’s outstanding AHYDO Amount. The Holder and the Company intend that the mandatory cash payments referred to in this Section 8 be sufficient to result in the Note being treated as not having “significant original issue discount” within the meaning of Section 163(i)(2) of the Code, and this Section 8 shall be interpreted in a manner consistent with such intent. The outstanding principal amount of this Note shall automatically be reduced by 100% of any amount so paid pursuant to this Section 8.

(8) Successors and Assigns. This Note applies to, inures to the benefit of and binds the successors and assigns of the parties hereto. Notwithstanding the forgoing, any transfer of this Note may be effected only in accordance with the Purchase Agreement. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new Note for the same principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, as well as all other terms and conditions contained in this Note and in the Purchase Agreement, and agrees to comply with all such terms and conditions for the benefit of the Company and any other holder.

(9) Modifications and Waiver. This Note and any provision hereof may be waived, modified or amended only by an instrument in writing signed by the Company and the Holder.

(10) Notices, Etc. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid. All communications shall be sent to the Company at 600 Montgomery Street, 13th Floor, San Francisco, California 94111, Facsimile (209) 933-6861, Attention: Chief Financial Officer and General Counsel, and to the Holder at the address then on record at the Company. The Company and the Holder may change the address to which notices and communications to it are to be address by notification as provided herein.

(11) Acceptance. Receipt of this Note by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained in this Note and the Purchase Agreement.

(12) Indemnification. The Company shall indemnify, save and hold harmless the Holder from and against any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out of-pocket expenses incurred in connection with or arising from any default hereunder by the Company. This indemnification provision shall be in addition to the rights of any Holder (i) to bring an action against the Company for breach of contract based on such default hereunder and (ii) contained in Section 11.13 of the Purchase Agreement.

(13) Severability. If any part or provision of this Note is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Note shall remain binding upon the parties hereto.

4

(14) Entire Agreement. This Note, the other Transaction Agreements and the Nondisclosure Agreement dated March 20, 2012, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations, and statements with respect to the subject matter hereof, whether written or oral.

(15) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and each Holder hereby irrevocably and unconditionally:

a. submits for itself and its property in any legal action or proceeding relating solely to this Note or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the state of New York and the Federal courts of the United States of America located within the city of New York in the State of New York, and appellate courts thereof;

b. consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

c. agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 10.3 of the Purchase Agreement or at such other address of which the other party shall have been notified pursuant thereto;

d. agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

e. agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

f. agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Note, to the extent permitted by law; and

g. irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Note.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the date first written above.

DIAMOND FOODS, INC.

By:
Name:
Title:

SCHEDULE OF INCREASES AND DECREASES IN THE PRINCIPAL AMOUNT OF THIS NOTE

The following increases and decreases in the principal amount of this Note have been made:

Date	Amount of Increase in Principal Amount of this Note	Amount of Decrease in Principal Amount of this Note	Principal Amount of this Note following such increase (or decrease)	Signature of Holder of this Note

EXHIBIT C

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR CERTIFICATE AND, IF APPLICABLE, ANY SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS. THIS SECURITY IS ALSO SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF MAY 22, 2012, AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.

DIAMOND FOODS, INC.

FORM OF WARRANT TO PURCHASE COMMON STOCK

[—] SHARES	[DATE]

Void After May [—]1, 2019

THIS CERTIFIES THAT, for value received, [—] (including any successors or assignees, the “Purchaser”), is entitled to subscribe for and purchase at the Exercise Price (as defined below) from Diamond Foods, Inc., a Delaware corporation (the “Company”), up to 4,420,859 shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”), subject to adjustment as provided herein.

This Warrant (this “Warrant”) is issued pursuant to the terms of the Securities Purchase Agreement, dated 22, 2012, by and among the Company and the purchasers named in Exhibit A thereto (the “Purchase Agreement”) and is entitled to the benefits thereof. Unless otherwise indicated, capitalized terms used in this Warrant shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1. Definitions. As used herein, the following terms shall have the following respective meanings:

“Black Scholes Value” means value of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the sum of the price per share being offered in cash, if any, plus the per-share value of any non-cash consideration, if any, being offered in such Fundamental Change, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Change and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the such Fundamental Change, as applicable.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

“Company Rights Plan” means that certain Rights Agreement, dated as of April 29, 2005, by and between the Company and Computershare Trust Company, N.A., a federally chartered trust company (f/k/a EquiServe Trust Company, N.A.), as Rights Agent, as amended.

[1]	To be seven years from the date of issuance.

1

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Current Market Price Per Common Share” as of any date means the average of the Daily Prices per share of Common Stock for the seven (7) consecutive trading days immediately prior to such date.

“Exercise Period” shall mean the period commencing on the earliest of (i) the Special Redemption and Exchange Cutoff Date, (ii) March 1, 2013 (if the Company has not delivered a Statement pursuant to Section 3.3(a) of the Purchase Agreement on or before that date), (iii) the date of a Fundamental Change and (iv) May 1, 2013 or such later date as any disputes regarding Sections 3.2(a) or (b) of the Purchase Agreement have been resolved, and ending May [—]2, 2019, unless earlier terminated as provided below.

“Exercise Price” shall mean $10.00 per share, subject to adjustment pursuant to Section 5 below.

“Exercise Shares” shall mean the shares of the Company’s Common Stock issued or issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

“Fair Market Value” of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board, which determination must be set forth in a written resolution of the Board, in accordance with the following rules:

(i) for Common Stock or other security traded or quoted on a Trading Market, the Fair Market Value will be the average of the closing prices of such security on such Trading Market over a ten (10) consecutive trading day period, ending on the trading day immediately prior to the date of determination;

(ii) for any security that is not so traded or quoted, the Fair Market Value shall be determined by the Board; or

(iii) for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer and a willing seller in an arms’-length transaction.

“Fundamental Change” means any of the following: (i) any merger, consolidation, stock or asset purchase, recapitalization or other business combination transaction (or series of related transactions) as a result of which the shares of capital stock of the Company entitled to vote generally in the election of directors and the Series A Preferred Stock (treated on an as-converted basis) immediately prior to such transaction (or series of related transactions) are converted into and/or continue to represent (on an as-converted basis in the case of the Series A Preferred Stock), in the aggregate, less than 50% of the total voting power of all shares of capital stock that are entitled to vote generally in the election of directors of the entity surviving or resulting from such transaction (or ultimate parent thereof), (ii) any person or group, together with any Affiliates thereof, has, directly or indirectly, become the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the Company that are entitled to vote generally in the election of directors, (iii) the sale, transfer or disposition, including but not limited to any spin-off or in-kind distribution of all or substantially all of the assets, business or securities of the Company (on a consolidated basis) to any person or group (other than the Company or one or more of its wholly-owned subsidiaries), (iv) the dissolution, liquidation or winding up of the Company or (v) the Company (a) other than dividends and splits subject to 5.2(b), effects any reorganization, recapitalization or reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (b) effects or consummates, or makes any public announcement or disclosure with respect to, any stock combination, reverse stock split or other similar transaction involving the Common Stock.

[2]	To be seven years from the date of issuance.

2

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Rights Plan Exercise Price” shall have the same meaning as “Purchase Price” set forth in the Company Rights Plan or its comparable term/provision under any successor, substitute or additional stockholder rights plan.

“Rights Plan Triggering Event” shall have the meaning given thereto in the Company Rights Plan.

“Rights Triggering Date” means the date on which a Rights Plan Triggering Event occurs.

“Trading Day” shall mean (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a business day.

“Trading Market” means The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, The NYSE Amex Equities, or The New York Stock Exchange, Inc.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the applicable Trading Market during the period beginning at 9:30:01 a.m., New York time (or such other time as such Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such Trading Market publicly announces is the official close of trading), as reported by Bloomberg L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such Trading Market publicly announces is the official close of trading), as reported by Bloomberg L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the VWAP of such security on such date shall be the Fair Market Value as mutually determined by the Company and the Purchaser.

2. Exercise of Warrant.

2.1 Method of Exercise. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth in Section 11 hereof (or at such other address as it may designate by notice in writing to the Purchaser):

(a) An executed Notice of Exercise in the form attached hereto; and

(b) Payment of the Exercise Price either (i) in cash or wire transfer of immediately available funds or by cashier’s check drawn down on a United States bank made payable to the order of the Company, or (ii) pursuant to a Cashless Exercise, as described below.

3

2.2 Cashless Exercise. Notwithstanding any provisions herein to the contrary, if, at any time during the Exercise Period, the Current Market Price (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Purchaser may exercise this Warrant by a cashless exercise by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and the Company shall issue to the Purchaser a number of shares of Common Stock computed using the following formula:

	X =	Y (B-A)
B

Where:	X =	the number of shares of Common Stock to be issued to the Purchaser.

	Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

	A =	the Exercise Price.

	B =	the average of the closing prices for the seven Trading Days immediately prior to (but not including) the date of exercise (the “Current Market Price”).

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Exercise Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Purchaser, and the holding period for the Exercise Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

2.3 Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days of the date of exercise, a new Warrant evidencing the rights of the Purchaser, or such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder. In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share. Fractional shares shall be treated as provided in Section 6 hereof.

2.4 Payment of Expenses and Taxes. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Purchaser. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the issue and delivery of Exercise Shares in a name other than that of the Purchaser of the Warrants to be exercised.

2.5 Cancellation Upon Special Redemption and Exchange. This Warrant shall terminate immediately and be surrendered to the Company for cancellation on the Satisfaction Date (as defined in the Purchase Agreement).

2.6 Delivery of Shares. Exercise Shares acquired hereunder shall be delivered to the Purchaser within five Trading Days after any date on which this Warrant shall have been validly exercised in full or in part. Such Exercise Shares shall be in certificated form and bear an appropriate restrictive legend unless otherwise required under the terms of the Purchase Agreement. The person in whose name any Exercise Shares are to be

4

issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was validly exercised, irrespective of the date of issuance of the shares of Common Stock, except that, if the date of such valid exercise is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.7 Failure to Deliver Exercise Shares. If the Company fails to deliver Exercise Shares to the Purchaser pursuant to Section 2.6 by noon, Eastern Standard Time, on the third Trading Day after the date of a valid exercise of this Warrant, then the Company shall,

(a) at the option of the Purchaser, either,

(i) rescind such exercise and reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such exercise was not honored, in lieu of delivering such Exercise Shares; or

(ii) deliver to the Purchaser the Exercise Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder; and

(b) if after noon, Eastern Standard Time, on the third Trading Day the Purchaser or the Purchaser’s brokerage firm purchases shares of the same class and series as the Exercise Shares to deliver in satisfaction of a sale by the Purchaser of the Exercise Shares which the Purchaser anticipated receiving upon such exercise (a “Buy-In”), pay in cash to the Purchaser the amount by which,

(i) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares so purchased, exceeds

(ii) the amount obtained by multiplying (1) the number of Exercise Shares that the Company was required to deliver to the Purchaser in connection with the exercise, by (2) the price at which the sell order giving rise to such purchase obligation was executed.

The Purchaser shall provide the Company prompt written notice indicating the amounts payable to the Purchaser in respect of any Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company (a “Buy-In Notice”). The Company shall pay the amounts payable to the Purchaser in respect of any Buy-In within three Trading Days after the Company’s receipt of the Buy-In Notice.

3. Covenants of the Company.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that it will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. All Exercise Shares will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2 No Impairment. Except and to the extent as waived or consented to by the Purchaser, the Company will not, by amendment of its certificate of incorporation or bylaws (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be

5

observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Purchaser against impairment.

3.3 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to (a) receive any dividend (other than a Common Stock dividend subject to Section 5.1) or (b) vote with respect to a capital reorganization of the Company, a reclassification, recapitalization or exchange of the capital stock of the Company, a consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another person, or a voluntary dissolution, liquidation or winding up of the Company, then the Company shall mail to the Purchaser, at least ten Trading Days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or vote.

3.4 Automatic Exercise. Notwithstanding anything herein to the contrary, to the extent this Warrant remains exercisable and is exercisable pursuant to Section 2.2, this Warrant shall be deemed to be fully exercised pursuant to Section 2.2, without the need for any action by the Purchaser or the Company, immediately prior to the end of the Exercise Period; provided, however, that notwithstanding any other provision hereof or in the Purchase Agreement, the Company may delay the delivery of Exercise Shares pursuant to such an automatic exercise until the Purchaser delivers to the Company a certification substantially in the form of Section 3 of the Notice of Exercise attached hereto.

4. Representations of Purchaser.

4.1 Investor Status. Purchaser certifies and represents to the Company that Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. Purchaser’s financial condition is such that it is able to bear the risk of holding the Warrant and the Exercise Shares for an indefinite period of time and the risk of loss of its entire investment. Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

4.2 Purchase Entirely for Own Account. Such Purchaser is acquiring the Warrant and Exercise Shares for its own account and not with a view to, or for sale in connection with, any distribution of the Warrant or Exercise Shares in violation of the Act.

4.3 Securities Not Registered. Purchaser understands that the Warrant and Exercise Shares have not been registered under the Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Act, and that the Warrant and Exercise Shares must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Act or is exempt from such registration. Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.4 Legends. Purchaser acknowledges that the Company may place a restrictive legend substantially in the following form on the Exercise Shares issuable upon exercise of this Warrant in order to comply with securities laws unless such Exercise Shares are otherwise freely tradable under Rule 144 of the Act.

6

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR CERTIFICATE AND, IF APPLICABLE, ANY SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS. THIS SECURITY IS ALSO SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF MAY 22, 2012, AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.

5. Certain Adjustments.

5.1 Certain Adjustments.

(a) Adjustments for Issuances of Additional Shares of Common Stock.

(i) Definitions. For purposes of this Section 5.1(a), the following definitions apply:

(1) “Additional Shares of Common Stock” means any shares of Common Stock issued (whether from the Company’s treasury or authorized and unissued shares of capital stock) or, as provided in Section 5.1(a)(ii) below, deemed to be issued by the Company after the closing of the transactions contemplated by the Purchase Agreement; provided, that, notwithstanding anything to the contrary contained herein, Additional Shares of Common Stock shall not include issuances of Common Stock (including any deemed issuance pursuant to Section 5.1(a)(ii)) which are (A) pursuant to employee benefit plans and compensation related arrangements approved by the board of directors of the Company (including any duly authorized committee or delegee thereof), (B) in connection with any acquisition of assets, merger, consolidation or other combination of the Company or a Subsidiary of the Company with another person, (C) in connection with the settlement of any litigation, investigation or legal proceeding (or threatened litigation, investigation or legal proceeding), or (D) which are subject to Sections 5.1(b) – (c).

(2) “Measurement Date” means, with respect to a transaction, the public announcement of such transaction (or, if no such public announcement is made, the date of issuance).

(ii) Deemed Issuances of Additional Shares of Common Stock. The maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of Convertible Securities will be deemed to be Additional Shares of Common Stock issued as of the time of the issuance of such Convertible Securities; provided, however, that:

(1) No adjustment in the Exercise Price will be made upon the subsequent issuance of shares of Common Stock upon the exercise, conversion or exchange of such Convertible Securities;

(2) To the extent that Additional Shares of Common Stock are not issued pursuant to any such Convertible Security upon the expiration or termination of an unissued, unexercised, unconverted or unexchanged Convertible Security, the Exercise Price will be readjusted to the Exercise Price that would have been in effect had such Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

7

(3) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Convertible Security, excluding a change resulting from any transaction giving rise to an adjustment pursuant to Section 5.1(b), but including periodic or scheduled accretions or adjustments to a Convertible Security, interest and dividends paid in kind, repricings of the exercise or conversion price of such Convertible Securities or otherwise, the Exercise Price then in effect will be readjusted to the Exercise Price that would have been in effect if, on the date of issuance, such Convertible Security were exercisable, convertible or exchangeable for such changed number of shares of Common Stock.

(iii) Determination of Consideration. The Fair Market Value of the consideration received by the Company for the issue of any Additional Shares of Common Stock will be computed as follows:

(1) Cash and Property. Aggregate consideration consisting of cash and other property will: (x) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends; (y) insofar as it consists of property other than cash, be computed at the Fair Market Value thereof on the Measurement Date; and (3) insofar as it consists of both cash and other property, be the proportion of such consideration so received.

(2) Convertible Securities. The aggregate consideration per share received by the Company for Convertible Securities will be determined by dividing: (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the full and complete exercise, conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the full and complete exercise, conversion or exchange of such Convertible Securities.

(iv) In the event the Company shall, at any time and from time to time while any of the Warrants are outstanding, issue or sell Additional Shares of Common Stock for a consideration per share, as determined by such consideration’s Fair Market Value in accordance with Section 5.1(a)(iii), less than the Exercise Price in effect immediately prior to such issuance (a “Below Exercise Price Issuance”), then, effective immediately upon the date of such Below Exercise Price Issuance, the Exercise Price in effect immediately after such Below Exercise Price Issuance shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such Below Exercise Price Issuance by a fraction: (1) the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to such Below Exercise Price Issuance (on a fully diluted basis, including the aggregate number of shares of Common Stock issuable upon exercise of the all Company Options and Warrants, based on the treasury method) (such number of shares of Common Stock, the “Number of Fully Diluted Shares of Common Stock”); plus (b) (x) the Fair Market Value of the aggregate consideration received by the Company in respect of such Below Exercise Price Issuance, divided by (y) the Exercise Price in effect immediately prior to such Below Exercise Price Issuance, and (2) the denominator of which shall be the sum of (a) the Number of Fully Diluted Shares of Common Stock, plus (b) the number of such Additional Shares of Common Stock issued in such Below Exercise Price Issuance.

(v) If any adjustment pursuant to Section 5.1(a)(iv) results in an adjustment to the number of Exercise Shares pursuant to Section 5.1(d) that would require the Company to issue shares of Common Stock in excess of the amount permitted by applicable listing standards of The NASDAQ Global Select Market to be issued without approval by the Company’s stockholders, the Company shall, at its option, either (i) obtain the approval of its stockholders with respect to such issuance or (ii) in lieu of delivering shares of Common Stock in excess of such limitations, pay cash on a pro rata basis to the holders of the Warrants being exercised in an

8

amount per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of such conversion in respect of which such shares would otherwise be required to be delivered to the holders of the exercised Warrants and which are not permitted to be issued and so delivered by such listing standards.

(b) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (and not to the Purchaser hereof), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to clause (i), (ii) or (iii) of this paragraph shall become effective immediately upon the effective date of such dividend or distribution, subdivision or combination.

(c) Fundamental Change. If, at any time while any portion of this Warrant is outstanding there is a Fundamental Change, then the Purchaser shall thereafter receive, upon exercise of this Warrant, the same amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of the number of Exercise Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”) (in lieu of the Exercise Shares if the Exercise Shares would no longer be outstanding as a result of such Fundamental Change had they been outstanding immediately prior thereto). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Change, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. Any successor to the Company or surviving entity in such Fundamental Change shall issue to the Purchaser a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Purchaser’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof and, upon such issuance, this warrant shall be automatically cancelled and shall cease to be of further force or effect. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c). Notwithstanding anything to the contrary, in the event of a Fundamental Change that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) results in this Warrant being exercisable for securities that are not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital market, the Company or any successor entity shall redeem this Warrant concurrently with or within 30 days after the consummation of the Fundamental Change for the Black Scholes Value of the unexercised portion of this Warrant as of the consummation of such Fundamental Change.

(d) Number of Exercise Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 5, the number of Exercise Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Exercise Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

9

(f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 5, the Company at its expense will within five (5) business days compute such adjustment in accordance with the terms of this Warrant and prepare a notice setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Exercise Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will deliver a copy of each such notice to the Purchaser and to the Company’s transfer agent.

(g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Change or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Purchaser a notice describing the material terms and conditions of such transaction at least 10 calendar days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Purchaser is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

6. Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Purchaser otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of an Exercise Share by such fraction.

7. No Stockholder Rights. This Warrant in and of itself shall not entitle the Purchaser to any voting rights or other rights as a stockholder of the Company.

8. Successors and Assigns. This Warrant applies to, inures to the benefit of and binds the successors and assigns of the parties hereto. Notwithstanding the forgoing, any transfer of this Warrant may be effected only in accordance with the Purchase Agreement. This Warrant may be transferred only by the Purchaser in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Purchaser. The transferee shall sign an investment letter in form and substance satisfactory to the Company. Purchaser and any subsequent holder of this Warrant receives this Warrant subject to the foregoing terms and conditions, as well as all other terms and conditions contained in this Warrant and in the Purchase Agreement, and agrees to comply with all such terms and conditions for the benefit of the Company.

9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. Modifications and Waiver. This Warrant and any provision hereof may be waived, modified or amended only by an instrument in writing signed by the Company and the Purchaser.

10

11. Notices, Etc. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid. All communications shall be sent to the Company at 600 Montgomery Street, 13th Floor, San Francisco, California 94111, Facsimile (209) 933-6861, Attention: Chief Financial Officer and Treasurer, with a copy to the General Counsel, and to the Purchasers at the addresses set forth in the Purchase Agreement. The Company and the Holder may change the address to which notices and communications to it are to be address by notification as provided herein.

12. Acceptance. Receipt of this Warrant by the Purchaser shall constitute acceptance of and agreement to all of the terms and conditions contained in this Warrant and the Purchase Agreement.

13. Governing Law.

(a) This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Company and the Purchaser each hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Warrant or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the state of New York and the Federal courts of the United States of America located within the city of New York in the State of New York, and appellate courts thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 11 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Warrant, to the extent permitted by law; and

11

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Warrant.

14. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

15. Severability. If any part or provision of this Warrant is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Warrant shall remain binding upon the parties hereto.

16. Entire Agreement. This Warrant, the other Transaction Agreements and the Nondisclosure Agreement dated March 20, 2012, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations, and statements with respect to the subject matter hereof, whether written or oral.

17. Indemnification. The Company shall indemnify, save and hold harmless the Purchaser from and against any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out of-pocket expenses incurred in connection with or arising from any default hereunder by the Company. This indemnification provision shall be in addition to the rights of such Purchaser (i) to bring an action against the Company for breach of contract based on such default hereunder and (ii) contained in Section 10.13 of the Purchase Agreement.

18. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Purchaser to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Purchaser hereof, shall give rise to any liability of such Purchaser to pay the Exercise Price for any Exercise Shares other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

19. Remedies. In addition to being entitled to exercise its rights granted by law, including recovery of damages, the Purchaser shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

DIAMOND FOODS, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO: DIAMOND FOODS, INC.

(1) The undersigned hereby elects to (check one box only):

☐  purchase                      shares of the Common Stock of Diamond Foods, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full for such shares.

☐  purchase the number of shares of Common Stock of the Company by cashless exercise pursuant to the terms of the Warrant as shall be issuable upon cashless exercise of the portion of the Warrant relating to                      shares.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that (i) it an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) its financial condition is such that it is able to bear the risk of holding the Common Stock for an indefinite period of time and the risk of loss of its entire investment, (iii) is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company, (iv) it is acquiring the shares of Common Stock issuable upon exercise of this Warrant for its own account and not with a view to, or for sale in connection with, any distribution of the Common Stock in violation of the Act, (v) it understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under Securities Act of 1933, as amended (the “Act”), by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Act, and that the Common Stock must continue to be held by the undersigned unless a subsequent disposition thereof is registered under the Act or is exempt from such registration, and (vi) it understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with Section 8 thereof, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated: , 20

Purchaser’s
Signature:

Purchaser’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT D

FORM OF GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) dated as of May 22, 2012, by and among Diamond Foods, Inc., a Delaware corporation (the “Company”), the purchasers set forth on Exhibit A thereto (collectively, the “Purchasers”), [Lion/Stove Luxembourg Investment 2 S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg), with its registered office at 13-15, avenue de la Liberté L-1931 Luxembourg, having a share capital of EUR115,525 and registered with the Luxembourg trade and companies register under number B119.067 (the “Luxembourg Guarantor”), Kettle Food Holdings, Inc., Kettle Foods, Inc., DFKA Ltd and DFKA Holdings, Limited]1 (whether one or more, the “Guarantor”, and if more than one, jointly and severally) hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

1. Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon an offer to purchase, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations and any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Company to the holders of the Notes (the “Holders”) issued pursuant to the Purchase Agreement and any instruments, agreements or other documents of any kind or nature now or hereafter executed in connection therewith (including all renewals, extensions, amendments, refinancings, restatements and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Holders in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or the Company under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against the Company of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty (other than payment and performance in full of the Guaranteed Obligations), and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than payment and performance in full of the Guaranteed Obligations). Anything contained herein to

[1]	For future Guarantees, replace with name of Guarantor signing and delete provisions relating to the Luxembourg Guarantor.

the contrary notwithstanding, the obligations of the Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

[Notwithstanding any other provisions of this Guaranty, the payment obligations of the Luxembourg Guarantor under this Guaranty shall be limited so that the maximum amount payable by the Luxembourg Guarantor hereunder for the obligations of any Guarantor which is not a subsidiary of the Luxembourg Guarantor, shall at no time exceed the Maximum Amount (as defined below).

The Maximum Amount, in relation to a Luxembourg Guarantor, means an amount equal to the aggregate (without double counting) of:

(i) the aggregate amount of the outstanding intercompany loans made to the Luxembourg Guarantor and/or its Subsidiaries by the Company or any of its Subsidiaries which have been directly or indirectly funded with the proceeds of the issue of Notes pursuant to the Purchase Agreement; and

(ii) an amount equal to the greater of:

(a) the sum of the Luxembourg Guarantor’s capitaux propres (own capital) and its dettes subordonnées (subordinated debt) (both as referred to in article 34 of the Luxembourg act dated 19 December 2002 on the trade and companies register and the accounting and annual accounts of undertakings, as amended (the Act of 2002)) as reflected in the Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of the Luxembourg Guarantor (as audited by its réviseur d’entreprises (external auditor), if required by law); and

(b) the sum of the Luxembourg Guarantor’s capitaux propres (own capital) and its dettes subordonnées (subordinated debt) (both as referred to in article 34 of the Act of 2002) as reflected in its filed annual accounts available as at the date of this Guaranty.

Notwithstanding any other provisions of this Guaranty, this Guaranty does not apply to any liability to the extent that it would result in this Guaranty constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006.]

2. No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is organized and resident in the jurisdiction set forth underneath its signature on the signature pages hereto. The Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to the Holders, on the date on which such amount is due and payable hereunder, such additional amount in dollars as shall be necessary to enable the Holders to receive the same net amount which the Holders would have received on such due date had no such obligation been imposed upon the Guarantor. The Guarantor will deliver promptly to the Holders certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

3. Rights of Holders. The Guarantor consents and agrees that the Holders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof and (b) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

4. Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense of the Company or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Holders) of the liability of the Company other than indefeasible payment and performance in full of the Guaranteed Obligations; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Company; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require any Holders to proceed against the Company or pursue any other remedy in any Holder’s power whatsoever; and (e) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations. The Guarantor waives any rights and defenses that are or may become available to the Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty that pertain to California law are included solely out of an abundance of caution and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Guaranty or the Guaranteed Obligations.

5. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not the Company or any other person or entity is joined as a party.

6. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7. Contribution. Subject to Paragraph 6 above, at any time there is more than one Guarantor with respect to the Guaranteed Obligations, each Guarantor hereby agrees with each other Guarantor that if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment (as defined below). The payment obligations of any Guarantor under this Paragraph 7 shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been indefeasibly paid and performed in full, and no Guarantor shall exercise any right or remedy under this Paragraph 7 against any other Guarantor until such Guaranteed Obligations have been indefeasibly paid and performed in full.

For purposes of this Paragraph 7:

(a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations;

(b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Guarantors exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Guarantors; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and

(c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii)

the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including probable contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors) of the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. This Paragraph 7 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable Law against the Company in respect of any payment of Guaranteed Obligations.

8. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Company or the Guarantor is made, or any Holder exercises any right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Holder in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not such Holder is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

9. Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of the Company owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Company to the Guarantor as subrogee of the Holders or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations, provided that, the Company may make ordinary course payments to the Guarantor unless an Event of Default has occurred and is continuing. If the Majority of the Notes so request when an Event of Default has occurred and is continuing, any such obligation or indebtedness of the Company to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Holders and the proceeds thereof, as well as any other amounts received by the Guarantor in violation of this Paragraph 9, shall be paid over to the Holders on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

10. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Company or the Guarantor under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Majority of the Notes.

11. Expenses. The Guarantor shall pay all out-of-pocket expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of any Holder’s rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Holders in any proceeding under any Debtor Relief Laws. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

12. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Majority of the Notes and the Guarantor. No failure by any Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Majority of the Notes and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor or any other guarantor for the benefit of the Holders or any term or provision thereof. Capitalized terms used herein but not defined herein shall have the meanings given thereto in the Purchase Agreement.

13. Condition of Company. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Company and any other guarantor such information concerning the financial condition, business and operations of the Company and any such other guarantor as the Guarantor requires, and that the Holders have no duty, and the Guarantor is not relying on the Holders at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Company or any other guarantor (the guarantor waiving any duty on the part of the Holders to disclose such information and any defense relating to the failure to provide the same).

14. Setoff. If and to the extent any payment is not made when due hereunder, the Guarantor hereby irrevocably authorizes each Holder and each of their respective Affiliates at any time and from time to time, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Holder or any such Affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Agreement or any other Transaction Agreement, irrespective of whether or not such Holder shall have made any demand under this Agreement or any other Transaction Agreement and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch or office of such Holder different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Holder and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Holder or its respective Affiliates may have. Each Holder agrees to notify the Guarantor promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

15. Representations and Warranties. The Guarantor represents and warrants that (a) it is duly organized and (in respect of companies incorporated in a US state) in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable against the Guarantor in accordance with its terms; (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, except in each case any breach, default or consent that could not reasonably be expected to have a Material Adverse Effect; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.

16. Indemnification and Survival. Without limitation on any other obligations of the Guarantor or remedies of the Holders under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Holders from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) that may be suffered or incurred by the Holders in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

17. Governing Law; Jurisdiction; Service of Process.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE

PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION AGREEMENT SHALL AFFECT ANY RIGHT THAT THE HOLDERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.3 OF THE PURCHASE AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

18. Waiver of Jury Trial; California Judicial Reference.

(a) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b) California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Transaction Agreement, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided, that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court and (b) without limiting the generality of Section 11.7 of the Purchase Agreement, the Grantors, on a joint and several basis, shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Diamond Foods, Inc.

By:
Brian J. Driscoll
President and Chief Executive Officer
Jurisdiction of Organization: Delaware

Kettle Foods, Inc.

By:
Brian J. Driscoll
President and Chief Executive Officer
Jurisdiction of Organization: Oregon

Kettle Foods Holdings, Inc.

By:
Brian J. Driscoll
President and Chief Executive Officer
Jurisdiction of Organization: Delaware

DFKA Ltd.

By:
Brian J. Driscoll
Director
Jurisdiction of Organization: England and Wales

DFKA Holdings Ltd.

By:
Brian J. Driscoll
Director
Jurisdiction of Organization: England and Wales

société à responsabilité limitée Registered office: 13-15, avenue de la Liberté, L-1931 Luxembourg RCS Luxembourg: B119.067 Share capital: EUR115,525	Lion/Stove Luxembourg Investment 2 S.à.r.l
By:
Brian J. Driscoll
A Manager
Jurisdiction of Organization: Luxembourg

EXHIBIT E

CERTIFICATE OF DESIGNATION

OF THE SERIES A PREFERRED STOCK OF

DIAMOND FOODS, INC.

Pursuant to Section 151 of the

Delaware General Corporation Law

Diamond Foods, Inc., a Delaware corporation (the “Corporation”), does hereby certify that, pursuant to the authority contained in Article IV, Section B of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, the Corporation’s Board of Directors has duly adopted the following resolution creating a series of Preferred Stock designated as Series A Preferred Stock:

RESOLVED, that the Corporation hereby designates and creates a series of the authorized Preferred Stock designated as Series A Preferred Stock as follows:

A. Designation. Of the 5,000,000 shares of Preferred Stock, par value $0.001 per share, authorized to be issued by the Corporation, 750,000 shares are hereby designated as “Series A Preferred Stock.”

B. Rights, Preferences, Privileges and Restrictions. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as follows:

1. Definitions.

1.1 “Acquiring Person” shall have the meaning given thereto in the Company Rights Plan (or its comparable term/provision under any successor or substitute stockholder rights plan).

1.2 “Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person.

1.3 “Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act and all of the rules and regulations promulgated thereunder, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

1.4 “Board” shall mean the Board of Directors of the Corporation.

1.5 “Business Day” shall mean any day except Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to close.

1.6 “Change of Control” shall mean any of the following: (1) any merger, consolidation, stock or asset purchase, recapitalization or other business combination transaction (or series of related transactions) as a result of which the shares of capital stock of the Corporation entitled to vote generally in the election of directors and the Series A Preferred Stock (treated on an as-converted basis) immediately prior to such transaction (or series of related transactions) are converted into and/or continue to represent (on an as-converted basis in the case of the Series A Preferred Stock), in the aggregate, less than 50% of the total voting power of all shares of capital stock that are entitled to vote generally in the election of directors of the entity surviving or resulting from such transaction (or ultimate parent thereof), (2) any person or group, together with any Affiliates thereof, has, directly or indirectly, become the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the Corporation that are entitled to vote generally in the election of directors, (3) the sale, transfer or disposition, including but not limited to any spin-off or in-kind distribution of all or substantially all of the assets, business or securities of the Corporation (on a consolidated basis) to any person or group (other than the Corporation or one or more of its wholly-owned subsidiaries), or (4) the dissolution, liquidation or winding up of the Corporation.

1.7 “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

1.8 “Corporation” shall mean this corporation.

1.9 “Common Stock” shall mean the Common Stock, par value $0.001, of the Corporation.

1.10 “Company Rights Plan” means that certain Rights Agreement, dated as of April 29, 2005, by and between the Corporation and Computershare Trust Company, N.A., a federally chartered trust company (f/k/a EquiServe Trust Company, N.A.), as Rights Agent, as amended.

1.11 “DGCL” means the Delaware General Corporation Law.

1.12 “Exchange” means The NASDAQ Global Market, The NASDAQ Global Select Market, The NASDAQ Capital Market, The NYSE Amex Equities, or The New York Stock Exchange, Inc.

1.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

1.1 “Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the shares of Common Stock trade on the applicable Exchange or in the applicable market without the right to receive such issuance or distribution.

1.2 “Fair Market Value” of Common Stock or any other security or property means the fair market value thereof as determined in good faith by the Board, which determination must be set forth in a written resolution of the Board, in accordance with the following rules:

(i) for Common Stock or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the closing prices of such security on such Exchange over a ten (10) consecutive trading day period, ending on the trading day immediately prior to the date of determination;

(ii) for any security that is not so traded or quoted, the Fair Market Value shall be determined by the Board; or

(iii) for any other property, the Fair Market Value shall be determined by the Board in good faith assuming a willing buyer and a willing seller in an arms’-length transaction.

2

1.3 “Fundamental Change” shall mean the occurrence of any of the following:

(i) the Corporation or any of its Subsidiaries effects any merger or consolidation of the Corporation (whether or not the Corporation or any of its Subsidiaries is the surviving corporation) with or into another person;

(ii) the Corporation consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person in which the stockholders of the Corporation immediately before such transaction do not hold more than 50% of the voting power of the surviving corporation immediately after such transaction;

(iii) the Corporation effects any sale, transfer or conveyance or otherwise disposes of all or substantially all of its assets in one or a series of related transactions;

(iv) any tender offer or exchange offer (whether by the Corporation or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property; or

(v) the Corporation (a) effects any reorganization, recapitalization or reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (b) effects or consummates, or make any public announcement or disclosure with respect to, any stock combination, reverse stock split or other similar transaction involving the Common Stock.

1.4 “GAAP” means United States generally accepted accounting principles.

1.5 “Market Disruption Event” means the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

1.6 “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

1.7 “Original Issue Date” shall mean, for the Series A Preferred Stock, the date on which the first share of Series A Preferred Stock is issued by the Corporation.

1.8 “Original Issue Price” shall mean One Hundred Dollars ($100.00) per share for the Series A Preferred Stock. The Original Issue Price shall be as adjusted for any stock splits or combinations of such Series A Preferred Stock, stock dividends on such Series A Preferred Stock, recapitalizations of such Series A Preferred Stock or the like with respect to such Series A Preferred Stock.

1.9 “Repurchase Date” shall be the date on which the Fundamental Change is consummated (provided that in the case of a Fundamental Change described in clause (ii) of the definition thereof, the Repurchase Date shall be a date no later than 20 days following the date of the first public announcement of such Fundamental Change having occurred (including, for these purposes, the filing of a Schedule 13D pursuant to the Exchange Act)).

3

1.10 “Series A Preferred Stock” shall mean the Series A Preferred Stock, par value $0.001 per share, of the Corporation.

1.11 “Series A Junior Preferred Stock” shall mean the Series A Junior Preferred Stock, par value 0.001 per share, of the Corporation.

1.12 “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

1.13 “Survivor” means the issuer of the securities received by the holders of Common Stock upon the consummation of a Fundamental Change, to the extent the holders of Common Stock receive other securities in exchange, conversion or substitution of their Common Stock in the transaction that resulted in such Fundamental Change.

1.14 “Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the NASDAQ Global Select Market or, if the Common Stock is not listed on the NASDAQ Global Select Market, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day.

1.15 “Triggering Event” shall have the meaning given thereto in the Company Rights Plan (or its comparable term/provision under any successor or substitute stockholder rights plan.

1.16 “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the applicable Exchange during the period beginning at 9:30:01 a.m., New York time (or such other time as such Exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such Exchange publicly announces is the official close of trading), as reported by Bloomberg L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such Exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such Exchange publicly announces is the official close of trading), as reported by Bloomberg L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Corporation and holders of a majority of the shares of Series A Preferred Stock then outstanding.

2. Ranking. The Series A Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation, (i) senior to the Common Stock and Series A Junior Preferred Stock, whether now outstanding or hereafter issued, and to each other class or series of stock or other equity security of the Corporation (including any series of preferred stock established after the Original Issue Date by the Board) the terms of which do not expressly provide that such class or series ranks senior to or pari passu with the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of

4

the Corporation (collectively referred to as “Junior Stock”); (ii) pari passu with each class or series of stock or other equity security of the Corporation (including any series of preferred stock established after the Original Issue Date by the Board) the terms of which expressly provide that such class or series ranks pari passu with the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to as “Parity Stock”); and (iii) junior to each other class or series of stock or other equity security of the Corporation (including any series of preferred stock established after the Original Issue Date by the Board) the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to as “Senior Stock”). The Corporation’s ability to issue Parity Stock or Senior Stock shall be subject to the provisions of Section 5.

3. Dividends.

3.1 Subject to the rights of the holders of any shares of any series of Senior Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, payment of dividends in cash (subject to Section 2.2) on the Original Issue Price at a rate per annum equal to 10.0%, payable quarterly in arrears (the “Quarterly Dividends”) on March 1, June 1, September 1 and December 1 in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on             ;1 provided, however, if any such day is not a Business Day, then payment of any Quarterly Dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day. The Quarterly Dividends shall begin to accumulate on the Original Issue Date and shall be deemed to accumulate from day to day whether or not earned or declared until paid. The Board shall take any and all action necessary to declare and pay all Quarterly Dividends to the extent funds are legally available for the payment thereof. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 20 days prior to the date fixed for the payment thereof. After payment in full of cumulative Quarterly Dividends on the Series A Preferred Stock, the Series A Preferred Stock shall not participate in any dividends paid on the Common Stock.

3.2 For each Quarterly Dividend Payment Date prior to             ,2 the Corporation shall not be required to pay any Quarterly Dividends in cash, but shall, in lieu thereof, issue a number of shares of Series A Preferred Stock equal to the quotient of (i) the total dollar amount of dividends due and legally payable on such holder’s shares of Series A Preferred Stock on the applicable Quarterly Dividend Payment Date divided by (ii) the Original Issue Price and such shares will be deemed to have been issued to such holder on such Quarterly Dividend Payment Date, whether or not the certificate(s) evidencing such shares are issued or delivered on such date. In accordance with the foregoing, the Corporation shall have sufficient authorized shares of Series A Preferred Stock necessary to effect such additional issuances. If at any time while any of the Series A Preferred Stock remains outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Series A Preferred Stock to satisfy its obligations hereunder, then the Board and the Corporation shall take all action necessary to increase the Corporation’s authorized shares of Series A Preferred Stock to an amount sufficient to allow the Corporation to satisfy such obligations.

[1]	This date shall be the first Quarterly Dividend Payment Date occurring after the issuance of the Series A Preferred Stock.
[2]	This date shall be the first Quarterly Dividend Payment Date occurring after the date that is two years from the date of issuance of the Series A Preferred Stock.

5

4. Voting Rights.

4.1 Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock could be converted pursuant to the provisions of Section 9.2(i) below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited. Subject to the other provisions of this Certificate of Designation, each holder of Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question, the “Bylaws”) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Series A Preferred Stock shall vote together with the holders of shares of other series of Preferred Stock and the holders of Common Stock, and not as a separate series or class.

4.2 Election of Directors.

(i) Subject to Section 4.2(viii), the holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect two (2) members of the Board (the “Series A Directors”).

(ii) Unless a Series A Director’s term of office shall have terminated prior to such time pursuant to Section 4.2(v)-(vii) below, such Series A Director designated or elected pursuant to this Section 4.2 shall serve until the next special or annual meeting of stockholders of the Corporation called for the purpose of electing Series A Directors at which such Series A Director is up for election or at any special meeting of the holders of Series A Preferred Stock, as the case may be, for the purpose of removing Series A Directors, or until his or her successor shall be duly elected in accordance with Section 4.2(i).

(iii) At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of the Series A Preferred Stock then outstanding shall constitute a quorum for the election of directors to be elected solely by the holders of the Series A Preferred Stock pursuant to Section 4.2(i).

(iv) With respect to the election of any director or directors by the holders of the outstanding shares of Series A Preferred Stock given the right to elect such director or directors pursuant to Section 4.2(i) (the “Specified Stock”), that candidate or those candidates (as applicable) shall be elected who receive the highest number of affirmative votes of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock.

(v) If there shall be any vacancy in the office of a director elected or to be elected by the holders of Series A Preferred Stock, then a director to hold office for the unexpired term of such directorship may be elected by the remaining director elected by the holders of Series A Preferred Stock or the required vote of holders of the shares of such Series A Preferred Stock specified in Section 4.2(iv) above that are entitled to elect such director.

(vi) Subject to Section 141(k) of the DGCL, any director who shall have been elected to the Board by the holders of Series A Preferred Stock may be removed during his or her term of office, without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of such Series A Preferred Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in Section 4.2(v).

6

(vii) Any meeting of the holders of any Series A Preferred Stock, in order to elect or remove a director under this Section 3.2, shall be held in accordance with the procedures and provisions of the Bylaws, the DGCL and applicable law regarding stockholder meetings, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

(viii) The obligations of the Corporation and the rights of the Holders of Series A Preferred Stock pursuant to this Section 4.2 shall terminate on the first to occur of: (a) such time as funds affiliated with Oaktree Capital Management, L.P. or their Affiliates, collectively, do not own (i) at least 187,500 shares of Series A Preferred Stock (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of such Series A Preferred Stock or dividends declared in shares of such stock) and (ii) a majority of the Series A Preferred Stock outstanding; (b) the Corporation sells all or substantially all of its assets; (c) the Corporation participates in any merger, consolidation or similar transaction following the consummation of which, the stockholders of the Corporation immediately prior to the consummation of such transaction hold less than 25% of all of the outstanding Common Stock or other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction (provided, further that if the Corporation participates in any merger, consolidation or similar transaction following the consummation of which the stockholders of the Corporation immediately prior the consummation of such transaction hold less than 50% but 25% or more of all of the outstanding Common Stock or other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction, the number of Series A Directors shall be reduced to one); or (d) the holders of at least a majority of the shares of Series A Preferred Stock irrevocably waive and terminate all of their rights under this Section 4.2.

4.3 Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein or as required under the DGCL) for taking any corporate action.

5. Certain Restrictions.

5.1 Whenever Quarterly Dividends or other dividends payable on the Series A Preferred Stock as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid Quarterly Dividends on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on, or make any other distributions on, shares of any Junior Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of Parity Stock, except dividends paid ratably on the Series A Preferred Stock and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any Junior Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv) make or enter into any agreement with respect to any of the foregoing.

7

5.2 The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 5.1, purchase or otherwise acquire such shares at such time and in such manner.

6. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

7. Liquidation, Dissolution or Winding Up.

7.1 Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to receive, in accordance with the preference and priority described in Section 2, the amount of $100.00 per share for each share of Series A Preferred Stock then held by them plus all accrued but unpaid dividends (the “Liquidation Preference”).

7.2 If the assets of the Corporation legally available for distribution to the holders of shares of Series A Preferred Stock upon liquidation, dissolution or winding up of the Corporation are insufficient to pay the full preferential amount set forth in Section 7.1 above, then the entire assets of the corporation legally available for distribution to the holders of Series A Preferred Stock shall be distributed among such holders in proportion to the shares of Series A Preferred Stock then held by them.

7.3 After payment to the holders of Series A Preferred Stock of the amounts to which they are entitled pursuant to either Section 7.1 or Section 7.2, the holders of Series A Preferred Stock as such will have no right or claim to any of the assets of the Corporation.

7.4 The foregoing rights upon liquidation, dissolution or winding up provided to the holders of Series A Preferred Stock shall be subject to the rights of the holders of any outstanding Senior Stock upon liquidation, dissolution or winding up.

8. Consolidation, Merger, Etc. In case the Corporation shall enter into a Change of Control, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed for the same consideration as the Common Stock as if such Series A Preferred Stock were converted into shares of Common Stock pursuant to Section 9.2(i) below immediately prior to the closing of such consolidation, merger, combination or other transaction; provided that if the Change of Control provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the consideration to be received by the holders of Series A Preferred Stock shall be comprised of the weighted average of the types and amounts of consideration received by the holders of the Common Stock. The Corporation may not cause, or agree to cause, a Change of Control to occur, unless the issuer of any securities or other property into which the Series A Preferred Stock becomes convertible agrees, for the express benefit of the holders of record of Series A Preferred Stock (including making them beneficiaries of such agreement) or makes provision for the same in the applicable certificate of merger, to issue such securities or property.

8

9. Conversion.

9.1 Election to Convert.

(i) Holder. At the option of the holder thereof, each share of Series A Preferred Stock shall be convertible at any time or from time to time prior to the close of business on the business day before any date fixed for repurchase of such share into fully paid and nonassessable shares of Common Stock as provided herein. Each holder of Series A Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificates or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(ii) Corporation. Provided that the average closing sale price of the Corporation’s Common Stock as quoted on the NASDAQ Global Select Market is greater than the product of 1.75 and the applicable Conversion Price (as defined below) for any thirty (30) consecutive trading day period, at the election of the Corporation by written notice to each holder of Series A Preferred Stock, which notice shall be delivered to the address set forth opposite such holder in the records of the Corporation (the “Conversion Notice”), each share of Series A Preferred Stock shall be converted into fully paid and nonassessable shares of Common Stock as provided herein.

(iii) Pursuant to the Corporation’s election to convert pursuant to Section 9.1(ii), on the date of such conversion designated by the Corporation in the Conversion Notice (the “Conversion Date”) the outstanding shares of Series A Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such conversion of the Series A Preferred Stock, the holders of the Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such conversion occurred together with a check or cash for payment of fractional shares. Such conversion shall be deemed to have been made on the Conversion Date, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares. In all instances when new certificates are to be issued pursuant to this Section 9, such issuance shall be without cost to the holders thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for shares of Common Stock or Series A Preferred Stock are issued in a name other than the name on the existing certificate.

9

(iv) From and after the Conversion Date or the date a holder of Series A Preferred Stock elects to convert such shares into Common Stock pursuant to Section 9.1(i), the shares of Series A Preferred Stock to be converted on such date will no longer be deemed to be outstanding; and all rights of the holder thereof as a holder of Series A Preferred Stock (except the right to receive from the Corporation the Common Stock upon conversion) shall cease and terminate with respect to such shares; provided, that in the event that a share of Series A Preferred Stock is not converted due to a default by the Corporation or because the Corporation is otherwise unable to issue the requisite shares of Common Stock, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein. Any shares of Series A Preferred Stock that have been converted will, after such conversion, be deemed cancelled and retired and, following the filing of any certificate required by the DGCL, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board.

(v) The Corporation shall comply with all federal and state laws, rules and regulations and applicable rules and regulations of the Exchange on which shares of the Common Stock are then listed. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock require registration with or approval of any Person under any federal or state law or the rules and regulations of the Exchange on which shares of the Common are then listed before such shares may be validly issued or delivered upon conversion, then the Corporation will, as expeditiously as possible, use its commercially reasonable best efforts to secure such registration or approval, as the case may be. So long as any Common Stock into which the shares of Series A Preferred Stock are then convertible is then listed on an Exchange, the Corporation will list and keep listed on such Exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

9.2 Conversion Price.

(i) Each share of Series A Preferred Stock shall be convertible into a number of shares of Common Stock equal to the quotient obtained by dividing the Liquidation Preference for such Series A Preferred Stock by the Conversion Price, which shall initially be $20.75 (the “Conversion Price”). The Conversion Price shall be subject to adjustment as provided in Section 9.2(ii).

(ii) Adjustments to Conversion Price.

(A) Adjustments for Issuance of Additional Shares of Common Stock.

(1) Definitions. For purposes of this Section 9.2(ii)(A), the following definitions apply:

(a) “Additional Shares of Common Stock” means any shares of Common Stock issued (whether from the Corporation’s treasury or authorized and unissued shares of capital stock) or, as provided in Section 9.2(ii)(B) below, deemed to be issued by the Corporation after the closing of the transactions contemplated by the Purchase Agreement; provided that, notwithstanding anything to the contrary contained herein, Additional Shares of Common Stock shall not include issuances of Common Stock (including any deemed issuance pursuant to Section 9.2(ii)(B)) which are (A) pursuant to employee benefit plans and compensation related arrangements approved by the board of directors of the Corporation (including any duly authorized committee or delegee thereof),

10

(B) in connection with any acquisition of assets, merger, consolidation or other combination of the Corporation or a Subsidiary of the Corporation with another person, (C) in connection with the settlement of any litigation, investigation or legal proceeding (or threatened litigation, investigation or legal proceeding), or (D) which are subject to Sections 9.2(ii)(B) – (C).

(b) “Measurement Date” means, with respect to a transaction, the public announcement of such transaction (or, if no such public announcement is made, the date of issuance).

(2) Deemed Issuances of Additional Shares of Common Stock. The maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of Convertible Securities will be deemed to be Additional Shares of Common Stock issued as of the time of the issuance of such Convertible Securities; provided, however, that:

(a) No adjustment in the Conversion Price will be made upon the subsequent issuance of shares of Common Stock upon the exercise, conversion or exchange of such Convertible Securities;

(b) To the extent that Additional Shares of Common Stock are not issued pursuant to any such Convertible Security upon the expiration or termination of an unissued, unexercised, unconverted or unexchanged Convertible Security, the Conversion Price will be readjusted to the Conversion Price that would have been in effect had such Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

(c) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Convertible Security, excluding a change resulting from any transaction giving rise to an adjustment pursuant to Section 9.2(ii)(B), but including periodic or scheduled accretions or adjustments to a Convertible Security, interest and dividends paid in kind, repricings of the exercise or conversion price of such Convertible Securities or otherwise, the Conversion Price then in effect will be readjusted to the Conversion Price that would have been in effect if, on the date of issuance, such Convertible Security were exercisable, convertible or exchangeable for such changed number of shares of Common Stock.

(3) Determination of Consideration. The Fair Market Value of the consideration received by the Corporation for the issue of any Additional Shares of Common Stock will be computed as follows:

(a) Cash and Property. Aggregate consideration consisting of cash and other property will: (x) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends; (y) insofar as it consists of property other than cash, be computed at the Fair Market Value thereof on the Measurement Date; and (3) insofar as it consists of both cash and other property, be the proportion of such consideration so received.

(b) Convertible Securities. The aggregate consideration per share received by the Corporation for Convertible Securities will be determined by dividing: (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration

11

(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the full and complete exercise, conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the full and complete exercise, conversion or exchange of such Convertible Securities.

(4) In the event the Corporation shall, at any time and from time to time while any of the Series A Preferred Stock are outstanding, issue or sell Additional Shares of Common Stock for a consideration per share, as determined by such consideration’s Fair Market Value in accordance with Section 9.2(ii)(A)(2), less than the Conversion Price in effect immediately prior to such issuance (a “Below Conversion Price Issuance”), then, effective immediately upon the date of such Below Conversion Price Issuance, the Conversion Price in effect immediately after such Below Conversion Price Issuance shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such Below Conversion Price Issuance by a fraction: (1) the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to such Below Conversion Price Issuance (on a fully diluted basis, including the aggregate number of shares of Common Stock issuable upon exercise of the all Corporation Options and Warrants, based on the treasury method) (such number of shares of Common Stock, the “Number of Fully Diluted Shares of Common Stock”); plus (b) (x) the Fair Market Value of the aggregate consideration received by the Corporation in respect of such Below Conversion Price Issuance, divided by (y) the Conversion Price in effect immediately prior to such Below Conversion Price Issuance, and (2) the denominator of which shall be the sum of (a) the Number of Fully Diluted Shares of Common Stock, plus (b) the number of such Additional Shares of Common Stock issued in such Below Conversion Price Issuance.

(5) If any adjustment to the Conversion pursuant to Section 9.2(ii)(A)(4) would require the Corporation to issue shares of Common Stock in excess of the amount permitted by applicable listing standards of The NASDAQ Global Select Market to be issued without approval by the Corporation’s stockholders, the Corporation shall, at its option, either (i) obtain the approval of its stockholders with respect to such issuance or (ii) in lieu of delivering shares of Common Stock in excess of such limitations, pay cash on a pro rata basis to the holders of the Series A Preferred Stock being converted in an amount per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of such conversion in respect of which such shares would otherwise be required to be delivered to the holders of the converting Series A Preferred Stock and which are not permitted to be issued and so delivered by such listing standards.

(B) If the Corporation shall, at any time and from time to time while any of the Series A Preferred Stock is outstanding, issue a dividend or make a distribution on its Common Stock payable in shares of its Common Stock to all holders of its Common Stock, then the Conversion Price at the opening of business on the Ex-Dividend Date for such dividend or distribution will be adjusted by multiplying such Conversion Price by a fraction: (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution. If any dividend or distribution of the type described in this Section 9.2(ii) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

12

(C) If the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased, and conversely, if the Corporation shall, at any time or from time to time while any of the Series A Preferred Stock is outstanding, combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision, combination or reclassification. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

(iii) Adjustment for Rights Issued under Rights Plan. If at any time while any shares of Series A Preferred Stock are outstanding there shall occur a Triggering Event, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the Rights Triggering Date by a fraction: (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding such Ex-Dividend Date; and (2) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or other distribution. If any dividend or distribution of the type described in this Section 9.2(iii) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, the Conversion Price as adjusted pursuant to this Section 9.2(iii) shall not apply to any shares of Series A Preferred Stock Beneficially Owned by a Person who is an Acquiring Person, and, with respect to such shares, the Conversion Price shall be the Conversion Price in effect immediately prior to the Triggering Event.

(iv) Adjustment for Certain Tender Offers or Exchange Offers. In case the Corporation or any of its Subsidiaries shall, at any time or from time to time, while any of the Series A Preferred Stock is outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer (that is treated as a “tender offer” under U.S. federal securities laws) made by the Corporation or any subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Price per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be decreased so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date by a fraction: (1) the numerator of which shall be equal to the product of (x) the number of shares of Common Stock

13

outstanding as of the Expiration Time (including all Purchased Shares) and (y) the closing price per share of the Common Stock on the first Trading Day immediately following the Expiration Date; and (2) the denominator of which is equal to the sum of (x) the Aggregate Amount and (y) the product of (I) an amount equal to the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less the Purchased Shares and (II) the Closing Price per share of the Common Stock on the first Trading Day immediately following the Expiration Date.

An adjustment, if any, to the Conversion Price pursuant to this Section 9.2(iv) shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Corporation or a subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer or exchange offer had not been made.

(v) Minimum Adjustment. Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01, but any such amount will be carried forward and reduction with respect thereto will made at the time that such amount, together with any subsequent amounts so carried forward, aggregates to $0.01 or more.

(vi) When No Adjustment Required.

(A) No adjustment need be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security except to the extent explicitly required herein.

(B) No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest.

(C) No adjustment need be made for a change in the par value or no par value of the Common Stock.

(D) except in the case of a reverse share split or share combination resulting in an adjustment under Section 9.2(ii)(C), in no event shall any adjustment be made pursuant to Section 9.2(ii) that results in an increase in the Conversion Price.

(vii) Rules of Calculation; Treasury Stock. All calculations will be made to the nearest one-hundredth of a cent or to the nearest one-ten thousandth of a share. The number of shares of Common Stock outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock, not including shares held in the treasury of the Corporation. The Corporation shall not pay any dividend on or make any distribution to shares of Common Stock held in treasury.

(viii) Waiver. Notwithstanding the foregoing, the Conversion Price will not be reduced if the Corporation receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Common Stock or other dividend or other distribution on shares of Common Stock. This waiver will be limited in scope and will not be valid for any issuance of Common Stock or other dividend or other distribution on shares of Common Stock not specifically provided for in such notice.

14

(ix) Tax Adjustment. Anything in this Section 9 notwithstanding, the Corporation shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by this Section 9, as the Board in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a dividend or stock split will not be taxable to the holders of Common Stock; provided, however, that in no event shall the number of shares of Common Stock issuable upon the exercise, conversion or exchange of Convertible Securities be less than the number of shares that would otherwise have been issuable if no adjustments to the Conversion Price were made pursuant to this Section 9.2(ix).

(x) Par Value. Anything in this Section 9 notwithstanding, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value.

(xi) No Duplication. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described in this Section 9 in a manner such that such adjustments are duplicative, only one adjustment shall be made.

(xii) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be (i) duly authorized, validly issued and fully paid and nonassessable, (ii) shall rank pari passu with the other shares of Common Stock outstanding from time to time and (iii) shall be approved for listing on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

9.3 Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of the Series A Preferred Stock. In lieu of fractional shares, the Corporation shall pay cash equal to such fractional amount multiplied by the Fair Market Value of the Common Stock as of the Conversion Date. If more than one share of Series A Preferred Stock is being converted at one time by the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of shares of Series A Preferred Stock converted by such holder at such time.

9.4 Notice of Record. In the event of:

(i) any stock split or combination of the outstanding shares of Common Stock;

(ii) any declaration or making of a dividend or other distribution to holders of Common Stock in additional shares of Common Stock, any other capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness);

(iii) any reclassification or change to which Section 9.2(ii) applies;

(iv) the dissolution, liquidation or winding up of the Corporation; or

(v) any other event constituting a Fundamental Change;

15

then the Corporation shall file with its corporate records and mail to the holders of the Series A Preferred Stock (the “Conversion Notice”) at their last addresses as shown on the records of the Corporation, at least 10 days prior to the record date specified in (A) below or 10 days prior to the date specified in (B) below, a notice stating:

(A) the record date of such stock split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such stock split, combination, dividend or other distribution are to be determined, or

(B) the date on which such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change described in clause (i) of the definition thereof, is estimated to become effective, and the date as of which it is expected that holders of Common Stock of record will be entitled to exchange their shares of Common Stock for the capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Fundamental Change.

9.5 Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 9, the Corporation at its expense shall promptly as reasonably practicable compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate, signed by an officer of the Corporation, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the reasonable written request of any holder of Series A Preferred Stock, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of capital stock, other securities or other property (including but not limited to cash and evidences of indebtedness) which then would be received upon the conversion of Series A Preferred Stock.

9.6 Taxes. The Corporation shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

10. Series A Preferred Stock Protective Provisions. At any time when any shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) amend, alter or repeal any provision of the Certificate of Incorporation in a manner that adversely affects the rights, preferences or privileges of the holders of the Series A Preferred Stock;

(ii) amend, alter or repeal any provision of this Certificate of Designation;

16

(iii) create, or authorize the creation of, designate or issue, whether by reclassification or otherwise, any Senior Stock or Parity Stock, including any other security convertible into or exercisable for any Senior Stock or Parity Stock or increase the authorized number of shares of Series A Preferred Stock unless at least 10 days prior to the issuance of such securities (1) the Corporation provides written notice (the “Notice of Proposed Issuance”) to the holders of Series A Preferred Stock, which notice will set forth the proposed material terms of such proposed issuance, including the type and quantity of the applicable securities to be issued, the bona fide cash price or other consideration anticipated to be paid for such securities, and any other material terms of such securities and (2) such securities are first offered to the holders of the Series A Preferred Stock on the terms set forth in the Notice of Proposed Issuance; provided, further, that if the holders of the Series A Preferred Stock elect not to purchase all of such securities within 20 days after the delivery to such holders of the Notice of Proposed Issuance, the Corporation may consummate the proposed issuance of any remaining amount of securities set forth in the Notice of Proposed Issuance to any other parties, without the prior consent or vote of holders of the Series A Preferred Stock, on terms no less favorable to the Corporation than those set forth in the Notice of Proposed Issuance;

(iv) effect any merger, consolidation or other business combination, sale of all or a material portion of the assets of the Corporation or liquidation, dissolution or winding up of the Corporation in which (A) the rights, preferences or privileges of the holders of the Series A Preferred Stock are adversely affected or (B) the consideration payable to stockholders is not applied in accordance with Section 6 or Section 7 hereof, as applicable;

(v) increase the size of the Board to more than 12 members.

11. Repurchase. Each share of Series A Preferred Stock may be repurchased as provided in this Section 11.

11.1 Repurchase Offer upon Certain Fundamental Changes.

(i) In connection with any Fundamental Change (other than a Fundamental Change in which Oaktree Capital Management, L.P. or any of its Affiliates is the acquirer or is otherwise a constituent party (or Affiliate thereof) to the transaction that results in such Fundamental Change) the Corporation shall, or shall cause the Survivor of a Fundamental Change (such Survivor of a Fundamental Change, the “Acquirer”) to, make an offer to repurchase, at the option and election of the holder thereof, each share of Series A Preferred Stock then outstanding for cash (the “Fundamental Change Offer”) at a purchase price per share (such amount being the “Repurchase Price”) equal to the greater of (x) 101% of the Liquidation Preference, or (y) the Fair Market Value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

(ii) As soon as practicable after the announcement of such transaction or execution of such agreement providing for such Fundamental Change, the Corporation shall commence the Fundamental Change Offer by delivering a notice (the “Fundamental Change Notice”), not less than 10 nor more than 60 days prior to the expected Repurchase Date, addressed to the holders of record of the Series A Preferred Stock as they appear in the records of the Corporation as of the date of announcement of such transaction or execution of such agreement providing for such Fundamental Change. Each notice must state that: (A) the Fundamental Change Offer may be accepted by delivery of a written revocable notice specifying the number of shares to be repurchased; (B) the expected Repurchase Price as of the expected Repurchase Date (it being understood that the actual Repurchase Price will be determined as of the actual Repurchase Date); (C) the name of the paying agent to whom, and the address of the place to where, the Series A Preferred Stock are to be surrendered for payment of the Repurchase Price; (D) any shares of Series A Preferred Stock not tendered for payment shall continue to be outstanding and holders

17

thereof shall remain entitled to, among other things, the payment of dividends thereon and exercise their conversion rights (whether on the date of consummation of the Fundamental Change or otherwise), (E) the consummation of the Fundamental Change Offer and the payment of the Repurchase Price shall be subject to the consummation of the Fundamental Change, and the Fundamental Change Offer shall not be consummated in the event the Corporation elects to effect a conversion pursuant to Section 8.1(ii), and (F) the circumstances and material facts regarding such Fundamental Change. If the Fundamental Change is not consummated, the Fundamental Change Offer shall be automatically withdrawn.

11.2 Mechanics of Repurchase.

(i) Unless waived in writing by the holders representing a majority of the outstanding shares of Series A Preferred Stock, on or prior to the Repurchase Date, as applicable, the Corporation shall deposit with an exchange agent in trust, upon delivery of the Corporation’s Fundamental Change Notice pursuant to Section 11.1, funds consisting of cash or cash equivalents sufficient to pay the Repurchase Price on the Repurchase Date. The exchange agent must be a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof. The deposit in trust with the repurchase agent shall be irrevocable as of the Repurchase Date (such date, the “Irrevocable Date”), except that the Corporation shall be entitled to receive from the repurchase agent (i) the applicable Repurchase Price with respect to shares of Series A Preferred Stock that are no longer to be redeemed, whether by conversion or otherwise; and (ii) the interest or other earnings, if any, earned on any such deposit. The holders of the shares redeemed shall have no claim to such interest or other earnings, and any funds so deposited with the repurchase agent and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of one year from the Repurchase Date shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so returned to the Corporation shall look only to the Corporation for such payment, without interest. Notwithstanding the deposit of such funds, the Corporation shall remain liable for the payment of the applicable Repurchase Price to the extent such Repurchase Price is not paid as provided herein.

(ii) The exchange agent on behalf of the Corporation shall pay the applicable Repurchase Price on the Repurchase Date upon surrender of the certificates representing the shares of Series A Preferred Stock to be redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Corporation); provided that if such certificates are lost, stolen or destroyed, the Corporation may require such holder to indemnify the Corporation, in a reasonable amount and in a reasonable manner, and post a customary bond in respect of such indemnity, prior to paying such Repurchase Price.

(iii) From and after the Irrevocable Date, shares of Series A Preferred Stock to be redeemed on the Repurchase Date will no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series A Preferred Stock (except the right to receive from the Corporation the Repurchase Price) shall cease and terminate with respect to such shares, including the right to receive Quarterly Dividends; provided that in the event that a share of Series A Preferred Stock is not redeemed due to a default in payment by the Corporation or because the Corporation is otherwise unable to pay the Repurchase Price in cash in full, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the accrual and payment of dividends and the conversion rights) as provided herein.

(iv) Notwithstanding anything in this Section 11 to the contrary, each holder shall retain the right to convert shares of Series A Preferred Stock to be redeemed at any time on or prior to the Repurchase Date; provided, however, that any shares of Series A Preferred Stock converted prior to the Repurchase Date shall not be redeemed pursuant to this Section 11.

18

(v) Any repurchase of the Series A Preferred Stock pursuant to this Section 10 shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Corporation legally available therefor (valued at the Fair Market Value thereof on the date of payment, as determined by the Board). At the time of the repurchase, the Corporation shall take all actions required or permitted under Delaware law to permit the repurchase of the Series A Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds legally available for such repurchase.

12. Board Conduct. The Series A Directors shall be subject to the policies and requirements of the Corporation and its Board, including the Corporation’s Code of Conduct and Ethics for Employees, Officers and Directors, in a manner consistent with the application of such policies and requirements to other members of the Board. The Corporation shall indemnify the Series A Directors and provide the Series A Directors with director and officer insurance to the same extent it indemnifies and provides insurance for the members of the Board pursuant to its organizational documents, applicable law or otherwise. All Series A Directors shall be compensated for their service and reimbursed for expenses related to such service consistent with the Corporation’s policies for director compensation and reimbursement; provided, that Series A Directors that are full-time employees of Oaktree Capital Management, L.P. or any of its Affiliates (other than a portfolio company) are not entitled to such compensation but are to such expense reimbursement.

13. Waiver. Except as otherwise set forth herein, any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

14. Notices. Any notice required or permitted by the provisions of this Certificate of Designation to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, or sent by overnight delivery to the address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

***

19

IN WITNESS WHEREOF, said corporation has caused this Certificate of Designation to be signed by its duly authorized officer this              day of                     , 2013 and the foregoing facts stated herein are true and correct.

DIAMOND FOODS, INC.

By:
Name: Title:

EXHIBIT F

Sample Gross Profits and Gross Margins Calculation

Attached is the template for the sample calculation. The detailed assumptions and general ledger information on which methodology is based has been separately provided to the Purchasers prior to the date hereof.

Diamond Foods

Example of Gross Profit and Margin Calculations

I. Calculation of Net Sales

	Culinary	In Shell	Non-Retail	Total

FOB Sales				$—
Freight Recovery				—

Gross Sales	—	—	—	—

Promotion				—
Slotting				—
Cash Discounts				—
Coupon				—
Other				—

Subtotal	—	—	—	—

Net Sales	$—	$—	$—	$—

II. Calculation of Reallocation of PP&D

PP&D as Booked
Diamond
Inshell
Shelled
Eliminations

Subtotal	—
Emerald

Total	$—

Less Costs Attributed to:
Emerald
Pop Secret
Kettle US

Subtotal	$—

Adjusted PP&D	—
PP&D as Booked	—

Reallocation	$—

III. Calculation of Gross Profit and Gross Margin

	Diamond Walnut	Inshell Other Nuts	Shelled Other Nuts	Elim.	Realloc.	Total
Commodity Costs					$—	$—
PP&D Costs					—	—

Total COGS	$—	$—	$—	$—	$—	$—

Net Sales	$—
Total COGS	—
Gross Profit	$—

Gross Margin

EXHIBIT G

Purchase Price Allocation

Face Amount of Notes + Warrants	$225,000,000
Commitment Fee	$6,750,000

$218,250,000
Value of Warrants	$16,871,068
Value to Notes	$201,378,932

EXHIBIT H

FORM OF REGISTRATION RIGHTS AGREEMENT

DATED AS OF MAY [•], 2012

BY AND AMONG

DIAMOND FOODS, INC.

AND

THE PURCHASERS NAMED HEREIN

DIAMOND FOODS, INC.

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into this [•]th day of May 2012, among Diamond Foods Inc., a Delaware corporation (the “Company”), and the purchasers (collectively, the “Purchasers”) named on Exhibit A of the Securities Purchase Agreement, dated May 22, 2012, among the Company and the Purchasers (the “Purchase Agreement”).

This Agreement is being made pursuant to the Purchase Agreement, which provides for the issuance and sale to the Purchasers or up to $150.0 million aggregate principal amount of its 12.0% Senior Notes due 2020 (the “Senior Notes”) and up to $75.0 million aggregate principal amount of its 12.0% Redeemable Senior Notes due 2020 (the “Redeemable Notes”, and with the Senior Notes, the “Notes”) and warrants to purchase up to 4,420,859 shares of the Company’s common stock (the “Warrants”) and, subject to the satisfaction of certain conditions, for the redemption by the Company of $75.0 million in aggregate principal amount of the Redeemable Notes (upon which redemption all remaining Notes, including any remaining Redeemable Notes, shall be deemed Senior Notes) and the cancellation of all of the Warrants in exchange for the issuance to the Purchasers of a number of shares of Series A Preferred Stock (as defined herein) having an initial aggregate liquidation preference of $75.0 million.

In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether through the ownership of voting securities, by contract or otherwise), and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Beneficially Own” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the 1934 Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

“Business Day” shall mean any calendar day on which the NASDAQ Stock Market and the SEC are open for trading or business, as the case may be.

“Closing Date” shall have the meaning given to it in Section 2.2 of the Purchase Agreement.

“Common Stock” shall mean any shares of Common Stock, $0.001 par value, of the Company.

“Company” shall have the meaning set forth in the preamble hereof and shall also include the Company’s successors.

“Effectiveness Period” shall have the meaning set forth in Section 2.1(a).

“Excluded Registration” shall mean (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

“Free Writing Prospectus” shall have the meaning set forth in Rule 405 of the 1933 Act.

“Holder” shall mean any Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who Beneficially Own the Registrable Securities.

“Holder Supported Distribution” shall mean a distribution of Common Stock that are Registrable Securities in connection with which Holders have utilized their rights for cooperation from the Company under Section 5 of this Agreement.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the 1933 Act.

“Majority Holders” shall mean Holders holding over 50% of the Registrable Securities; provided that, for the purpose of this definition, a holder of shares of Series A Preferred Stock shall be deemed to hold that number of shares of Common Stock into which such Holder’s Series A Preferred Stock is convertible into; provided, further, that for purposes of this definition, a holder of a Warrant shall be deemed to hold that number of shares of Common Stock for which such Holder’s Warrants is exercisable.

“Notes” shall have the meaning set forth in the preamble.

“Permitted Transfer” shall have the meaning given such term in Section 8.1(a) of the Purchase Agreement.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

“Prospectus” shall mean a prospectus relating to the Registrable Securities included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

2

“Purchasers” shall have the meaning set forth in the preamble.

“Redeemable Notes” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean any shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock or upon exercise of the Warrants; provided, however, that such Common Stock shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Common Stock shall have become effective under the 1933 Act and such Common Stock shall have been sold or transferred pursuant to such Registration Statement, (ii) such Common Stock have been transferred in compliance with Rule 144 under the 1933 Act (or any successor provision thereto), (iii) such Common Stock is transferable pursuant to Rule 144 (or any successor provision thereto) in any three month period without limitation as to volume but with the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or any successor provisions thereto) and such Common Stock is held by a Holder who is not an Affiliate of the Company, or (iv) such Common Stock shall have ceased to be outstanding.

“Registration and Offering Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC registration and filing fees, (ii) as applicable, all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement and any Prospectus, and, as applicable, any offering or information memorandum, any amendments or supplements thereto, any securities sales agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, if any, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, (including, as applicable, the expenses of any “comfort letters”), (vii) the reasonable fees and expenses of any escrow agent or custodian, and (viii) the reasonable fees and expenses of counsel to the Holders in connection with the Registration Statement, which counsel shall be selected by the Majority Holders, but excluding any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean a registration statement of the Company pursuant to the provisions of Section 2 which covers Registrable Securities on Form S-1 or, if the Company is eligible to use Form S-3, Form S-3 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein; provided, however, that a registration statement shall not be deemed a Registration Statement until such time as it includes a Prospectus relating to the Registrable Securities.

“Rule 144” shall mean Rule 144 under the 1933 Act.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Senior Notes” shall have the meaning set forth in the preamble.

“Series A Preferred Stock” shall mean any shares of Series A Preferred Stock, $0.001 par value, of the Company.

3

“Substantial Distribution” shall mean an offer and sale of a number shares of Common Stock that are Registrable Securities having an anticipated aggregate sales price of at least $10.0 million by Holders to purchasers that are not Affiliates of the Company, where such offer and sale is made pursuant to a bona fide public offering made pursuant to a Registration Statement.

“Suspension Period” shall have the meaning set forth in Section 2.1(b).

“Underwriter” shall mean an underwriter, as defined in the 1933 Act, of the Registrable Securities in connection with an offering thereof under a Registration Statement.

“Warrants” shall have the meaning set forth in the preamble.

2. Registration Under the 1933 Act.

2.1 Demand Registration.

(a) During the period beginning on the date that is 12 months after the Company files its Quarterly Report on Form 10-Q for the quarter ended January 31, 2012 and ending at such time as there are no longer any Registrable Securities outstanding or issuable upon the exercise of Warrants or upon the conversion of Series A Preferred Stock (such period, the “Effectiveness Period”), if at any time the Company receives a request to file a Registration Statement, a completed questionnaire in the form attached hereto as Exhibit A (the “Questionnaire”) and the other information required under Section 2.1(d) from Holders holding a majority of the Registrable Securities then outstanding (the “Initiating Holders”), then the Company shall (i) within 10 Business Days give written notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders, (ii) as soon as practicable, and in any event within 75 days after the date such request is given by the Initiating Holders, file a Registration Statement covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such other Holder delivered to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(b), and (iii) at its own cost, use its reasonable efforts to cause such Registration Statement to become effective as soon as practicable.

(b) Notwithstanding the foregoing obligations, the Company may suspend the use of any Prospectus for a period not to exceed 75 days in any 90-day period or an aggregate of 120 days in any 12-month period (each, a “Suspension Period”), if the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation plans for a registered public offering, an acquisition or other proposed or pending corporate developments and similar events or because of filings with the SEC, it is in the best interests of the Company to suspend such use; provided, that (i) the Company may not suspend such use more than once in any 12-month period, and (ii) prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension (and each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder is advised in writing that the Prospectus may be used, which notice the Company agrees to provide promptly following the lapse of the event or circumstances giving rise to such suspension). Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus (including, without limitation, the fact of the suspension), except as required by applicable law.

4

(c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration pursuant to which the Holders had an opportunity to register Registrable Securities pursuant to Section 2.2; provided, that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective, or (ii) if the Company has effected four (4) registrations pursuant to Section 2.1(a). A registration shall not be counted as “effected” for purposes of this Section 2.1(c) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(c).

(d) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities and as may be reasonably requested by the Company from time to time.

(e) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Registration Statement and related Prospectus it will do so only in accordance with this Section 2. Each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement without delivering, or causing to be delivered, a Prospectus (excluding those materials incorporated by reference therein) to the purchaser thereof and to notify the Company within ten days of a written request by the Company of the amount of Registrable Securities sold pursuant to the Registration Statement.

Each Holder agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus authorized by it in writing for use by such Holder will be delivered to each such Holder and will not include any information that conflicts with the information contained in the Registration Statement or the Prospectus and, any such Issuer Free Writing Prospectus, when taken together with the information in the Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company agrees to supplement or amend the Registration Statement if required by the 1933 Act or the rules and regulations thereunder or by the instructions applicable to the registration form used by the Company, or to the extent the Company does not object, as reasonably requested by the Holders with respect to information relating to such Holders covered by such Registration Statement, and to furnish to the Holders copies of any such supplement or amendment promptly after it is used or filed with the SEC.

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the 1933 Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such proposed registration. Upon the request of each Holder given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 3, cause to

5

be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. With respect to any Registrable Securities that Holders do not request to be included in such registration, the Holders agree not to sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of securities of the same type (including any underlying securities) as the Registrable Securities included in such registration, or any securities convertible into or exercisable for such securities, during the ten days prior to the pricing of the public offering related to such registration and until the earlier of (A) if applicable, the end of any lock-up period which the Underwriters deem is necessary to effectuate such public offering (which in no event will be greater than 90 days), which lock-up period shall begin on the date of the pricing of such public offering, and (B) the abandonment of such public offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

2.3 Expenses. The Company shall pay all Registration and Offering Expenses in connection with any registration pursuant this Agreement. Each Holder shall pay all underwriting and placement discounts and commissions, agency and placement fees, brokers commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities in accordance with such Holder’s pro rata basis of the number of Registrable Securities to be registered on their behalf.

2.4 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. In cases other than a Substantial Distribution (which is subject to Section 5(f)) or a registration pursuant to Section 2.2, the Underwriters will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In a registration pursuant to Section 2.2, the Underwriters will be selected by the Company. In any such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3(l)) enter into an underwriting agreement in customary form with the Underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.4, if the managing Underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its Underwriters, and then only in such quantity as the Underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to

6

be included in such offering exceeds the number of securities to be sold (other than by the Company) that the Underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the Underwriters and the Company in their good faith discretion determine will not jeopardize the success of the offering. If the Underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and any other securities having contractual registration rights to be included in such offering are reduced on a pro rata basis with the Registrable Securities, (ii) the number of Registrable Securities included in the offering be reduced below 20% of the total number of securities included in such offering. For purposes of the provision in this Section 2.4(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and immediate family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the Underwriter’s cutback provisions in Section 2.4(a), fewer than all of the total number of Registrable Securities that the Holders have requested to be included in such registration statement are actually included.

(d) For the avoidance of doubt, this Section 2.4 shall apply to any underwriting of Registrable Securities, regardless of whether such underwriting is a Substantial Distribution.

2.5 Effectiveness. After a Registration Statement is effective, if the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

3. Registration Procedures. In connection with the obligations of the Company with respect to any Registration Statement, the Company shall:

(a) at a reasonable time, but in no event less than five Business Days prior to filing the Registration Statement, any Prospectus forming a part thereof, any amendment to the Registration Statement or amendment or supplement to such Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), furnish to the Purchasers or any Underwriter or designee thereof and special counsel to the Purchasers or any Underwriter or designee thereof copies of all such documents proposed to be filed and shall consider in good faith the inclusion of such comments as the Purchasers or any Underwriter or designee thereof and such special counsel to the Purchasers or any Underwriter or designee thereof reasonably shall propose within three Business Days of the delivery of such copies to the Purchasers or any Underwriter or designee thereof and counsel to the Purchaser or any Underwriter or designee thereof. In addition, if any

7

Holder that has provided the Questionnaire and the other information required by Section 2.1(d) shall so request in writing a reasonable time prior to filing any such documents, the Company shall furnish to such Holder copies of all such documents proposed to be filed and shall consider in good faith the inclusion of such comments as such Holder reasonably shall propose within three Business Days of the delivery of such copies to such Holder;

(b) ensure that (i) the Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the 1933 Act, and (ii) the Registration Statement and any amendment thereto does not, when it becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c) use its reasonable efforts at all times, except as provided in Section 2.1(b), to take all steps necessary to effect and maintain the registration of all of the Registrable Securities covered by the Registration Statement;

(d) use its reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary under applicable law to keep the Registration Statement effective for the Effectiveness Period, subject to Section 2.1(b); and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed in compliance with Rule 424 (or any similar provision then in force) under the 1933 Act and use reasonable efforts to comply during the Effectiveness Period with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder required to enable the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended method or methods of distribution (as provided to the Company in the Questionnaires) by the selling Holders thereof;

(e) (i) notify in writing each Holder of Registrable Securities of the filing of a Registration Statement or any post-effective amendment to a Registration Statement and of when any such Registration Statement or any post-effective amendment to a Registration Statement has become effective, (ii) during the Effectiveness Period, furnish to each Holder of Registrable Securities that has provided the Questionnaires and the information required by Section 2.1(d) and to each Underwriter, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request in writing, including financial statements and schedules and, if such Holder or Underwriter so requests, all exhibits thereto in connection with the sale or other disposition of the Registrable Securities, and (iii) subject to Section 2.1(b) and to any notice by the Company in accordance with Section 3(g) of the existence of any fact of the kind described in Sections 3(g)(i), (ii), (iii), (iv) and (v), hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and Underwriters of Registrable Securities that has provided the Questionnaire and the other information required by Section 2.1(a) in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;

(f) use its reasonable efforts to register or qualify or cooperate with the Holders and Underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each Underwriter shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to maintain such registration or qualification and to enable each such Holder and Underwriter to consummate the disposition in each such jurisdiction of such Registrable

8

Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(g) notify as promptly as reasonably practicable each Holder of Registrable Securities under a Registration Statement that has provided the Questionnaire and the other information required by Section 2.1(d) and, if requested by such Holder, confirm such advice in writing promptly (i) of any request, following the effectiveness of the Registration Statement under the 1933 Act, by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of the occurrence (but not the nature of or details concerning) of any event or the discovery of any facts during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (provided, however, that no notice by the Company shall be required pursuant to this clause (iii) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate 1934 Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein not misleading), (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of any determination by the Company that a post-effective amendment to such Registration Statement would be required by applicable law;

(h) provided that a Holder then holds a number of shares of Registrable Securities with a fair market value of at least $10.0 million, use reasonable efforts to promptly notify such Holder (i) of receipt of any comment letters received from the SEC with respect to a Registration Statement or any documents incorporated therein and (ii) any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information with respect to the Registration Statement and Prospectus;

(i) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest practicable moment or, if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period;

(j) subject to Section 2.1(b), upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(g)(i), (ii), (iii), (iv) and (v), as promptly as practicable after the occurrence of such an event, use reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder that has provided the Questionnaire and the other information required by

9

Section 2.1(d) of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(k) use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

(l) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in order to expedite or facilitate the disposition of the Registrable Securities, in usual and customary form, with the Underwriter(s) of such offering;

(m) make available, during normal business hours, for inspection by any selling Holder, any Underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by any such selling Holder or Underwriter, financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply information reasonably requested by any such selling Holder, Underwriter, attorney, accountant or agent in connection with such Registration Statement (subject to execution by any such party of a confidentiality agreement in customary form reasonably satisfactory to the Company);

(n) use its reasonable efforts effort to provide such information as is required for any filings required to be made with the Financial Industry Regulatory Authority, Inc.; and

(o) in connection with any Substantial Distribution pursuant to such Registration Statement, comply with requirements of Section 5.

Without limiting the provisions of Section 2.1(d), the Company may (as a condition to such Holder’s participation in the Registration Statement) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Prospectus or Registration Statement under applicable law or pursuant to SEC comments and any information otherwise reasonably required by the Company to comply with applicable law or regulations.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(g)(i), (ii), (iii), (iv) and (v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) or written notice from the Company that the Registration Statement is again effective and no amendment or supplement is needed, and, if so directed by the Company, such Holder will deliver to the Company all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

4. Indemnification; Contribution.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Purchaser, each Holder who provided the Questionnaire and the other information to the

10

Company in accordance with Section 2.1(d), and each of their respective directors, officers and employees and agents and each Person, if any, who controls such Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each of the foregoing is referred to herein as an “indemnified party”) (i) against any loss, claim, damage, liability or expense to which such indemnified party may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, as incurred, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 4.4) any such settlement is effected with the written consent of the Company; and (iii) against any and all reasonable out-of-pocket expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by such indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense incurred to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the Registration Statement (or any amendment or supplement thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 4.1 shall be in addition to any liabilities that the Company may otherwise have.

4.2 Indemnification by the Holders. Each Holder who has provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d), severally, but not jointly, agrees to indemnify and hold harmless the Company, each Purchaser and the other selling Holders who have provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d), and each of their respective directors, officers, employees and agents and each Person, if any, who controls the Company, any Purchaser or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4.1, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus included therein (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by or on behalf of such Holder expressly for use in such Registration Statement (or any amendment thereto), such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

11

4.3 Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (1) will not relieve it from liability under Sections 4.1 and 4.2 unless and to the extent it did not otherwise learn of such action and such failure materially prejudices the indemnifying party and (2) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in this Section 4. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

4.4 Settlements. The indemnifying party under this Section 4 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 4.3, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional

12

release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the indemnifying parties on the one hand and the indemnified parties and the Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any reasonable out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each director, officer, employee and agent of Holder, or each Person, if any, who controls any Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Holder, and each director, officer, employee or agent of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

The provisions of this Section 4 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any indemnified person referred to in this Section 4, and shall survive the sale by a Holder of Registrable Securities covered by such Registration Statement.

13

5. Substantial Distributions.

(a) Each Purchaser hereby acknowledges the restrictions on the transfer set forth in Section 8 of the Purchase Agreement.

(b) If the Company shall at any time receive a written request from Holders holding a majority of the Registrable Securities then outstanding (i) that the Company assist in a Substantial Distribution, (ii) stating that such Holders have a current bona fide intent to effectuate a Substantial Distribution and (iii) providing verification that such Purchasers Beneficially Own an aggregate number of shares sufficient to effect a Substantial Distribution, the Company will provide such Holders with its reasonable efforts, as requested by such Holders, to facilitate such Substantial Distribution; provided, however, that the Company shall only be required to assist the Holders with an aggregate of four such Substantial Distributions and; provided further, that the Company will only be required to provide Holders with such cooperation until the earlier of consummation of such Holder Supported Distribution or 30 days following the earlier of the public announcement or commencement of marketing efforts with respect to such distribution. Under any circumstances and for such periods as the Company would be permitted to initiate a Suspension Period pursuant to Section 2.1(b), the Company shall have the right to delay the commencement (e.g., the taking of any external activity, but not including internal, non-public preparatory work) of a Holder Supported Distribution (a “Delay Period”) for a period of days which, when aggregated with any pending or prior Suspension Periods and Delay Periods, would not exceed the 75 and 120 day limits set forth in Section 2.1(b) without, in the context of a registered Holder Supported Distribution, formally initiating a Suspension Period; provided, that any such Delay Period may not exceed and shall reduce (on a day-for-day basis) the 75 and 120 day limits set forth in Section 2.1(b), unless otherwise agreed by the Holders. In addition, under no circumstances shall the Company be required to commence a Holder Supported Distribution at any time during the three week period immediately preceding the public disclosure of results for any quarter (the “Pre-Announcement Periods”); provided that if a request for a Holder Supported Distribution has been made before and delayed by any Delay Period or Pre-Announcement Period, the Company will take all such action as is reasonably requested during such Delay Period or Pre-Announcement Period to permit such Holder Supported Distribution to be commenced promptly following the expiration of such Delay Period or Pre-Announcement Period. For the avoidance of doubt, any Holder Supported Distribution shall not require any pre-clearance under any stock trading policies of the Company in effect at such time.

(c) For purposes of the Substantial Distributions with which the Company is required to provide the Holders with assistance, it shall be deemed to be a Substantial Distribution for which the Company has provided assistance if the Holders request such assistance and the Substantial Distribution is cancelled, terminated or otherwise not consummated, unless such cancellation, termination or failure to consummate such Substantial Distribution is based upon material adverse information concerning the Company of which the Holders initiating such Substantial Distribution were not aware at the time of such request.

(d) In furtherance of the Company’s undertakings, and subject to the limitations in Section 5(b), the Company agrees to use its reasonable efforts to enter into such customary agreements (on terms reasonably acceptable to the Company) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities being offered and sold in a Substantial Distribution by the Holders in which the Company provides cooperation, including, but not limited to:

ii. obtaining opinions of counsel to the Company and updates thereof addressed to each selling Holder and the Underwriters, if any, covering matters as are customarily requested in opinions covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

14

iii. obtaining “comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in any Registration Statement or offering memorandum, as the case may be) addressed to the Underwriters;

iv. causing the Company’s officers, directors, employees, accountants and auditors to supply relevant information, and causing appropriate persons to be reasonably available during regular business hours for discussions concerning such documents, as reasonably requested by any such Holder, Underwriter, attorney, accountant or agent in connection with any such Substantial Distribution as is customary for similar due diligence examinations;

v. delivering such documents and certificates to the Holders and the Underwriters, if any, as may be reasonably requested by such Holders or Underwriters and as are customarily delivered in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

vi. making appropriate members of senior management reasonably available to participate in conference calls during regular business hours with potential investors and make presentations to ratings agencies as is reasonably necessary and customary in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

vii. not selling, offering or agreeing to sell, granting any option for the sale of, or otherwise transferring or disposing of securities of the same type (including any underlying securities) as the Registrable Securities included in such Substantial Distribution, or any securities convertible into or exercisable for such securities, during the ten days prior to the pricing of such Substantial Distribution and until the earlier of (A) the end of any lock-up period which the Underwriters deem is necessary to effectuate such Substantial Distribution (which in no event will be greater than 90 days), which lock-up period shall begin on the date of the pricing of such Substantial Distribution, and (B) the abandonment of such Substantial Distribution, provided that the Company may offer, issue and sell shares of securities of the same type (including any underlying securities) as the Registrable Securities (1) pursuant to any employee, officer or director stock or benefit plan, (2) upon the conversion or exercise of securities, or rights with respect to any such securities, outstanding on the date hereof, or (3) issued or to be issued by the Company in connection with an acquisition;

viii. requesting the Chief Executive Officer, the Chief Financial Officer and each other director and executive officer of the Company as the Holders or Underwriters, if any, reasonably determine is necessary to effectuate any Substantial Distribution to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 under the 1933 Act) of securities of the same type (including any underlying securities) as the Registrable Securities during such period (except as part of such Substantial Distribution, if otherwise permitted and subject to reasonable and customary exceptions including, but not limited to, the exercise of stock options or warrants and transfers or sales of shares of Common Stock for the payment of exercise costs (including taxes) in respect thereof), unless the Holders and the Underwriters, if any, participating in any Substantial Distribution otherwise agree; and

ix. if an underwriting or purchase, sale or agency agreement is entered into, causing the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 with respect to the Underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any Underwriters, in the form customarily provided to such Underwriters in similar types of transactions.

15

(e) In connection with any Substantial Distribution in which the Company provides assistance to the Holders or the Underwriters thereto, if any, the Company may require each Holder or Underwriter, and their attorneys, accountants or agents retained by them, to maintain in confidence and not to disclose to any other person any information or records provided as part of such assistance, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise), (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), (C) such information is required to be set forth in a Registration Statement or the Prospectus or offering or information memorandum included therein or in an amendment to such Registration Statement or an amendment or supplement to such Prospectus in order that such Registration Statement, Prospectus, amendment or supplement, complies with applicable requirements of the federal securities laws and the rules and regulations of the SEC and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or (D) such information becomes available to any such person from a source other than the Company and such source is not known to the Holder to be bound by a confidentiality agreement with the Company or other confidentiality obligations or duties in respect of the Company, as the case may be.

(f) If any of the Registrable Securities to be sold in a Substantial Distribution are to be sold in an underwritten offering, the Underwriter or Underwriters that will manage such offering will be mutually agreed by the Majority Holders of such Registrable Securities included in such offering and the Company.

(g) This Section 5 shall terminate, and the Holders shall have no rights pursuant to this Section 5, upon the termination of the Effectiveness Period.

6. Rule 144. With a view to making available to Holders of Registrable Securities the benefits of Rule 144, the Company covenants that during the Effectiveness Period and for so long as the Company is subject to the reporting requirements of the 1934 Act, it will use its reasonable efforts to (i) file all reports and other documents required, if any, to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitations of the exemption provided by Rule 144. If at any time the Company is not subject to the reporting requirements of the 1934 Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, Rule 144.

7. Miscellaneous.

7.1 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The rights granted to the Holders hereunder do not for the term of this Agreement conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

16

7.2 Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders. Notwithstanding the foregoing, (i) a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of the Registrable Securities being sold under such Registration Statement and (ii) this Agreement may be amended by a written agreement between the Company and the Purchasers, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein; provided, that no such amendment shall adversely affect the interest of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any amendment, modification, waiver or consent pursuant to this Section 7.2 shall be bound by such amendment, modification, waiver or consent, whether or not any notice or writing indicating such amendment, modification, waiver or consent is delivered to such Holder.

7.3 Notices. All notices, consents and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery to (a) the address for such Holder on the Company’s records and (b) if to the Company, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 7.3.

All such notices and communications shall be deemed to have been duly given when delivered in person or by private courier with receipt, if telefaxed or electronically delivered when verbal or email confirmation from the recipient is received, or three days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid.

7.4 Successor and Assigns. Except with respect to Section 5, which is only for the benefit of the Purchasers, this Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that, nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

7.5 Third Party Beneficiaries. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

7.6 Specific Enforcement. Without limiting the remedies available to the Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under this Agreement may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Purchaser or any Holder may seek such relief as may be required to specifically enforce the Company’s obligations under this Agreement.

17

7.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.9 Governing Law.

(h) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(i) Each of the parties hereto irrevocably and unconditionally:

i. submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the state of New York and the Federal courts of the United States of America located within the city of New York in the State of New York, and appellate courts thereof;

ii. consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

iii. agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 7.3 or at such other address of which the other party shall have been notified pursuant thereto;

iv. agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

v. agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

vi. agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

vii. irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

7.10 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original

18

business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

7.11 Entire Agreement. This Agreement, the other Transaction Agreements and the Nondisclosure Agreement dated March 20, 2012, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

19

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

DIAMOND FOODS, INC.

By:
Name:
Title:

Confirmed and accepted as of the date first written above:

OCM PF/FF ADAMANTINE HOLDINGS, LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:
Name:
Title:

By:
Name:
Title:

[Signature page to the Registration Rights Agreement of Diamond Foods, Inc.]

EXHIBIT A

SELLING SECURITYHOLDER QUESTIONNAIRE

A-1

EXHIBIT I

May     , 2012

The Purchasers Who are Listed on Exhibit A

to the Securities Purchase Agreement as of the date hereof

Re: Diamond Foods, Inc.

Ladies and Gentlemen:

We have acted as counsel for Diamond Foods, Inc., a Delaware corporation (the “Company”) in connection with the sale on the date hereof by the Company to you of up to $150.0 million aggregate principal amount of the Company’s 12.0% Senior Notes due 2020 (the “Senior Notes”), $75.0 million aggregate principal amount of the Company’s 12.0% Redeemable Senior Notes due 2020 (the “Redeemable Notes” and together with the Senior Notes, the “Notes”) and Warrants to purchase up to 4,420,859 shares of Common Stock of the Company (the “Warrants” and together with the Notes, the “Securities”) pursuant to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of May 22, 2012, by and among and the purchasers named on Exhibit A thereto (the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers shall have a right to exchange $75.0 million in aggregate principal of the Redeemable Notes for an aggregate of 750,000 shares of Series A Preferred Stock (as defined therein) (the “Special Redemption Right”), and such Series A Preferred Stock shall be designated pursuant to that certain Certificate of Designation attached as Exhibit E to the Purchase Agreement (the “Certificate of Designation”). The Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and the Purchasers, and the Guaranty (the “Guaranty”) by the Guarantors (as defined therein), including Kettle Foods Holdings, Inc., a Delaware corporation, (“KFHI”), each dated of the date hereof are being entered into pursuant to the Purchase Agreement. This opinion is given to you pursuant to Section 7.1(e) of the Purchase Agreement in connection with the Closing of the sale of the Securities pursuant to the Purchase Agreement. The Purchase Agreement, Registration Rights Agreement, Notes and Warrants are collectively referred to herein as the “Purchase Documents.” The Purchase Documents together with the Guaranty are collectively referred to as the “Transaction Documents.” Unless otherwise defined herein (including but not limited to the Exhibit hereto), terms defined in the Purchase Agreement are used herein as therein defined.

In rendering this opinion, we have examined such matters of law as we considered necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied solely upon the representations and warranties as to factual matters contained in, and our examination of, the documents identified on Exhibit A and certain third-party confirmations described on Exhibit A (collectively, the “Reviewed Documents”). We have not examined, and we express no opinion with respect to, any documents other than the Reviewed Documents or made any independent factual investigation. Except as described on Exhibit A, bring-down certificates or telephonic advice of the public officials referred to on Exhibit A were not obtained as of the date hereof. Except as described on Exhibit A, we have not caused the search of any record of any governmental agency or third party.

In our examination of the Reviewed Documents, we have assumed the current accuracy and completeness of (a) the information obtained from public officials and records described therein and (b) the representations and warranties made by representatives of the Company to us, including, without limitation, those set forth in the Management Certificate. We have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any factual matters except for our review of the Reviewed Documents.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the legal competence and capacity (except to the extent set forth in paragraph 2 below with respect to the Company and KFHI) of all persons or entities executing the same and (except to the extent set forth in paragraph 3 below with respect to the Company and KFHI) the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

For the purposes of this opinion, we have also assumed, without independent investigation, that: (a) the Transaction Documents reflect the complete understanding and agreement of the parties concerning the subject matter thereof; (b) except for the Company and KFHI, each party to such documents that is an entity had the entity power and entity authority to enter into and perform all of such party’s obligations thereunder; (c) except for the Company and KFHI, each party to such documents has duly authorized, executed and delivered such documents; (d) except for the Company and KFHI, each of such documents is enforceable against and binding upon the parties thereto; and (e) that there are no extrinsic agreements or understandings among the parties to the Transaction Documents that would modify or interpret the terms of the Transaction Documents or the respective rights or obligations of the parties thereto. We have also assumed that: (a) the representations and warranties of the Purchasers set forth in the Transaction Documents are accurate and complete; and (b) there is no fact or circumstance relating to you or your business that might prevent you from enforcing any of your rights provided for in the Transaction Documents.

For the purposes of this opinion, with respect to the opinions relating to the Certificate of Designation and Series A Preferred Stock, we have assumed that (a) the Company has duly authorized, executed and delivered the Certificate of Designation, and (b) the Certificate of Designation is duly filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).

This opinion is subject to, and we render no opinion with respect to, the effect of the following:

(a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, bulk sales, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, including, without limitation, the effect of statutory or other law regarding fraudulent conveyances, preferential transfers and equitable subordination;

(b) the effect of general principles of equity, including but not limited to judicial decisions holding that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable or involve undue delay, whether or not such principles or decisions have been codified by statute, concepts of materiality, reasonableness, good faith and fair dealing, unconscionability and the

2

possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(c) any statute or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to have been unconscionable at the time it was made, unconscionable in performance or contrary to public policy;

(d) statutes and judicial decisions that provide, among other things, (i) that oral modifications to a contract or waivers of contractual provisions may be enforceable, if the modification was performed, notwithstanding any express provision in the agreement that the agreement may only be modified by a writing or that an obligation thereunder may only be waived in writing, or (ii) that an implied agreement may be created from trade practices or course of conduct;

(e) judicial decisions that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of an agreement;

(f) any waivers or releases of rights by a debtor, to the extent any of such waivers or releases are not enforceable under applicable law or public policy principles, including any provision that purports to waive broadly or vaguely stated rights, unknown future rights, the benefits of statutory, regulatory or constitutional rights, or rights to damages or rights which may not be waived on statutory or public policy grounds; and

(g) any provision purporting to (i) waive rights to trial by jury, or service of process in connection with any litigation arising out of or pertaining to any agreement, (ii) change or waive the rules of evidence, make determinations conclusive or fix the method or quantum of proof (iii) limit the effect of waivers by trade practice or course of conduct, or (v) waive a party’s right to assert counterclaims or other claims or defenses.

With respect to our opinions expressed in paragraph 1 as to the Company’s and KFHI’s valid existence, the Company’s and KFHI’s good standing under the laws of the State of Delaware and the Company’s qualification to do business as a foreign corporation in good standing in the State of California, we have relied exclusively on the Delaware Good Standing (as defined in Exhibit A hereto) and the California Good Standing Bringdown (as defined in Exhibit A hereto).

Our opinion rendered in paragraphs 3 and 5 regarding the enforceability of the Transaction Documents does not include any opinion concerning federal or state securities laws and no such opinions should be inferred from the language of those paragraphs.

With respect to our opinion in paragraph 4 below, we note that the Transaction Documents may be required to be filed and/or disclosed in a current report on Form 8-K, and in periodic reports on Forms 10-Q and 10-K, by the Company with the Securities and Exchange Commission.

Our opinion in paragraph 5 is limited to the existing laws of the State of New York, and we have assumed that (i) New York law governs and (ii) in a proceeding outside of New York, the choice of New York State law would be given effect and would exclusively apply to and govern the Transaction Documents. As to remedies available to the Purchasers, our opinion that the Transaction Documents are enforceable against the Company and KFHI in accordance with their terms, as applicable, or similar language, indicates that some remedy is available to the Purchasers if the Company or KFHI do not materially comply with the contract’s terms, as applicable. Our opinion does not mean or imply that any

3

particular type of remedy is available, or that every provision in the Transaction Documents, will be upheld or enforced by a court under all circumstances.

In rendering the opinion expressed in paragraph 7, we have assumed the accuracy of, and have relied upon, the Company’s representations to us that the Company has made no offer to sell the Securities by means of any general solicitation or publication of any advertisement therefor, and we have assumed that the offer and sale of the Securities will not be integrated with any other securities offering of the Company.

The opinions expressed herein are limited to the existing internal laws of the State of California and the State of New York, the Delaware General Corporation Law (the “DGCL”), and the existing federal laws of the United States of America, assuming that such laws apply to the matters expressed herein. Our opinion is limited to such California and New York state and United States federal statutes, laws, rules or regulations, provisions of the DGCL, and authorizations, approvals or other actions by, and notices to or filings with, any governmental authority, as in our experience are of general application to transactions of the sort provided for in the Transaction Documents.

We call your attention to the fact that KFHI is a subsidiary of the Company. Accordingly, we render no opinion on the enforceability of the Guaranty to the extent that such agreement is found to be unsupported by adequate consideration, that KFHI is insolvent, or that KFHI will be rendered insolvent by the making of the Guaranty.

We advise you that the enforceability of the Guaranty against KFHI may be subject to statutory provisions and case law to the effect that, in certain circumstances, a guarantor may be exonerated if the beneficiary of the guaranty alters the original obligation of the principal without the consent of KFHI, fails to inform KFHI of material information pertinent to the principal or any collateral, elects remedies that may impair the subrogation rights of KFHI against the principal or otherwise takes any action that materially prejudices KFHI. We express no opinion as to whether the Guaranty contains an express and specific waiver of an exoneration KFHI might assert in defense of a claim under the Guaranty, or as to whether each of the waivers contained in the Guaranty is fully enforceable. In addition, we express no opinion with respect to the effect on the Guaranty of (a) any modification to or amendment of the obligations of Company that materially increases such obligations, (b) any election of remedies by or on behalf of the Purchasers following the occurrence of an event of default under the Purchase Agreement or (c) any other action by the Purchasers that materially prejudices KFHI, if, in any such instance, such action occurs without notice to KFHI and without granting KFHI the opportunity to cure a related breach or default.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in transactions of the type provided for in the Transaction Documents.

In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

Based upon and subject to the foregoing, and subject to all of the assumptions, qualifications, exceptions and limitations contained herein, we are of the following opinion.

1 . The Company and KFHI are each corporations validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing as a foreign corporation under the laws of the State of California.

4

2 .(A) The execution, delivery and performance by the Company of the Purchase Documents, and the consummation of the transactions provided for therein, and the sale and issuance to the Purchasers of the Securities, are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on the part of the Company’s Board of Directors, and each of the Purchase Documents have been duly executed and delivered on behalf of the Company. (B) The execution, delivery and performance by KFHI of the Guaranty, and the consummation of the transactions provided for therein, are within KFHI’s corporate powers and have been duly authorized by all necessary corporate action on the part of KFHI’s Board of Directors, and the Guaranty has been duly executed and delivered on behalf of KFHI. (C) Assuming the execution, delivery and performance by the Company of the Certificate of Designation, the filing thereof with the Delaware Secretary of State, and the issuance to the Purchasers of the Series A Preferred Stock pursuant to the Special Redemption Right and in conformity with the terms of the Purchase Agreement and Certificate of Designation, such actions are within the Company’s corporate powers as of the date hereof and have been duly authorized by all necessary corporate action on the part of the Company’s Board of Directors.

3.(A) The execution and delivery by the Company of the Purchase Documents and the Certificate of Designation and the filing thereof with the Delaware Secretary of State, and the performance by the Company of its obligations to be performed thereunder, and the consummation by the Company of the transactions provided for in the Purchase Documents and Certificate of Designation do not violate the terms of the Company’s Charters or Bylaws. The execution and delivery by the Company of the Purchase Documents, and the performance by the Company of its obligations to be performed thereunder, and the consummation by the Company of the transactions provided for in the Purchase Documents and Certificate of Designation, as applicable, do not violate any provision of the DGCL or any California state, New York state or United States federal law, rule or regulation applicable to the Company. (B) The execution and delivery by KFHI of Guaranty, and the performance by KFHI of its obligations to be performed thereunder, and the consummation by KFHI of the transactions provided for in Guaranty do not violate the terms of KFHI’s Charters or Bylaws. The execution and delivery by KFHI of Guaranty, and the performance by KFHI of its obligations to be performed thereunder, and the consummation by KFHI of the transactions provided for in Guaranty, as applicable, do not violate any provision of the DGCL or any California state, New York state or United States federal law, rule or regulation applicable to KFHI.

4.(A) No authorization, approval or other action by, and no notice to or filing with, any California State, New York State, or United States federal, governmental authority, or to any governmental authority under the provisions of the DGCL (other than the filing of the Certificate of Designation with the Delaware Secretary of State), is required to be obtained or made by the Company for the due execution and delivery by the Company of the Purchase Documents and the Certificate of Designation, and the performance thereof by the Company, and the consummation of the transactions provided for in the Purchase Documents and Certificate of Designation. (B) No authorization, approval or other action by, and no notice to or filing with, any California State, New York State, or United States federal, governmental authority, or to any governmental authority under the provisions of the DGCL, is required to be obtained or made by KFHI for the due execution and delivery by KFHI of the Guaranty, and the performance thereof by KFHI, and the consummation of the transactions provided for in the Guaranty.

5. The Transaction Documents and Certificate of Designation are legal, valid and binding obligations of the Company and KFHI enforceable against the Company with respect to the Purchase Documents, and KFHI with respect to the Guaranty, in accordance with their terms.

5

6.(A) The Securities to be issued to you under the Purchase Agreement on the date hereof are duly authorized, and when issued to you in compliance with the provisions of the Purchase Agreement, will be validly issued, fully paid and nonassessable. Assuming the shares of Common Stock of the Company that are issuable upon conversion of the Warrants were issued as of the date hereof in accordance with the provisions of the Company Charter, such shares of Common Stock would be duly authorized, validly issued, fully paid and nonassessable. (B) Assuming the shares of Series A Preferred Stock of the Company were issued as of the date hereof in accordance with the provisions of the Company Charter and the Certificate of Designation, the Series A Preferred Stock to be issued to you pursuant to the exercise of the Special Redemption Right will be duly authorized, and when issued to you in compliance with the provisions of the Purchase Agreement and the Certificate of Designation, will be validly issued, fully paid and nonassessable. (C) Assuming the shares of Common Stock of the Company that are issuable upon the conversion of the Series A Preferred Stock were issued as of the date hereof in accordance with the provisions of the Company Charter, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

7.(A) Based in part upon the representations made by you in the Purchase Agreement, and subject to the filings of such securities law notices as may be required to be filed subsequent to the Closing, the offer, sale and issuance of the Securities to be issued to you in conformity with the terms of the Purchase Agreement and the issuance to you of the shares of Common Stock, if any, to be issued upon exercise of the Warrants (assuming such shares of Common Stock were issued on the date hereof), constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and exempt from the qualification requirements of Section 25110 of the California Corporate Securities Law of 1968, as amended. (B) Assuming the shares of Series A Preferred Stock and the Common Stock of the Company that are issuable upon the conversion of the Series A Preferred Stock were issued as of the date hereof in accordance with the provisions of the Company Charter and the Certificate of Designation, and based in part upon the representations made by you in the Purchase Agreement, and subject to the filings of such securities law notices as may be required to be filed subsequent to the Closing, the offer, sale and issuance of the Series A Preferred Stock to be issued to you pursuant to the Special Redemption Right and in conformity with the terms of the Purchase Agreement and Certificate of Designation, and the issuance to you of the shares of Series A Preferred Stock and Common Stock, if any, to be issued upon conversion of the Series A Preferred Stock, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and exempt from the qualification requirements of Section 25110 of the California Corporate Securities Law of 1968, as amended.

[Concluding Paragraph Follows on Next Page]

6

This opinion is rendered as of the date first written above solely for your benefit in connection with the sale and issuance of the Securities pursuant to the Purchase Agreement and may not be relied on by, nor may any copy be delivered to, any other person or entity without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to inform you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention that may alter, affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:
David K. Michaels, a Partner

7

EXHIBIT A

REVIEWED DOCUMENTS

(1)(i) The Transaction Documents, together with the documents delivered by Company and the Guarantors to the Purchasers on the date hereof in connection with the Transaction Documents; and (ii) the Certificate of Designation.

(2)(i) The initial certificate of incorporation filed by the Company with the Secretary of State of Delaware upon its incorporation and certified by the Delaware Secretary of State on February 14, 2005 and all amendments thereto and (ii) the initial certificate of incorporation filed by KFHI with the Secretary of State of Delaware upon its incorporation and certified by the Delaware Secretary of State on March 20, 2012 and all amendments thereto.

(3)(i) The Company’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on July 20, 2005 (the “Company Charter”) and (ii) KFHI’s Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on September 8, 2006.

(4) The Bylaws of the Company and KFHI certified to be true and complete by the Secretary of the Company on May     , 2012 (the “Company Bylaws”).

(5) Certificates of the Secretary of State of Delaware, each dated May     , 2012, attesting to the continued corporate existence and good standing of the Company and KFHI in that State (the “Delaware Good Standing”).

(6) Telephonic or facsimile notice on May     , 2012, from the offices of the California Secretary of State and the California Franchise Tax Board attesting to the good standing and qualification to do business as a foreign corporation of Company in that State (the “California Good Standing Bringdown”).

(7) A Management Certificate addressed to us, dated of even date herewith and executed by the Company and KFHI (“Management Certificate”).

(8) A certificate of the Secretary of Company, certifying (i) the names and true signatures of the officers of the Company, KFHI and KFI authorized to sign the Transaction Documents, and (ii) the attached copies of the resolutions of the Board of Directors of the Company, KFHI and KFI approving the Transaction Documents.

(9) A copy of resolutions approved by the Board of Directors of the Company at meetings held on May 20, 2012 and May 21, 2012, approving the Transaction Documents and the Certificate of Designation.

Exhibit J

WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

This WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is made as of May 22, 2012 and entered into by and among Diamond Foods, Inc., (the “Borrower”), the Subsidiaries of the Borrower identified on the signature pages hereto as guarantors (collectively, the “Guarantors”), Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and the lenders party hereto (collectively, the “Lenders”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (defined below).

RECITALS

A. The Loan Parties, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of February 25, 2010 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders have agreed to make the Loans and other extensions of credit, all upon the terms and conditions set forth in the Credit Agreement.

B. As of the date hereof, certain Defaults and Events of Default exist under the Credit Agreement.

C. The Loan Parties, the Lenders and the Administrative Agent have entered into that certain Forbearance Agreement and Second Amendment to Credit Agreement dated as of March 21, 2012 (the “Forbearance Agreement”) pursuant to which the Administrative Agent and the Lenders agreed to forbear from exercising certain rights and remedies subject to the terms and conditions set forth therein.

D. The Loan Parties have requested that the Required Lenders and the Administrative Agent make certain amendments to the Credit Agreement to permit the Loan Parties to incur certain additional unsecured debt of $225,000,000 (the “Oaktree Loan”) from certain affiliates of Oaktree Capital Management, L.P. (“Oaktree”).

E. The Loan Parties have requested that the Required Lenders and the Administrative Agent permanently waive the Acknowledged Events of Default (defined below) and agree to certain amendments to the Credit Agreement, including an amendment to permit the consummation of the Oaktree Loan.

F. The Required Lenders, the Required Revolving Lenders, the Required Term Loan Lenders, and the Administrative Agent are willing to agree to such waiver and amendments subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. Existing Defaults. Each of the Loan Parties acknowledges that the Loan Parties have failed to comply with the provisions of the Credit Agreement as set forth on Schedule A hereto (collectively, the “Acknowledged Events of Default”).

2. Waiver. Subject to the other terms and conditions of this Agreement, the Administrative Agent, the Required Lenders, the Required Term Loan Lenders and the Required Revolving Lenders hereby permanently waive the Acknowledged Events of Default as well as the right to exercise any remedies that the Administrative Agent or any Lender has or may have had exclusively with respect

1

thereto. This waiver is limited solely to the Acknowledged Events of Default, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable law. Nothing herein shall modify or affect the obligations of the Loan Parties to comply with the terms of the Credit Agreement as amended hereby and the other Loan Documents from and after the date hereof, provided, however, no representation or warranty made or deemed made from and after the date hereof under or in connection with the Credit Agreement or the Loan Documents shall be or deemed to be false or incorrect by virtue of the matters specifically described on Schedule A and such matters shall be deemed to be permitted exceptions to all such representations and warranties from and after the Third Amendment Effective Date.

3. Application of Mandatory Prepayment. The Administrative Agent, the Required Lenders, the Required Revolving Lenders, the Required Term Loan Lenders, and the Borrower agree that the proceeds of the Oaktree Loan shall be applied as follows (the “Closing Date Prepayment”):

(a) $100,000,000 shall be applied to repay the principal of the Term Loans pro rata across all remaining scheduled quarterly amortization payments, excluding the final payment due on the Maturity Date (and as a result of such application, each remaining quarterly amortization payments (other than the final payment due on the Maturity Date) prior to any further adjustment pursuant to the terms of the Credit Agreement, shall be in an amount of $909,090.91; and

(b) the amount of the Oaktree Loan remaining after the Term Loan payment and the payment of expenses incurred in connection with the Oaktree Loan, in any event not to be less than $100,000,000, shall be applied to reduce the Outstanding Amount of the Revolving Credit Loans without any reduction in the Revolving Credit Commitments, except as expressly required pursuant to Section 2.06(b)(iii) of the Credit Agreement as amended by this Agreement.

4. Forbearance Agreement. Sections 5 through 11 of the Forbearance Agreement are hereby terminated and are of no further force and effect, except as expressly required pursuant to the terms of this Agreement or the Credit Agreement as amended by this Agreement. For the avoidance of doubt, the Borrower acknowledges and agrees that reasonable fees and expenses in connection with the ongoing review and monitoring by Capstone Advisory Group, LLC (“Capstone”) (despite the absence of any Default or Event of Default) at the request of the Administrative Agent of (i) financial reporting deliverable under the Credit Agreement as amended hereby, (ii) updates as to the status of grower relationships, the walnut business and the status of on-going litigation and related settlements, (iii) the revised 2013 business plan anticipated to be prepared by the Borrower’s chief executive officer and (iv) developments with respect to any of the matters described in Schedule A or otherwise reasonably material to the Borrower’s financial performance and compliance with the Loan Documents shall be reimbursable expenses pursuant to the Credit Agreement and Capstone may retain the previously delivered retainer to utilize for (but not act as a cap on) such fees and expenses.

5. Amendments to the Credit Agreement. The Administrative Agent, the Required Lenders and the Borrower agree to amend, effective as of the Third Amendment Effective Date, the Credit Agreement by:

(a) deleting the definition of “Applicable Rate” in Section 1.01 in its entirety and substituting in lieu thereof the following:

“Applicable Rate” means in respect of the Term Loan Facility and the Revolving Credit Facility, (i) from the Third Amendment Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending July 31, 2012, 4.50% per annum for Base Rate Loans, 5.50% per annum for Eurodollar Rate Loans and Letter of Credit Fees, 0.50% per annum for the Commitment Fee, and 1.25% per annum for the LIBOR Floor and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Senior Leverage Ratio

2

as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Senior Leverage Ratio	Eurodollar Rate (Letters of Credit)	Base Rate	LIBOR Floor	Commitment Fee
1	> 4.00: 1.00	5.50%	4.50%	1.25%	0.50%
2	≤ 4.00: 1.00 but ≥ 3.50: 1.00	5.00%	4.00%	1.25%	0.50%
3	< 3.50: 1.00 but ≥ 3.00: 1.00	4.50%	3.50%	1.25%	0.50%
4	< 3.00: 1.00 but ≥ 2.50: 1.00	4.25%	3.25%	1.00%	0.50%
5	< 2.50: 1.00 but ≥ 2.00: 1.00	4.25%	3.25%	0.50%	0.50%
6	< 2.00: 1.00	4.25%	3.25%	0.00%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Senior Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Term Loan Lenders and the Required Revolving Lenders, Pricing Level 1 shall apply in respect of the Term Loan Facility and the Revolving Credit Facility, as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(b) deleting the definition of “Consolidated EBITDA” in Section 1.01 in its entirety and substituting in lieu thereof the following

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis, for the most recently completed Measurement Period plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Charges, (b) the provision for Federal, state, local and foreign income taxes payable (calculated net of Federal, state, local and foreign income tax credits), (c) depreciation and

3

amortization expenses, (d) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period, (e) non-cash charges or expenses related to stock-based compensation, (f) cash or non-cash charges in connection with the Third Amendment and the Oaktree Loan (including, without limitation, advisor fees, commitment fees, legal fees, amendment fees, up-front fees, and other transaction expenses) in an aggregate amount not to exceed $25,000,000; (g) cash or non-cash charges in connection with Permitted Acquisitions not to exceed $1,000,000 in any Fiscal Year, (h) the amount of purchase price and related transaction costs of any acquisition required to be expensed during such period that would otherwise have been classified as goodwill prior to the implementation of FAS 141R; provided such expenses are non-cash; (i) cash or non-cash charges in connection with the audit committee investigation and financial restatement process, including, without limitation, fees and expenses of counsel, consultants and advisors to the Borrower and to the Audit Committee); (j) cash or non-cash charges related to any SEC investigation or shareholder litigation (including expenses, fines and settlements), (k) employee severance and termination expenses (i) prior to December 31, 2012 and (ii) arising as a result of the termination of the Acquisition Agreement (as defined below), (l) costs incurred in connection with the Transaction Agreement dated as of April 5, 2011 by and among the Borrower, The Procter & Gamble Company and Wimbledon Acquisition LLC (the “Acquisition Agreement”), the transactions contemplated thereby (including the proposed financing thereof by any and each of the parties to the Acquisition Agreement), and the termination thereof in an aggregate amount not to exceed $42,000,000, and (m) restructuring or business optimization charges, costs and expenses, including, without limitation, facility closure and relocation costs and fees and expenses of operational or restructuring consultants and advisors, including without limitation, Alix Partners and human resources consultants, in an aggregate amount of all such charges, costs and expenses not to exceed $17,500,000 during any trailing four fiscal quarters commencing after the Third Amendment Effective Date.

Solely for the purpose of the computations of the Consolidated Senior Leverage Ratio, Consolidated Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio, if there has occurred a Permitted Acquisition or a Disposition during the relevant period, Consolidated EBITDA shall be calculated on a Pro Forma Basis (as defined below) pursuant to this definition. For purposes of this definition, “Pro Forma Basis” means, with respect to the preparation of pro forma financial statements for the purpose of the adjustment to Consolidated EBITDA (1) for any purpose related to any Permitted Acquisition, on the basis that (A) any Indebtedness incurred or assumed in connection with such acquisition or consolidation was incurred or assumed on the first day of the applicable period, and any Indebtedness repaid or retired in connection with such acquisition or consolidation was repaid or retired on the first day of the applicable period, (B) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period either at the rate in effect on the date of such acquisition or

4

the applicable rate experienced over the period, and (C) all income and expense associated with the assets or entity acquired in connection with such Permitted Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by the Borrower and its Subsidiaries on a pro forma basis for the portion of the applicable period occurring prior to the date such acquisition or consolidation has occurred without giving effect to any cost savings, except such cost savings as would be permitted in a pro forma financial statement prepared in compliance with SEC Regulation S-X or as approved by the Administrative Agent, and (2) relating to any Disposition of assets, a pro forma adjustment of Consolidated EBITDA, in a manner reasonably acceptable to the Administrative Agent, to include, as of the first day of any applicable period, such Dispositions, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of any such permitted asset dispositions consummated during such period calculated on a basis consistent with GAAP and SEC Regulation S-X of the Securities Exchange Act of 1934, as amended, or as approved by the Administrative Agent.

Notwithstanding the foregoing provisions of this definition, the amount of Consolidated EBITDA for the fiscal quarters ended October 31, 2011 and January 31, 2012 shall be as set forth in the Compliance Certificate for the fiscal quarter ended January 31, 2012 delivered by the Borrower pursuant to the Second Amendment.

(c) deleting the phrase “through (g)” in the definition of “Consolidated Excess Cash Flow” and replacing it with “through (m)”.

(d) deleting clause (b)(i) in the definition of “Consolidated Fixed Charge Coverage Ratio” in Section 1.01 in its entirety and substituting in lieu thereof the following:

(i) Consolidated Interest Charges, to the extent paid in cash,

(e) inserting the following sentence at the end of the definition of Eurodollar Rate, “Notwithstanding the foregoing, the Eurodollar Rate shall never be less than the LIBOR Floor.”

(f) inserting the clause “except to the extent funded by the proceeds of Equity Issuances or with Equity Interests,” at the beginning of clause (f) of the definition of “Permitted Acquisition” and striking the phrase “the fair market value of all Equity Interests issued or transferred to the sellers thereof, and” where used therein.

(g) deleting the date “July 31, 2011” in clause (j) of the definition of “Permitted Acquisition” and replacing it with “October 31, 2013”

(h) inserting the following definitions in Section 1.01 in the appropriate alphabetical order:

“Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of the outstanding principal amount of all Obligations under this Agreement and all other Consolidated Funded Indebtedness of the Loan Parties other than the Oaktree Loan as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.

5

“Cure Right” has the meaning specified in Section 8.04.

“Excluded Extraordinary Receipts” means tax refunds for years up to and including the Fiscal Year ending July 31, 2012.

“Financial Covenants” means the covenants specified in Section 7.11.

“Financial Covenant Default” has the meaning specified in Section 8.04.

“LIBOR Floor” means, as of any date, a rate per annum equal to the rate identified as such within the definition of the Applicable Rate for such date.

“Liquidity” means, as of any date, the sum of (A) all cash and Cash Equivalents of the Borrower and its Subsidiaries as of such date, excluding any cash and Cash Equivalents (i) held in trust for third parties, (ii) subject to a Lien not in favor of the Administrative Agent if the Loan Parties’ ability to withdraw such funds is limited by such Lien, or (iii) constituting “restricted cash” for purposes of Borrower’s financial statements plus (B) the amount by which the aggregate Revolving Credit Commitments exceeds the Total Revolving Credit Outstandings as of such date.

“Oaktree Loan” means the unsecured loan in the initial aggregate principal amount of $225,000,000 made by Affiliates of Oaktree Capital Management, L.P. to the Loan Parties as initially evidenced by the senior notes issued pursuant to the Securities Purchase Agreement dated on or about the Third Amendment Effective Date.

“Relevant Quarter” has the meaning specified in Section 8.04.

“Third Amendment” means that certain Waiver and Third Amendment to Credit Agreement by and among the Loan Parties, the Administrative Agent and the Lenders party thereto dated as of the Third Amendment Effective Date.

“Third Amendment Effective Date” shall have the meaning given to such term in the Third Amendment.

(i) deleting the last sentence of Section 2.05(a)(i) and substituting in lieu thereof the following sentence:

Subject to Section 2.17, each such prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied as directed by the Borrower to the remaining scheduled principal installments thereof, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

6

(j) deleting Section 2.05(b)(ii) in its entirety and substituting in lieu thereof the following:

(ii) If the Borrower or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05 (except pursuant to Section 7.05(h), solely to the extent required therein or Section 7.05(i))), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds no later than two Business Days following receipt thereof by such Person (such prepayments to be applied as set forth in clauses (vi) and (viii) below); provided Net Cash Proceeds shall only be required to be so applied to repay the Loans to the extent not reinvested in property that is useful in the business of the Borrower and its Subsidiaries within 12 months of the date of such Disposition or contractually agreed within such 12 month period to be reinvested and actually reinvested within 18 months of the date of such Disposition (it being understood that such prepayment shall be due no later than two Business Days following the expiration of such 12 month period or 18 month period, as applicable).

(k) deleting Section 2.05(b)(iii) in its entirety and substituting in lieu thereof the following:

(iii) [Reserved]

(l) deleting Section 2.05(b)(v) in its entirety and substituting in lieu thereof the following:

(v) Upon any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries, and not otherwise included in clause (ii), or (iv) of this Section 2.05(b), other than Excluded Extraordinary Receipts, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within two Business Days of receipt thereof by the Borrower or such Subsidiary (such prepayments to be applied as set forth in clauses (vi) and (viii) below).

(m) deleting Section 2.05(b)(ix) in its entirety and substituting in lieu thereof the following:

(ix) [Reserved]

(n) adding a new Section 2.06(b)(iii) as follows:

(iii) On the Third Amendment Effective Date, the Revolving Credit Commitments shall be automatically and permanently reduced to $255,000,000. The Revolving Credit Commitments shall be automatically and permanently reduced from the then applicable amount by (A) $25,000,000 on July 31, 2013 and (B) $50,000,000 on January 31, 2014.

(o) inserting the words “without limiting their rights under clause (iii) below” immediately following the words “Required Lenders” in Section 2.08(b)(ii).

(p) The lead-in to Article V is hereby amended by adding the following after the word “that”: “, except in each case for matters specifically described on Schedule A to the Third Amendment”

7

(q) deleting Section 6.01 in its entirety and replacing it with the following:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (or, in the case of the fiscal year ending July 31, 2012, no later than the earlier of (i) 10 Business Days after the completion of the Loan Parties’ financial restatement or (ii) December 31, 2012), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in Stockholders’ Equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated and consolidating statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated and consolidating statements of changes in Stockholders’ Equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form following completion of the Loan Parties’ financial restatement, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, and following completion of the Loan Parties’ financial restatement, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, Stockholders’ Equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, but in any event at least 60 days after the end of each fiscal year of the Borrower, a monthly budget of the Borrower and its Subsidiaries on a consolidated basis and such division or major brand level revenue and margin information as may be reasonably requested by the Administrative Agent and available to the Borrower, including forecasts for the remaining term of this Agreement prepared by management of the Borrower, in form satisfactory to the Administrative Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs, if such fiscal year is

8

the immediately following fiscal year); provided, however, that commencing with the budget for the fiscal year ending July 31, 2014, the Borrower shall deliver such information as soon as available but in any event within 30 days after the end of the prior fiscal year;

(d) Commencing with August 2012 and continuing through September 2013, as soon as available, but in any event within 45 days after the end of each of the first eleven months of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such month, the related consolidated and consolidating statements of income or operations for such month and for the portion of the Borrower’s fiscal year then ended, and the related consolidated and consolidating statements of changes in Stockholders’ Equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case following completion of the Loan Parties’ financial restatement, setting forth in comparative form, as applicable, the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, and as prepared and utilized by the Borrower, division or major brand level income statement information setting forth in comparative form, as applicable, the figures for the corresponding month of the previous fiscal year, the corresponding portion of the previous fiscal year and the same periods of the Borrower’s annual budget, all in reasonable detail, and following completion of the Loan Parties’ financial restatement, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, Stockholders’ Equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(e) on or before June 15, 2012, July 15, 2012, August, 15, 2012, September 15, 2012, and thereafter together with the information provided pursuant to part (d) above, and in form and detail reasonably acceptable to the Administrative Agent, deliver (i) a written status update regarding the walnut business of the Borrower, including the status of the Borrower’s grower relationships, continuing for twelve months after the Third Amendment Effective Date and (ii) a written status update regarding the Loan Parties’ class action litigation, derivative litigation and governmental investigations, and in connection with each of the foregoing shall provide periodic opportunities for the Administrative Agent and the Lenders to convene a conference call with the Borrower to ask questions.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

(r) inserting at the end of Section 6.02(a) the words, “; provided, for the avoidance of doubt, that such Compliance Certificate shall be required regardless of whether financial covenants are being tested during the applicable period, provided further that, prior to the completion of the Loan Parties’ financial restatement, such Compliance Certificate need not certify as to the financial statements delivered therewith.”

9

(s) Section 6.21 is hereby amended by striking the word “or” before clause (iii) therein and adding the following in front of the proviso: “or (iv) specifically and exclusively used for payroll, payroll taxes, and other employee wage and benefit payments.”

(t) inserting a new Section 6.22 as follows:

6.22 Liquidity Notice. From and after February 1, 2013, in the event that the Liquidity of the Borrower and its Subsidiaries falls below $40,000,000 for any period of three (3) consecutive Business Days, the Borrower shall notify the Administrative Agent and the Lenders in writing thereof on the following Business Day.

(u) inserting a new Section 6.23 as follows:

6.23 Third Amendment Deliverables. Within forty-five (45) days of the Third Amendment Effective Date, deliver, to the extent not delivered at closing, to the Administrative Agent evidence that the intellectual property assignment issues identified on Schedule B to the Third Amendment have been resolved.

(v) deleting the word “and” at the end of Section 7.01(i); replacing the “.” at the end of Section 7.01(j) with “; and” and inserting a new Section 7.01(k) to read as follows:

(k) other Liens, provided that the principal amount in the aggregate at any time outstanding secured thereby does not exceed $5,000,000.

(w) deleting Section 7.03(g) and substituting in lieu thereof new Sections 7.03(g), 7.03(h) and 7.03(i) to read as follows:

(g) other unsecured Indebtedness of the Borrower and its Subsidiaries under the Oaktree Loan in an aggregate principal amount at any time outstanding not to exceed $225,000,000, plus any increase in the principal amount thereof resulting from the payment of interest in kind by the addition of such interest amount to the principal amount thereof, and minus an amount equal to any such unsecured Indebtedness that is converted to equity;

(h) other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $30,000,000 at any time outstanding, provided that such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to the Required Lenders; and

(i) other unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

(x) deleting the word “and” at the end of Section 7.05(g); replacing the “.” at the end of Section 7.05(h) with “; and” and inserting a new Section 7.05(i) to read as follows:

(i) other Dispositions of property with an aggregate fair market value in any fiscal year not exceeding $5,000,000.

(y) deleting Section 7.06(d) and replacing it with the following:

(d) commencing October 31, 2013, the Borrower may (i) declare and make cash dividends to its stockholders so long as both before and after giving pro forma effect to any such dividend as if such dividend had been paid on the last day of the preceding fiscal quarter, the Borrower is in compliance with the financial covenants set forth in Section 7.11 and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it in an aggregate amount with respect to this clause (ii) not to exceed $10,000,000 during the term of this Agreement; provided that the Borrower may not purchase, redeem or otherwise acquire for cash any “Series A Preferred Stock” (as defined in the definitive documentation for the Oaktree Loan) prior to the Maturity Date;

(z) deleting the following words from Section 7.06(e): “, so long as the Net Cash Proceeds thereof are applied to the prepayment of the Loans to the extent required by Section 2.05(b)”

(aa) deleting the word “and” at the end of Section 7.06(f); replacing the “.” at the end of Section 7.06(g) with “;” and inserting new Sections 7.06(h) and 7.06(i) to read as follows:

“(h) the issuance of (i) the Warrant (as defined in the definitive documentation for the Oaktree Loan), (ii) common stock of the Borrower in accordance with the terms of the “Warrant” (as defined in the definitive documentation for the Oaktree Loan), (iii) the “Series A Preferred Stock” (as defined in the definitive documentation for the Oaktree Loan) through the conversion, exchange or redemption of all or a portion of the Oaktree Loan and (iv) common stock of the Borrower as a result of the conversion of “Series A Preferred Stock”; and

10

(i) from and after May 31, 2014, cash dividends on the “Series A Preferred Stock” (as defined in the definitive documentation for the Oaktree Loan) may be paid in accordance with the terms of the Series A Preferred Stock provided in the definitive documentation for the Oaktree Loan as of the Third Amendment Effective Date (including the dividend rate applicable to such Series A Preferred Stock as of the Third Amendment Effective Date), but only to the extent such Series A Preferred Stock was acquired by the holder thereof as a result of the conversion, exchange or redemption of all or a portion of the Oaktree Loan; provided that the dividend rate applicable to the Series A Preferred Stock as of the Third Amendment Effective Date may be increased by the Borrower by an aggregate amount not to exceed 2% per annum on the original issue price of the Series A Preferred Stock.”

(bb) adding the following to the end of Section 7.08(b) immediately prior to the “;” :

“approved, in the case of fees and compensation, by the compensation committee of the Borrower, in good faith.”

(cc) deleting from Section 7.09 the words “(other than this Agreement or any other Loan Documents)” and replacing them with the words “(other than this Agreement, any other Loan Documents, or the documentation evidencing the Oaktree Loan)”.

(dd) deleting Section 7.11 in its entirety and substituting in lieu thereof the following:

7.11 Financial Covenants.

(a) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the last day of any fiscal quarter of the Borrower, beginning with the fiscal quarter ending October 31, 2013, to be greater than the ratio set forth below opposite such fiscal quarter:

Period	Maximum Consolidated Senior Leverage Ratio
The fiscal quarter ending October 31, 2013	4.70 : 1.00
The fiscal quarter ending January 31, 2014	4.00 : 1.00
The fiscal quarter ending April 30, 2014	3.50 : 1.00
The fiscal quarter ending July 31, 2014 and each fiscal quarter thereafter	3.25 : 1.00

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower, beginning with the fiscal quarter ending October 31, 2013, to be less than the ratio set forth below opposite such fiscal quarter:

Period	Minimum Consolidated Fixed Charge Coverage Ratio
The fiscal quarter ending October 31, 2013 and each fiscal quarter thereafter	2.00 : 1.00

11

(ee) inserting the following after the words “any Indebtedness” in Section 7.14:

“(excluding the Oaktree Loan, which shall be subject to the restrictions set forth in Section 7.17)”

(ff) Inserting the following after the words “any indebtedness” in Section 7.15:

“(excluding the Oaktree Loan, which shall be subject to the restrictions set forth in Section 7.17)”

(gg) inserting a new Section 7.17 as follows:

7.17 Payments on and amendments of the Oaktree Loan. (a) Make (i) any payment in cash of interest accruing prior to May 31, 2014 on the principal amount of the Oaktree Loan; provided that the Borrower may make payments of such interest in kind by the addition of such interest amount to the principal amount of the Oaktree Loan or (ii) any payments of principal, including principal resulting from the payment of interest in kind, on the Oaktree Loan prior to the Maturity Date or (b) amend, supplement or otherwise modify any of the terms or provisions of the Oaktree Loan (including any future extension of credit thereunder) in a manner which would (1) advance the date scheduled for or add any required prepayment or repayment of any principal of the Oaktree Loan or any interest payment related thereto, (2) increase the interest rate (or default rate) payable on the Oaktree Loan by more than 2.00%, (3) increase the maximum principal amount of the Oaktree Loan in excess of the amount permitted by Section 7.03(g), (4) make more restrictive any Event of Default or any covenant contained in the Oaktree Loan or add any Event of Default, representation or covenant to the Oaktree Loan, except pursuant to Sections 6.25(b) and 6.28(i)(ii) thereof (as in effect on the date hereof) or (5) change any provision relating to (x) the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or (y) the permissibility of payments which can be made under this Agreement.

(hh) inserting a new Section 7.18 as follows:

7.18 Minimum Liquidity. Commencing February 1, 2013 and at all times thereafter, permit the Liquidity of the Borrower and its Subsidiaries to be less than $20,000,000 at any time.

(ii) deleting clause (i) of Section 8.01(b) and replacing it with the following:

(i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.12, 6.20, 6.22 or 6.23 or Article VII (subject to, with respect to the Financial Covenants, use of the Cure Right under Section 8.04),

(jj) deleting the words “(other than Indebtedness hereunder and Indebtedness under Swap Contracts)” from Section 8.01(e) and replacing them with “(including the Oaktree Loan, but excluding Indebtedness hereunder and Indebtedness under Swap Contracts)”.

12

(kk) deleting “any of its Subsidiaries” in Section 8.01(f) and substituting in lieu thereof “any Material Subsidiary”.

(ll) deleting “any Subsidiary” in Section 8.01(g) and substituting in lieu thereof “any Material Subsidiary”.

(mm) inserting a new Section 8.04 as follows:

8.04 Right to Cure Financial Covenant Defaults. In the event that any Event of Default arises as a result of a breach of any Financial Covenant (each, a “Financial Covenant Default”) as of the end of any fiscal quarter of the Borrower (a “Relevant Quarter”), the Borrower shall have the right to cure such Financial Covenant Default (the “Cure Right”) by issuing or selling Equity Interests or receiving cash capital contributions in each case during the period of ten (10) days following the date of delivery of the Compliance Certificate for such Relevant Quarter and treating the amount of the Net Cash Proceeds thereof as Consolidated EBITDA for such Relevant Quarter provided that:

(a) the Borrower shall deliver to the Administrative Agent written notice of its intent to exercise its Cure Right with respect to any Financial Covenant Default (a “Cure Notice”) concurrent with the delivery by the Borrower to the Administrative Agent of the Compliance Certificate for such Relevant Quarter;

(b) such Net Cash Proceeds may be treated as Consolidated EBITDA for such Relevant Quarter only to the extent necessary to cure the relevant Financial Covenant Default;

(c) the Borrower shall have the right to exercise the Cure Right not more than two times during the term of this Credit Agreement; and

(d) such Net Cash Proceeds treated as Consolidated EBITDA for such Relevant Quarter shall be treated as Consolidated EBITDA for any future four (4) fiscal quarter period that includes such Relevant Quarter.

Upon receipt of evidence reasonably satisfactory to Administrative Agent of the Borrower’s receipt of such Net Cash Proceeds, together with a restated Compliance Certificate evidencing compliance with the Financial Covenants for the Relevant Quarter after giving effect to the exercise of the Cure Right in accordance with the terms of this Section 8.04, in each case within such 10 day period, the Borrower shall be deemed to have satisfied the Financial Covenants for the Relevant Quarter with the same effect as though there had been no initial failure to comply therewith, and any Event of Default existing from a breach of such Financial Covenants that had occurred shall be deemed cured for the purposes of this Agreement with no further action required by the Administrative Agent or the Lenders.

13

(nn) deleting Section 10.06(b)(iii)(A) in its entirety and substituting in lieu thereof the following:

the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) if such assignment is to any Person other than a state or federal chartered bank, an Event of Default has occurred pursuant to Section 8.01(a) or 8.01(f) and is continuing at the time of such assignment, (2) if such assignment is to a state or federal chartered bank, an Event of Default has occurred and is continuing at the time of such assignment, or (3) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(oo) amending and restating Schedule 2.01 in its entirety in the form of Schedule 2.01 attached hereto.

6. Conditions Precedent. This Agreement shall become effective upon the satisfaction of each of the following conditions on or before May 31, 2012 at 3:00 p.m. E.T (such date, the “Third Amendment Effective Date”):

(a) the Administrative Agent shall have received duly executed counterparts of this Agreement from the Borrower, each of the Guarantors and Lenders constituting Required Lenders, Required Term Loan Lenders and Required Revolving Lenders;

(b) the Administrative Agent shall have received the Closing Date Prepayment;

(c) simultaneous funding and closing of the Oaktree Loan;

(d) the Administrative Agent shall have received copies of any debt and equity documents executed in connection with the Oaktree Loan in form and substance acceptable to the Administrative Agent;

(e) the Administrative Agent shall have received duly executed counterparts of the deposit account control agreement and perfection certificate delivered to the Borrower prior to the Third Amendment Effective Date, each in form and substance satisfactory to the Administrative Agent;

(f) the Borrower shall have remitted payment for (i) all reasonable fees and expenses of Moore & Van Allen PLLC in its capacity as counsel to the Administrative Agent and of Capstone Advisory Group, LLC, in each case to the extent summary invoices for such fees and expenses have been presented on or before the date hereof and (ii) all reasonable fees and expenses (including travel expenses and expenses of counsel) of the Lenders to the extent summary invoices for such fees and expenses have been presented no later than May 22, 2012;

(g) the Borrower shall have paid to the Administrative Agent for the benefit of each of the Lenders that execute this Agreement on or before 8:00 p.m. E.T. on May 22, 2012, an amendment fee in an amount equal to 50 basis points times the sum of (a) the amount of such Lender’s Revolving Commitment and (b) the outstanding principal amount of such Lender’s Term Loan, each as after giving effect to this Agreement and the Closing Date Prepayment;

14

(h) the Administrative Agent shall have received customary favorable opinions of counsel to the Loan Parties organized under the laws of the United States and the United Kingdom, addressed to the Administrative Agent and each Lender, dated the date hereof, and in form and substance, including without limitation opinions as to corporate authority and no conflicts with customarily applicable laws or organizational documents, satisfactory to the Administrative Agent; and

(i) receipt by the Administrative Agent of certificates from a Responsible Officer of each Loan Party (each of which shall be originals or facsimiles (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent) certifying (i) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (ii) that attached thereto are true, correct and complete copies of (A) the Organization Documents of such Loan Party (including all amendments thereto), certified as of a recent date by the appropriate Governmental Authority in such Loan Party’s jurisdiction of incorporation or formation, (B) resolutions duly adopted by the board of directors or board of managers (or appropriate governing body) of such Loan Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or is to be a party and (C) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in such Loan Party’s jurisdiction of incorporation or formation, certified as of a recent date by the appropriate Governmental Authority in such Loan Party’s jurisdiction of incorporation or formation; provided that if the Organization Documents of such Loan Party delivered to the Administrative Agent on the Closing Date have not been amended or otherwise modified then such Loan Party may certify that such previously delivered Organization Documents are true, correct and complete copies.

7. Estoppel, Acknowledgement and Reaffirmation. Each of the Loan Parties acknowledges and confirms that as of May 21, 2012, the aggregate principal amount of the Term Loan Facility was $320,000,000.00, the aggregate principal amount outstanding under the Revolving Credit Facility was $263,040,000.00 (which amount includes the aggregate principal amount of $3,040,000.00 in respect of all Letters of Credit), and the aggregate principal amount of the Swing Line Loan was $0.00, which amounts constitute valid and subsisting obligations of the Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Borrower hereby (i) acknowledges its obligations under the Loan Documents, (ii) reaffirms that each of the Liens created and granted pursuant to the Loan Documents is valid, subsisting, perfected and of the priority required pursuant to the Loan Documents and (iii) acknowledges that this Agreement shall in no manner impair or otherwise adversely affect such Liens.

8. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that (a) each Loan Party has the legal power and authority to execute and deliver this Agreement; (b) the officers of each Loan Party executing this Agreement have been duly authorized to execute and deliver the same and bind each Loan Party with respect to the provisions hereof; (c) the execution and delivery hereof by each Loan Party and the performance and observance by each Loan Party of the provisions hereof do not violate or conflict with any organizational document of any Loan Party or any law applicable to any Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against any Loan Party; (d) Wimbledon Acquisition LLC and Diamond Foods Brazil Holding LLC are Subsidiaries of the Borrower that do not constitute Material Subsidiaries; (e) except with respect to the Acknowledged Events of Default, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof; (f) no Loan Party is aware of any claim or offset against, or defense or counterclaim to, any Loan Party’s obligations or liabilities under the Credit Agreement or any other Loan Document; (g) this Agreement and

15

each document executed by each Loan Party in connection herewith constitute valid and binding obligations of the applicable Loan Party in every respect, enforceable in accordance with their terms; and (h) all representations and warranties made by such Loan Party and contained in this Agreement or any other Loan Document to which it is a party are true and correct in all material respects (other than such representations and warranties that are untrue or otherwise inaccurate solely and directly as a result of the Acknowledged Events of Default) on and as of the date of this Agreement to the same extent as though made on and as of such date, except to the extent that any thereof expressly relate to an earlier date, and provided that no such representation or warranty shall be or deemed to be false or incorrect by virtue of the matters described on Schedule A.

9. Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

10. Release. Each Loan Party hereby waives and releases the Administrative Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, affiliates and subsidiaries (each a “Releasee”) from any and all claims, offsets, defenses and counterclaims, known and unknown, that any Loan Party may have as of the date of this Agreement based upon, relating to, or arising out of the Obligations and related transactions in any way. Each Loan Party intends the foregoing release to cover, encompass, release and extinguish, among other things, all claims and matters that might otherwise be reserved by California Civil Code Section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Notwithstanding the foregoing, this Section 10 shall not constitute a release of the performance by the Administrative Agent or any Lender after the date hereof of their respective express obligations under the Loan Documents.

11. Covenant Not to Sue. Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Loan Party pursuant to Section 10 above. If any Loan Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

12. Payment of Fees and Expenses. The Loan Parties shall reimburse the Administrative Agent and each Lender for all fees and expenses of the Administrative Agent and each Lender, in accordance with the terms and conditions of the Credit Agreement, (including without limitation, all reasonable fees and expenses of counsel to the Administrative Agent and counsel to each Lender) incurred in connection with the Loan Documents, including without limitation this Agreement.

13. Loan Documents Unaffected. Except as otherwise specifically provided herein, all provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and be unaffected hereby. The parties hereto acknowledge and agree that this Agreement constitutes a “Loan Document” under the terms of the Credit Agreement.

16

14. No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement. This Agreement has been entered into by the Borrower and each Guarantor freely, voluntarily, with full knowledge, and without duress, and, in executing this Agreement, neither the Borrower nor any Guarantor is relying on any other representations, either written or oral, express or implied, made to the Borrower or any Guarantor by the Administrative Agent. The Borrower and each Guarantor agrees that the consideration received by the Borrowers under this Agreement has been actual and adequate.

15. No Course of Dealing. Each Loan Party acknowledges and agrees that, (a) this Agreement is not intended to, nor shall it, establish any course of dealing between the Loan Parties, the Administrative Agent and the Lenders that is inconsistent with the express terms of the Credit Agreement or any other Loan Document, (b) notwithstanding any course of dealing between the Loan Parties, the Administrative Agent and the Lenders prior to the date hereof, except as set forth herein, the Lenders shall not be obligated to make any Loan, except in accordance with the terms and conditions of this Agreement and the Credit Agreement, and (c) except with respect to the Acknowledged Events of Default, neither the Administrative Agent nor any Lender shall be under any obligation to forbear from exercising any of its rights or remedies upon the occurrence of any Default or Event of Default. Nothing herein modifies the agreements among the Administrative Agent and the Lenders with respect to the exercise of their respective rights and remedies under the terms of the Credit Agreement.

16. No Waiver of Rights. No waiver shall be deemed to be made by any party hereunder of any of its rights hereunder unless the same shall be in writing signed on behalf of such party.

17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

18. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

19. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

17

20. Severability Of Provisions; Captions; Attachments. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

21. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

[Signature pages follow.]

18

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

BORROWER:	DIAMOND FOODS, INC.

	By:	/s/ Brian J. Driscoll
		Name:	Brian J. Driscoll
		Title:	President and Chief Executive Officer

GUARANTORS:	KETTLE FOODS HOLDINGS, INC.

	By:	/s/ Brian J. Driscoll
		Name:	Brian J. Driscoll
		Title:	Chief Executive Officer

KETTLE FOODS, INC.

	By:	/s/ Brian J. Driscoll
		Name:	Brian J. Driscoll
		Title:	Chief Executive Officer

DFKA, LTD.

	By:	/s/ Brian J. Driscoll
		Name:	Brian J. Driscoll
		Title:	Director

LION/STOVE LUXEMBOURG INVESTMENT 2 S.A.R.L.

	By:	/s/ Brian J. Driscoll
		Name:	Brian J. Driscoll
		Title:	A Manager

DFKA HOLDINGS LIMITED (F/K/A LION/STOVE HOLDINGS, LIMITED)

	By:	/s/ Brian J. Driscoll
		Name:	Brian J. Driscoll
		Title:	Director

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Ken Puro
Name: Ken Puro
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as L/C Issuer and a Lender

By:	/s/ Thomas E. Brown
Name: Thomas E. Brown Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

[Form of Signature Page for Lenders party to the

Waiver and Third Amendment to Credit Agreement]

1ST FARM CREDIT SERVICES, PCA

BANK LEUMI USA

BANK OF MONTREAL, CHICAGO BRANCH

BANK OF THE WEST

BARCLAYS BANK PLC

BRANCH BANKING AND TRUST COMPANY

COBANK, ACB

COMPASS BANK

CREDIT INDUSTRIEL ET COMMERCIAL

FARM CREDIT SERVICES OF AMERICA, PCA

FARM CREDIT WEST, PCA

GREENSTONE FARM CREDIT SERVICES,

ACA/FLCA

HSBC BANK, USA, NATIONAL ASSOCIATION

ISRAEL DISOUNT BANK OF NEW YORK

JP MORGAN CHASE, N.A.

KEYBANK NATIONAL ASSOCIATION

NORTHWEST FARM CREDIT SERVICES, PCA

COOPERATIEVE CENTRALE RAIFFEISEN-

BOERENLEENBANK B.A., “RABOBANK

NEDERLAND”, NEW YORK BRANCH

SIEMENS FINANCIAL SERVICES, INC.

SUNTRUST BANK

UNION BANK, N.A.

UNITED FCS, PCA D/B/A FCS COMMERCIAL

FINANCE GROUP

By:	/s/ Authorized Signatory
Name: Title:

[SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT]

SCHEDULE A

ACKNOWLEDGED EVENTS OF DEFAULT

1.

(a) Failure to comply with Section 6.01(a) and (b) of the Credit Agreement as a result of failure of financial statements previously delivered to have been prepared in accordance with GAAP as result of the failure to correctly account for certain crop payments to walnut growers, and (b) other adjustments to such financial statements that may be effected in connection with the pending restatement of such financial statements, provided that the adjustments described in this clause (b) will not, taken in the aggregate, reduce the Company’s Consolidated EBITDA (without giving effect to the last paragraph of the definition thereof) for the year ended July 31, 2011 to less than $102,000,000.

2.	Failure of the following representations and warranties to be true and correct for the reasons set forth below:

a.

The representations and warranties set forth in Section 5.05(a), (c), (e) and (f) of the Credit Agreement, insofar as the Audited Financial Statements, unaudited financial statements and pro forma financial statements and financial projections and forecasted financial statements referred to therein did not correctly account for certain crop payments to walnut growers;

b.

The representations and warranties set forth in Section 5.05(d) of the Credit Agreement, due to the changes in management, the error in financial reporting and material weakness in internal controls described in the Current Report on Form 8-K filed with the Securities Exchange Commission (the “SEC”) on February 8, 2012, the pending investigation by the SEC and inquiries by the Department of Justice described in item 2.c below, and stockholder litigation described in item 2.c below, and the effect of the foregoing on the transactions provided for in the Acquisition Agreement (as defined in item 2.d below);

c.	The representations and warranties set forth in Section 5.06 of the Credit Agreement as a result of the following litigation and government investigations:

i.	Federal securities class actions, consolidated as In re Diamond Foods, Inc. Securities Litigation, Case No. CV 11-05386 WHA:

A.	Salhuana v. Diamond Foods, Inc. et al. CV 11-05386 WHA

B.	Mitchem v. Diamond Foods, Inc. et al. CV 11-05399 WHA

C.	Woodward v. Diamond Foods, Inc. et al. CV 11-05409 WHA

D.	Rall v. Diamond Foods, Inc. et al. CV 11-05457 WHA

E.	Simon v. Diamond Foods, Inc. et al. CV 11-05479 WHA

F.	MacFarland v. Diamond Foods, Inc. et al. CV 11-05615 WHA

ii.	Federal shareholder derivative actions:

A.	Board of Trustees of City of Hialeah Employees’ Retirement System v. Mendes, et al., Case No. CV 11-05692 WHA

B.	Lucia v. Baer, et al., Case No. CV 11-06417 WHA

iii.	State court derivative actions, consolidated as In re Diamond Foods, Inc. Shareholder Derivative Litigation, Case No. CGC 11-515895:

A.	Dean v. Baer et al. CGC 11-515895

B.	Nguyen v. Baer et al. CGC 11-516073

C.	United Food and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund, v. Baer et al., CGC 11-516933

iv.	Shareholder inspection demands under Delaware and California law

A.	Books and Records Demand Pursuant to 8 Del. C. § 220 made by Astor BK Realty Trust

B.	Books and Records Demand Pursuant to 8 Del. C. § 220 made by the Beaver County Retirement Fund

v.	Shareholder derivative demand on Diamond Board of Directors

A.	Shareholder demand that the Board of Directors of Diamond remedy breaches of fiduciary duty by directors and certain executive officers made by Thomas R. Schedler

vi.	SEC investigation pursuant to Formal Order of Investigation, In re Diamond Foods, Inc. (SF-3778).

vii.	Informal contacts with US Attorney’s office for the N.D. California

d.

The representations and warranties set forth in Section 5.07 of the Credit Agreement, as a result of the potential breach of the Acquisition Agreement as a result of failure to file required periodic reports with the SEC and breach of representations regarding the Borrower’s historical financial statements;

e.	The representations and warranties set forth in Section 5.15 of the Credit Agreement, as a result of the matters set forth in this Schedule A; and

f.	The representations and warranties set forth in Section 5.16 of the Credit Agreement, as a result of the matters set forth in this Schedule A.

3.	Failure to comply with the covenants set forth in Sections 6.08 and 6.09 of the Credit Agreement as a result of the matters set forth in this Schedule A.

4.

Failure to comply with the covenant set forth in Section 6.17 of the Credit Agreement as a result of the potential breach of the Acquisition Agreement as a result of failure to file required periodic reports with the SEC and breach of representations regarding the Borrower’s historical financial statements.

5.	Failure to deliver the Compliance Certificate required pursuant to Section 6.02(a) of the Credit Agreement for the fiscal quarters ended October 31, 2011, January 31, 2012 and April 30, 2012.

6.	Failure to deliver the financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarters ended January 31, 2012 and April 30, 2012 by the date required.

7.	Failure to comply with the financial covenant set forth in Section 7.11(a) prior to the Third Amendment Effective Date.

8.	Failure to comply with the financial covenants set forth in Section 7.11(b) prior to the Third Amendment Effective Date.

9.	Failure to comply with the terms of the GE Loan Agreement, except to the extent that the lender thereunder accelerates the outstanding indebtedness thereunder.

SCHEDULE B

INTELLECTUAL PROPERTY

1. Recording of an assignment of U.S. Patent No. D518732 from Diamond Walnut Growers, Inc. to Diamond Foods, Inc.

2. Recording of assignment of U.S. Patent Appl. No. 12384235 (Publ. No. 20100183771) from inventors.

3. Recording of a nunc pro tunc assignment of U.S. Trademark No. 1517330 (TROPICAL TRAIL MIX) from Glico Harmony Foods Corporation to Harmony Foods Corporation (see, e.g., assignment recorded on April 28, 1997 at Reel 1579 Frame 0548).

4. Recording of notices of grants of other items specifically identified for counsel to the Borrower.

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES